UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BMC Software, Inc.

(Name of Registrant as Specified In Its Charter)

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BMC Software, Inc.

2101 CityWest Boulevard

Houston, Texas 77042

(713) 918-8800

June 5, 2012

Dear stockholder:

BMC Software’s Annual Meeting of stockholders will be held on Wednesday, July 25, 2012 at 8:00 a.m., local time, in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261. We look forward to your attendance either in person or by proxy.

If you received your Annual Meeting materials by mail, the annual report, notice of Annual Meeting, proxy statement and WHITE proxy card are enclosed. WHITE proxy cards are being solicited on behalf of our Board of Directors. If you received your Annual Meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet at www.dfking.com/bmc.

Your vote is important regardless of the number of shares that you own. You should know that Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott Associates”) has filed a preliminary proxy statement indicating that it intends to solicit votes in favor of (1) four alternative director nominees for election at the Annual Meeting in opposition to our Board’s recommended nominees and (2) its proposal to repeal provisions or amendments of the Company’s Amended and Restated Bylaws, if any, adopted without stockholder approval after November 10, 2010 and prior to the Annual Meeting (the “Stockholder Proposal”).

Our Board of Directors opposes the election of Elliott Associates’ director nominees and the Stockholder Proposal to be voted upon at the Annual Meeting. Our Board of Directors is deeply committed to the Company, its stockholders and the creation and enhancement of stockholder value. In our Board’s opinion, the election of Elliott Associates’ director nominees and the approval of the Stockholder Proposal are not in the best interests of the Company’s stockholders. For the reasons described in the attached proxy statement, our Board of Directors strongly urges you to join our Board of Directors in voting FOR the director nominees proposed by our Board of Directors and AGAINST the Stockholder Proposal submitted by Elliott Associates by using and submitting the enclosed WHITE proxy card and not to return any green proxy card sent to you by Elliott Associates. If you vote using a green proxy card sent to you by Elliott Associates, you can subsequently revoke it by using and submitting the WHITE proxy card. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the attached proxy statement.

Regardless of whether you plan to attend the Annual Meeting, we hope you will read the attached proxy statement carefully and vote FOR our Board of Directors’ recommended nominees by promptly submitting a proxy by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or the Internet as soon as possible. Instructions regarding telephone and Internet voting are included on the WHITE proxy card or voting instruction form (or, if applicable, your electronic delivery notice). If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-628-8536. Choosing one of these voting options ensures your representation at the Annual Meeting regardless of whether you attend in person.

The Company assures you that our Board of Directors and management will continue to act in the best interest of all of the Company’s stockholders. Thank you for your ongoing support of, and continued interest in, BMC Software, Inc.

Very truly yours,

ROBERT E. BEAUCHAMP
Chairman of the Board, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The attached proxy statement is dated June 5, 2012 and is first being mailed to stockholders on or about June 5, 2012.

BMC SOFTWARE, INC.

2101 CityWest Boulevard

Houston, Texas 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 5, 2012

To the stockholders of

BMC Software, Inc.:

The Annual Meeting of stockholders of BMC Software, Inc., a Delaware corporation, will be held in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261 on July 25, 2012 at 8:00 a.m., local time.

We are holding the Annual Meeting for the following purposes:

1. To elect ten directors to our Board of Directors, each to serve until the next annual stockholders’ meeting and until his or her respective successor has been duly elected and qualified;

2. To approve the BMC Software, Inc. 2013 Employee Stock Purchase Plan, as described in the attached proxy statement;

3. To ratify the appointment by our Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of BMC Software, Inc. for the fiscal year ending March 31, 2013, as described in the attached proxy statement;

4. To approve executive compensation on an advisory basis, as described in the attached proxy statement;

5. To vote on a stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott Associates”) regarding the repeal of provisions or amendments of the Company’s Amended and Restated Bylaws, if any, adopted without stockholder approval after November 10, 2010 and prior to the Annual Meeting, if such proposal is presented at the Annual Meeting (the “Stockholder Proposal”); and

6. To transact any and all other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The above matters are fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Please note that Elliott Associates has filed a preliminary proxy statement indicating that it intends to solicit votes in favor of (1) four alternative director nominees for election at the Annual Meeting in opposition to our Board’s recommended nominees and (2) the Stockholder Proposal. For the reasons described in the attached proxy statement, our Board of Directors strongly urges you to join our Board of Directors in voting FOR the director nominees proposed by our Board of Directors and AGAINST the Stockholder Proposal submitted by Elliott Associates by using and submitting the enclosed WHITE proxy card and not to return any green proxy card sent to you by Elliott Associates.

You may receive additional solicitation materials from Elliott Associates, including proxy statements and green proxy cards. We are not responsible for the accuracy of any information provided by or relating to Elliott Associates or its nominees contained in solicitation materials filed or disseminated by or on behalf of Elliott Associates or any other statements Elliott Associates may make. If you vote using a green proxy card sent to you by Elliott Associates, you can subsequently revoke it by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided or by submitting your proxy by telephone or by Internet by following the instructions on the WHITE proxy card or voting instruction form. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement. All stockholders are cordially invited to attend the Annual Meeting. If you have any questions about the attached proxy or require assistance in voting your shares on the WHITE proxy card or voting instruction form, or need additional copies of the Company’s proxy materials, please contact the firm assisting us in the solicitation of proxies, D.F. King & Co., Inc., toll free at 1-800-628-8536.

Only stockholders of record at the close of business on June 4, 2012 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices, 2101 CityWest Boulevard, Houston, Texas 77042 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call our Investor Relations department at (713) 918-4525 to schedule an appointment.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. Whether or not you plan to attend the Annual Meeting, we hope you will read the attached proxy statement carefully and vote for the Board of Directors’ recommended nominees by promptly submitting a proxy by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided or by submitting your proxy by telephone or the Internet as soon as possible. Instructions regarding telephone and Internet voting are included on the WHITE proxy card or voting instruction form (or, if applicable, your electronic delivery notice). If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-628-8536. If you have Internet access, we encourage you to record your vote on the Internet as it is convenient for you and it saves us significant postage and processing costs. Proxies may be revoked, or the votes reflected in the proxy changed, by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, by completing another proxy by using the telephone or Internet or by attending the Annual Meeting and voting in person. Instructions regarding telephone and Internet voting are included on the WHITE proxy card or voting instruction form (or, if applicable, your electronic delivery notice).

By Order of the Board of Directors,

PATRICK K. TAGTOW
Senior Vice President, General Counsel and Secretary

June 5, 2012

The attached proxy statement and the Annual Report to stockholders will be made available on the Internet at www.dfking.com/bmc on or about June 5, 2012.

The attached proxy statement is dated June 5, 2012 and is first being mailed to stockholders on or about June 5, 2012.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please call 1-800-542-1061, send a request via email to sendmaterial@proxyvote.com or write to Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s). If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. You may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Attending the Annual Meeting

The Annual Meeting will be held at 8:00 a.m., local time, on Wednesday, July 25, 2012, in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261. When you arrive, signs will direct you to the Gateway IV room. Please note that the doors to the meeting room will not be open until 7:30 a.m. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to June 4, 2012, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed below.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. There are three ways to vote by proxy:

•

By Internet—Stockholders who have received the proxy materials by email may submit proxies over the Internet by following the instructions on your WHITE proxy card or voting instruction form. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by going to www.firstcoastresults.com/bmc.html and following the instructions on the WHITE proxy card . If you hold shares in street name through a custodian bank or broker, you may vote your shares over the Internet by going to www.proxyvote.com and following the instructions on the WHITE voting instruction form sent to you by your custodian bank or broker.

•

By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by following the instructions on your WHITE proxy card or by calling 1-800-303-7885 and following the instructions. Stockholders of record who have received a WHITE proxy card by mail must have the control number that appears on their WHITE proxy card available when voting by telephone. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by telephone by calling the number specified on the voting instruction card provided by their custodian bank or broker. Those stockholders should check the voting instruction card for telephone voting availability.

•

By Mail—Stockholders who have received a paper copy of a WHITE proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their WHITE proxy card or voting instruction form, and mailing it in the accompanying postage-paid envelope.

If you have Internet access, we encourage you to record your vote on the Internet as it is convenient for you and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

BMC SOFTWARE, INC.

2101 CityWest Boulevard

Houston, Texas 77042

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 25, 2012

This proxy statement is furnished to the stockholders of BMC Software, Inc. (“BMC Software”) in connection with the solicitation of proxies by the Board of Directors (the “Board”). The proxies are to be voted at the 2012 Annual Meeting of stockholders of BMC Software (the “Annual Meeting”) to be held in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261, at 8:00 a.m., local time, on July 25, 2012, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice. The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all duly executed proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies. This proxy statement, the accompanying WHITE proxy card and the Company’s Annual Report to Stockholders for the year ended March 31, 2012 (the “Annual Report”) have been mailed to stockholders on or about June 5, 2012. In this proxy statement, we sometimes refer to BMC Software as the “Company,” “BMC,” “we” or “us.”

Please note that Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott Associates”) has filed a preliminary proxy statement indicating that it intends to (1) solicit votes in favor of four alternative director nominees for election at the Annual Meeting and (2) present at the Annual Meeting a stockholder proposal regarding the repeal of provisions or amendments of the Company’s Amended and Restated Bylaws, if any, adopted without stockholder approval after November 10, 2010 and prior to the Annual Meeting (the “Stockholder Proposal”).

The Board unanimously recommends that you use the WHITE proxy card or voting instruction form accompanying this proxy statement to vote:

FOR the election of each of the Board’s nominees for director;

FOR the approval of the BMC Software, Inc. 2013 Employee Stock Purchase Plan, as described in this proxy statement;

FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of BMC Software, Inc. for the fiscal year ending March 31, 2013, as described in this proxy statement;

FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, as described in this proxy statement; and

AGAINST the Stockholder Proposal.

As of June 4, 2012, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 159,159,934 shares of the common stock, $.01 par value, of BMC Software (the “Common Stock”). Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A quorum will be present if a majority of the outstanding shares of Common Stock are present in person or represented by proxies.

Our Annual Report containing financial statements for the fiscal year ended March 31, 2012 accompanies this proxy statement. Stockholders are referred to the Annual Report for financial and other information about our business activities. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	How can you attend the Annual Meeting?

You will be admitted to the Annual Meeting if you were a BMC Software stockholder as of the close of business on June 4, 2012, or you have authority to vote under a valid proxy for the Annual Meeting. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to June 4, 2012, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership.

2.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Patrick K. Tagtow, Senior Vice President, General Counsel and Secretary and Christopher C. Chaffin, Vice President, Deputy General Counsel and Assistant Secretary (the “proxyholders”) have been designated as proxies for the Annual Meeting.

3.	What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (the “SEC”) require us to give you when we ask you to sign a proxy card designating the proxyholders as proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures including information about our Board and executive officers.

4.	What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?

The proposals that will be presented at the Annual Meeting and our Board’s voting recommendations are set forth in the table below. We urge you to use the enclosed WHITE proxy card or voting instruction form to vote:

Proposal	Board’s Voting Recommendation
1. Election of ten directors to our Board of Directors, each to serve until the next Annual Meeting and until his or her respective successor has been duly elected and qualified	For the Board’s nominees
2. Approval of the BMC Software, Inc. 2013 Employee Stock Purchase Plan	For
3. Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm	For
4. Approval, on an advisory basis, of the compensation of our Named Executive Officers	For
5. The stockholder proposal submitted by Elliott Associates regarding amendments to the Company’s Amended and Restated Bylaws, if any, adopted without stockholder approval after November 10, 2010 and prior to the Annual Meeting	Against

5.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a) If your shares are registered in your name, you are a stockholder of record with respect to those shares.

(b) If your shares are registered in the name of your broker or custodian bank, your shares are held in street name and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker or bank on how to vote your shares, and you will receive separate instructions from your broker or bank describing how to vote your shares.

6.	What different methods can you use to vote?

(a) Internet: All stockholders of record as of June 4, 2012 can have their shares voted by proxy via the Internet using the procedures and instructions described on the WHITE proxy card. Votes submitted electronically via the Internet must be received by 11:59 p.m. Eastern Time on July 24, 2012.

(b) Telephone: All stockholders of record as of June 4, 2012 can also have their shares voted by proxy via touchtone telephone from the U.S. and Canada by following the instructions on your WHITE proxy card or using the toll-free telephone number on the WHITE proxy card. Votes submitted electronically by telephone must be received by 11:59 p.m. Eastern Time on July 24, 2012.

The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

(c) Mail: Stockholders of record as of June 4, 2012 who have received a paper copy of a WHITE proxy card or voting instruction card by mail can also vote by written proxy card by completing, signing and dating their WHITE proxy card, and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Votes submitted via written proxy must be returned in sufficient time to be counted prior to the closing of the polls at the Annual Meeting.

(d) In Person: All stockholders of record as of June 4, 2012 may vote in person at the Annual Meeting.

If your shares are held in the name of a broker or custodian bank, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephone or Internet voting will depend on the procedures of your broker or custodian bank. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares. Also, please note that if the holder of record of your shares is a broker or bank and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your broker or bank that holds your shares and present that proxy and proof of identification at the Annual Meeting.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a WHITE proxy card to be completed for your shares.

7.	What is the record date and what does it mean?

The record date for the Annual Meeting is June 4, 2012. The record date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:

(a)	receive notice of the Annual Meeting, and

(b)	vote at the Annual Meeting and any adjournments or postponements of the meeting.

8.	How can you revoke a proxy?

A stockholder of record may revoke a proxy, even if the stockholder submitted a green proxy card sent to them by Elliott Associates, prior to the completion of voting at the Annual Meeting by giving written notice to our Secretary, delivering a later-dated proxy in the manner provided on the WHITE proxy card (via the Internet, by telephone or by written proxy card), or voting in person at the Annual Meeting.

Please note, however, that only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those voting instructions. Please contact your custodian for detailed instructions on how to revoke your voting instructions and the applicable deadlines.

9.	How many shares must be present or represented to conduct business at the Annual Meeting?

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by BMC Software itself, are not voted and do not count for this purpose. Abstentions and broker “non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner.

10.	What does it mean if you receive more than one WHITE proxy card on or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each WHITE proxy card or voting instruction form or, if you vote via the Internet or telephone, vote once for each WHITE proxy card or voting instruction form you receive. If Elliott Associates proceeds with its previously announced alternative director nominations, we will likely conduct multiple mailings prior to the Annual Meeting date so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. The latest-dated proxy you submit will be counted, and if you wish to vote as recommended by the Board of Directors, you should only submit WHITE proxy cards.

11.	What should you do with the green proxy cards sent to you by Elliott Associates?

Elliott Associates has filed a preliminary proxy statement indicating that it intends to (1) solicit votes in favor of four alternative director nominees for election at the Annual Meeting and (2) present at the Annual Meeting the Stockholder Proposal. Based upon Elliott Associates’ public filings, the Company believes that Elliott Associates will nominate Carl James Schaper, Thomas E. Hogan, John M. Dillon and Andreas W. Mattes for election as directors (the “Elliott Nominees”) and present the Stockholder Proposal, in each case at the Annual Meeting, or solicit proxies for that purpose. Nominations and the Stockholder Proposal made by Elliott Associates have NOT been endorsed by the Board. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Elliott Associates or any other statements that they may otherwise make.

The Board unanimously recommends that you DO NOT sign or return any green proxy card that may be sent to you by Elliott Associates, even as a protest. Voting against Elliott Associates’ nominees on any green proxy card that Elliott Associates sends you is not the same as voting for the Board’s nominees, because a vote against Elliott Associates’ nominees on its green proxy card will revoke any previous proxy submitted by you. If you have previously submitted a green proxy card sent to you by Elliott Associates, you have every right to change it and we urge you to revoke that proxy by voting in favor of the Board’s nominees by using and submitting the enclosed WHITE proxy card or voting instruction form. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions above under “How can you revoke a proxy?” If you have any questions or need assistance voting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-628-8536.

12.	What are your voting choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of ten director nominees to serve until the 2013 Annual Meeting, stockholders may:

(a)	vote for one or more nominees,

(b)	vote against one or more nominees, or

(c)	abstain from voting on one or more nominees.

Elliott Associates has filed a preliminary proxy statement indicating that it intends to nominate four nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election as defined in the Company’s Amended and Restated Bylaws, and a nominee will be elected if he or she receives a plurality of the votes cast (those ten director nominees receiving the greatest number of votes cast “FOR” shall be elected) at the Annual Meeting. Abstentions and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the ten nominees receiving the most votes.

If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?” and in accordance with the discretion of the proxyholders with respect to any other matters that may be voted upon at the Annual Meeting.

The Board recommends a vote “FOR” each of its nominees on the WHITE proxy card.

13.	What are your voting choices when voting on the BMC Software, Inc. 2013 Employee Stock Purchase Plan and what vote is needed to approve it?

In the vote on the BMC Software, Inc. 2013 Employee Stock Purchase Plan, stockholders may:

(a)	vote for the plan,

(b)	vote against the plan, or

(c)	abstain from voting on the plan.

The proposal to approve our 2013 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval of this proposal and thus will not have a direct effect on the proposal. If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?” and in accordance with the discretion of the proxyholders with respect to any other matters that may be voted upon at the Annual Meeting.

The Board recommends a vote “FOR” the BMC Software, Inc. 2013 Employee Stock Purchase Plan.

14.	What are your voting choices when voting on ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013 and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013, stockholders may:

(a)	vote for ratification,

(b)	vote against ratification, or

(c)	abstain from voting on ratification.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013 requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval of this proposal and thus will not have a direct effect on the proposal. If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?” and in accordance with the discretion of the proxyholders with respect to any other matters that may be voted upon at the Annual Meeting.

The Board recommends a vote “FOR” ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.

15.	What are your voting choices for the advisory vote to approve executive compensation and what vote is needed to approve the proposal?

In the advisory vote to approve executive compensation, stockholders may:

(a)	vote for approval,

(b)	vote against approval, or

(c)	abstain from voting on approval.

The proposal to approve executive compensation on an advisory basis is not binding on the Company and will be considered to have been approved if it receives the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval of this proposal and thus will not have a direct effect on the proposal. If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?” and in accordance with the discretion of the proxyholders with respect to any other matters that may be voted upon at the Annual Meeting.

The Board recommends a vote “FOR” approval of our executive compensation program on an advisory basis, as described in the proxy.

16.	What are your voting choices for the Stockholder Proposal submitted by Elliott Associates?

In the vote on the Stockholder Proposal, stockholders may:

(a)	vote for approval,

(b)	vote against approval, or

(c)	abstain from voting on approval.

Approval of the Stockholder Proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval of this proposal and thus will not have a direct effect on the proposal. If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?” and in accordance with the discretion of the proxyholders with respect to any other matters that may be voted upon at the Annual Meeting.

The Board recommends a vote “AGAINST” the Stockholder Proposal submitted by Elliott Associates.

17.	What if a stockholder does not specify a choice for a matter when returning a proxy?

If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a stockholder of record and you return a signed WHITE proxy card but do not indicate how you wish to vote, the proxyholders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares that cannot be voted by brokers on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting.

18.	Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013 (Proposal Three) is considered “routine” under applicable rules. If Elliott Associates provides proxy materials in opposition to our Board of Directors to your broker to forward to you on its behalf, Proposal Three will be a “non-routine” matter, and therefore there may be broker non-votes on this proposal. On the other hand, in the absence of Elliott Associates providing proxy materials in opposition to our Board of Directors to your broker to forward to you on its behalf, Proposal Three will be a “routine” matter for which your broker does not need your voting instructions in order to vote your shares, therefore broker non-votes would not be expected to exist in connection with Proposal Three.

The election of directors (Proposal One), the proposal to approve our 2013 Employee Stock Purchase Plan (Proposal Two), the advisory vote to approve executive compensation (Proposal Four) and the Stockholder Proposal (Proposal Five) are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

19.	Who will pay for the costs of this proxy solicitation?

The cost of soliciting proxies in the accompanying form will be borne by us. Proxies are being solicited by mail, telephone, fax, email, town hall meetings, press releases, press interviews or the Company’s Investor Relations website. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, at no additional expense to us, solicit proxies in person or by telephone. We have hired D.F. King & Co., Inc. to assist in the solicitation of proxies at a fee estimated not to exceed $700,000, of which approximately $100,000 has been spent to date. In addition, we have agreed to reimburse D.F. King & Co., Inc. for its reasonable out-of-pocket expenses. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

If you have any questions about voting your shares or attending the Annual Meeting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-628-8536.

BACKGROUND OF THE SOLICITATION

Prior to May 10, 2012, the conversations that the Company’s management had with Elliott Associates were routine in nature and scope and consistent with the types of conversations that the Company’s management has with many of the Company’s stockholders and potential investors. At no time during these meetings did Elliott Associates state that it believed the Board should commence a process to sell the Company.

On March 21, 2012, Elliott International Limited and Elliott Associates, L.P. each filed a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to enable each of them to acquire more than $134.6 million of the Company’s Common Stock. On May 3, 2012, Elliott Associates delivered a notice to the Company proposing to nominate a slate of five nominees to stand for election at the Company’s 2012 Annual Meeting. The notice also included a proposal to repeal any provision or amendments of the Company’s bylaws adopted by the Board subsequent to November 10, 2010 and prior to the Company’s 2012 Annual Meeting without the approval of the Company’s stockholders.

In a meeting with the Company on May 10, 2012, a representative from Elliott Associates notified the Company that Elliott Associates had acquired beneficial ownership of more than five percent of the Company’s Common Stock and that Elliott Associates would soon be filing a Schedule 13D with the Securities and Exchange Commission. At this meeting, Elliott Associates also proposed that the Company establish a special committee of the Board to pursue a sale of the Company (the “Elliott Proposal”) and that, in the event the Board did not pursue such a process, Elliott Associates would proceed with a proxy contest to elect their proposed slate of five nominees to stand for election at the Company’s 2012 Annual Meeting.

Following this meeting, on May 12, 2012, the Board held a meeting whereby the Board, following consideration of the Elliott Proposal, determined that the proposal that the Board form a special committee to pursue a sale of the Company was not in the best interests of the stockholders of the Company and that it was not the right time to pursue such a sale. The Board believes that the Company is executing on its strategic plan and is well positioned to capture the growing demand among enterprises for a comprehensive, heterogeneous and seamlessly integrated IT management platform. That belief is supported by the Company’s performance for fiscal 2012, during which time the Company grew non-GAAP operating income by six percent, non-GAAP diluted earnings per share by nine percent, cash flow from operations by five percent and revenues by five percent. On May 14, 2012, the Board announced in a press release that at the Board meeting held May 12, 2012, the Board had adopted a shareholder rights plan that effectively prevents any stockholder from purchasing 10% or more of the Company and that is designed to ensure that all stockholders of the Company receive fair and equal treatment in the event that an unsolicited attempt is made to acquire the Company (the “May 14th Press Release”).

On May 14, 2012, the Company’s Corporate Governance & Nominating Committee (the “Governance Committee”) met to review and consider the Elliott Nominees and, consistent with its established policies and procedures for considering director candidates recommended by stockholders, unanimously determined not to recommend any of the Elliott Nominees.

On the morning of May 15, 2012, Elliott Associates responded to the May 14th Press Release with a letter to the Board confirming Elliott Associates had acquired greater than 5% of the Company’s Common Stock and expressing Elliott Associates’ reasoning for putting forth the Elliott Proposal. Later that same day, the Company responded in a press release stating that although the Company is always open to alternatives that fully reflect the value and prospects of the Company, the Board had determined that forming a special committee and pursuing a sale at this time is not in the best interests of the Company’s stockholders.

The following day, May 16, 2012, Elliott Associates released a letter to the Board reiterating its reasoning for putting forth the Elliott Proposal. The Board responded in a letter from Robert E. Beauchamp, Chairman of the Board and Chief Executive Officer, and Jon Barfield, the Lead Director of the Board, stating that the Board had determined that forming a special committee and pursuing a sale at this time is not in the best interests of the

Company’s stockholders and that the Board is always open to any alternative that fully reflects the value and prospects of the Company. The Board also announced in its letter the Governance Committee’s unanimous determination not to recommend the Elliott Nominees for election to the Board.

On May 18, 2012, Elliott Associates filed a statement on Schedule 13D, announcing it held 5.5% of the Company’s Common Stock. That same day the Company filed its initial preliminary proxy statement.

The following week, on May 21, 2012, Elliott Associates released another letter to the Board responding to the Board’s letter sent on May 16, 2012. The Company responded with a letter later that same day, stating the Company stands by the statements it made in its letter to Elliott Associates sent on May 16, 2012.

On May 25, 2012, Elliott Associates amended its previously filed Schedule 13D to reflect an increase in its ownership of the Company’s Common Stock to 6.5% of the Company’s Common Stock. Later that same day, Elliott Associates filed its initial preliminary proxy statement, indicating that it intends to nominate a slate of four nominees to stand for election at the Company’s 2012 Annual Meeting.

On May 30, 2012, the Company filed a revised preliminary proxy statement. The following day, on May 31, 2012, Elliott Associates released presentation materials, as well as a letter to the Board, to further support its reasoning for putting forth the Elliott Proposal.

On June 1, 2012, the Company filed its second revised preliminary proxy statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

The size of our Board is currently set at ten directors. Each director is elected annually to serve until the next Annual Meeting and until his or her successor is elected and qualified. Each of the nominees listed below was elected by the stockholders at the last Annual Meeting. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. No proxy may be voted for more persons than the number of nominees listed below. Stockholders may not cumulate their votes in the election of directors. If before the election a director nominee becomes unable to serve or for good cause will not serve, your proxy authorizes the people named as proxyholders to vote for a replacement if the Board names a bona fide nominee.

Elliott Associates has filed a preliminary proxy statement indicating that it intends to propose four alternative director nominees for election at the Annual Meeting. We believe that the director nominees proposed by the Board of Directors, with their breadth of relevant and diverse experience, as described in detail below under “Director Information and Qualifications,” are the most qualified candidates up for election at the Annual Meeting since they have the requisite management experience and, given their history of service on the Board of the Company, have a deeper knowledge of the Company’s business than the nominees proposed by Elliott Associates. Furthermore, the Board of Directors considered a statement by a representative of Elliott to the Company that the Elliott Nominees agree with Elliott’s agenda that the Company should pursue a sale of the Company, and, given the Board’s belief that such a process at this time is not in the best interests of all the Company’s stockholders, the Board unanimously decided to not recommend the Elliot Nominees.

The Board unanimously recommends using and submitting the enclosed WHITE proxy card or voting instruction form to vote FOR each of the Board’s ten nominees for director. Elliott Associates has filed a preliminary proxy statement indicating that it intends to nominate four nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election as defined in the Company’s Amended and Restated Bylaws, and the ten nominees receiving the largest pluralities of the votes cast will be elected.

Elliott Associates’ nominees have NOT been endorsed by our Board of Directors. The Board unanimously recommends that you disregard any green proxy card that may be sent to you by Elliott Associates. Voting against Elliott Associates’ nominees on its green proxy card is not the same as voting for our Board’s nominees, because a vote against Elliott Associates’ nominees on its green proxy card will revoke any previous proxy submitted by you. If you have already voted using a green proxy card sent to you by Elliott Associates, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board’s nominees by using and submitting the enclosed WHITE proxy card or voting instruction form. Only the latest validly executed proxy that you submit will be counted. If you have any questions or need assistance voting, please call D.F. King & Co., Inc., toll free at 1-800-628-8536.

We are not responsible for the accuracy of any information provided by or relating to Elliott Associates contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Elliott Associates or any other statements that Elliott Associates may otherwise make.

Required Vote

Only votes cast “FOR” a nominee will be counted in the election of directors. Abstentions and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the ten nominees receiving the most votes.

Because of Elliott Associates’ plans to propose alternative director nominees, there will be more nominees than available positions and directors will be elected on a plurality basis. In other words, the ten candidates receiving the highest number of “for” votes will be elected. Accordingly, signing an Elliott Associates green proxy card in which you vote against any of Elliott Associates’ nominees will revoke any previous vote you may have cast on the WHITE proxy card or voting instruction form, and voting a WHITE proxy card or voting instruction form in which you vote against any of the Board’s recommended nominees will revoke any previous vote you may have cast on the Elliott Associates green proxy card.

As previously mentioned, brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions promptly to your broker on the WHITE proxy card or voting instruction form so that your votes may be counted on this important matter.

Recommendation of the Board

The Board recommends that you vote on the WHITE proxy card or voting instruction form “FOR” the election of each of Robert E. Beauchamp, Jon E. Barfield, Gary L. Bloom, Meldon K. Gafner, Mark J. Hawkins, Stephan A. James, P. Thomas Jenkins, Louis J. Lavigne, Jr., Kathleen A. O’Neil and Tom C. Tinsley to serve as directors of BMC Software until the 2013 Annual Meeting of Stockholders, or until their successors are elected and qualified.

The Board recommends a vote on the WHITE proxy card or voting instruction form “FOR” the election to the Board of each of the following nominees:

Name	Age	Position and Office Held	Director Since
Robert E. Beauchamp	52	Director—Chairman of the Board, President and Chief Executive Officer	2001
Jon E. Barfield	60	Director—Independent, Lead Director	2001
Gary L. Bloom	51	Director—Independent	2007
Meldon K. Gafner	64	Director—Independent	1987
Mark J. Hawkins	53	Director—Independent	2010
Stephan A. James	65	Director—Independent	2010
P. Thomas Jenkins	52	Director—Independent	2004
Louis J. Lavigne, Jr.	64	Director—Independent	2008
Kathleen A. O’Neil	60	Director—Independent	2002
Tom C. Tinsley	59	Director—Independent	1997

Director Information and Qualifications

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, sound judgment and excellent analytical skills. Each of our directors has demonstrated business acumen and a commitment of service to the Company and our Board and complements the attributes and skills of the other directors. Each of the nominees has consented to be named in this proxy statement and to serve on the Board, if elected.

Robert E. Beauchamp. Mr. Beauchamp has served as Chairman of the Board since October 2008 and has served as our President and Chief Executive Officer and a member of the Board since January 2001. He brings to these positions a thorough understanding of our business with experience in key areas, including business strategy, research and development, marketing and sales. Mr. Beauchamp joined us in 1988, dedicating six years to the sales organization and progressing from senior account representative to sales manager. While in sales he gained a solid understanding of the business issues our customers face on a daily basis. He joined our marketing organization in 1994, becoming Vice President, Strategic Marketing & Development in 1996, and subsequently assumed responsibility for our mergers and acquisitions efforts. Prior to his selection as President and Chief Executive Officer, he further developed his knowledge of our Company and the software business as Senior Vice

President of Product Management and Development. Mr. Beauchamp has been active and served on the boards of numerous non-profit, industry and civic organizations during his career and currently serves on the board of National Oilwell Varco, Inc., a public company, and as a member of the Board of Regents for Baylor University.

As the Company’s Chief Executive Officer for the past 11 years and an employee of the Company with increasing levels of responsibility for over 20 years, Mr. Beauchamp brings to the Board extensive knowledge of the software industry and an in-depth understanding of all aspects of the Company, including its customers, operations, competitive landscape and key business drivers.

Jon E. Barfield. Mr. Barfield has served as our Lead Director since January 2010 and has been a director since 2001. Mr. Barfield is the President and Chief Executive Officer of LJ Holdings Investment Company LLC, a private investment company. In March 2012, he retired from The Bartech Group, Inc. where he served since 1981 as President, and from 1995 to March 2012 as Chairman and President, of this talent acquisition and management firm based in Livonia, Michigan, which specializes in managing human capital procurement for regional, national and global corporations, the placement of engineering and information technology professionals and business process consulting services. Mr. Barfield is a director of CMS Energy Corporation, a public company. Within the past five years, Mr. Barfield also served as a director of the following public companies: Dow Jones & Company, Motorola Mobility Holdings, Inc. and National City Corporation.

A graduate of Princeton University and Harvard Law School, Mr. Barfield brings to the Board legal knowledge and experience, having practiced corporate and securities law at Sidley Austin LLP. His qualifications to serve as a director stem primarily through his experiences as a senior leader, and his varied service as a director with considerable experience regarding legal risk oversight and risk management, financial reporting, attracting and retaining key talent and related human resources experience, corporate governance, and mergers and acquisitions. He served for many years as chairman of the audit committee of the Princeton University Board of Trustees, and he is currently a director of Blue Cross Blue Shield of Michigan and Business Leaders for Michigan.

Gary L. Bloom. Mr. Bloom has been a director since 2007. Mr. Bloom is currently the President and Chief Executive Officer of MarkLogic Corporation, a privately held software company, having assumed this role in May 2012. From March 2010 until January 2012, he served as Chief Executive Officer of eMeter, Inc., a privately held software company that was acquired by Siemens Corporation in January 2012. From December 2006 to December 2009, Mr. Bloom was a consultant of Texas Pacific Group, a global private investment firm. Mr. Bloom served as Vice Chairman and President of Symantec Corporation from July 2005 to March 2006. Mr. Bloom joined Symantec through its merger with VERITAS Software Corporation, where he served as President and Chief Executive Officer from November 2000 to January 2002, and Chairman, President and Chief Executive Officer from January 2002 to July 2005. Mr. Bloom joined VERITAS after a 14-year career with Oracle Corporation, rising to the rank of Executive Vice President. During the past five years, Mr. Bloom served on the board of Taleo Corporation until it was acquired by Oracle in April 2012.

Through his more than 20 years of software company experience, including as a former Chief Executive Officer of a publicly traded software company, and service on other public software company boards, Mr. Bloom brings to the Board extensive knowledge of the software industry and specific insights into the operational and strategic issues facing the Company. Mr. Bloom also brings to the Board technology M&A experience both as a CEO and as a board member.

Meldon K. Gafner. Mr. Gafner is a private investor. For the last five years, he has been self-employed as a consultant in the communications technology field. From 1988 to 1997, he served in various leadership roles, including as CEO and Vice Chairman, with ComStream Corporation, a privately held manufacturer of high-speed satellite earth stations for data distribution.

As a result of his professional experiences, Mr. Gafner possesses knowledge and experience in management of companies focusing on technology-driven innovation. Mr. Gafner has also served for more than 20 years on the Board affording institutional continuity and industry knowledge accumulated through various industry and economic cycles and through the Company’s growth during that period.

Mark J. Hawkins. Mr. Hawkins has been a director since May 2010. Mr. Hawkins has served as Executive Vice President and Chief Financial Officer of Autodesk, Inc. since April 2009. Prior to joining Autodesk, Mr. Hawkins served as Chief Financial Officer and Senior Vice President of Finance and Information Technology at Logitech International S.A. from April 2006 to April 2009. He was employed by Dell Inc. in various finance roles from 2000 to 2006, most recently serving as Vice President of Finance for worldwide procurement and logistics. Prior to joining Dell, Mr. Hawkins was employed by Hewlett-Packard Company for 18 years in finance and business-management roles.

As a chief financial officer of a publicly traded software company, Mr. Hawkins brings to the Board global financial management expertise in the technology industry, including experience in the areas of accounting, capital markets and information technology management.

Stephan A. James. Mr. James has been a director since May 2010. Mr. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 to 2006. Mr. James serves as a director of the following public companies: Fidelity National Information Services, Inc. and Navigant Consulting, Inc. Within the past five years, Mr. James also served as a director of the following public companies: CDW Corporation and Metavante Technologies, Inc.

Mr. James brings to the Board valuable and extensive business and strategic experience in the management and operations of a large, complex international technology-based professional services and outsourcing organization. In addition, Mr. James possesses significant public company board experience.

P. Thomas Jenkins. Mr. Jenkins has been a director since 2004. Mr. Jenkins currently serves as Executive Chairman of the Board and Chief Strategy Officer of Open Text Corporation, a publicly traded software company and a leader in providing enterprise content management. Mr. Jenkins was appointed Chief Strategy Officer of Open Text in August 2005. He served as Chief Executive Officer of Open Text from July 1997 to July 2005. From December 1994 to July 1997, Mr. Jenkins held progressive executive positions with Open Text.

Mr. Jenkins brings to the Board a wealth of executive knowledge and extensive business strategy, operational and management experience in the software industry.

Louis J. Lavigne, Jr. Mr. Lavigne has been a director since 2008. Mr. Lavigne is currently a management consultant specializing in the areas of corporate finance, accounting and strategy. Mr. Lavigne retired in March 2005 as Executive Vice President and Chief Financial Officer of Genentech, Inc. He served as Genentech’s Chief Financial Officer from 1988 to 2005. Mr. Lavigne became the Controller in May 1983 and an officer of Genentech in February 1984. Mr. Lavigne serves as a director and as Chairperson of the board of Accuray Incorporated and as a director of Allergan, Inc., both public companies. Mr. Lavigne previously served on our Board from October 2004 to February 2007. Within the past five years, Mr. Lavigne also served as a director of Kyphon, Inc., a public company. Mr. Lavigne also serves as a trustee of the California Institute of Technology (“CalTech”), Babson College and Children’s Hospital Oakland.

As a former chief financial officer of a large, complex publicly traded company and a current and former member of numerous public company boards, Mr. Lavigne brings to the Board financial expertise and extensive experience in business operations, strategy, accounting and public company governance.

Kathleen A. O’Neil. Ms. O’Neil has been a director since 2002. She is the President and Chief Executive Officer of Liberty Street Advisors, LLC, a company that she founded in 2001. Liberty Street Advisors, LLC advises public and private companies on corporate governance, risk management, strategy development, infrastructure needs, leadership alignment and execution of change initiatives. Prior to her work at Liberty Street Advisors, Ms. O’Neil was employed at IBM as General Manager of the company’s Global Financial Markets Infrastructure Group from January 2001 to September 2001. Prior to joining IBM, Ms. O’Neil served for 24 years at the Federal Reserve Bank of New York in a series of executive roles including Chief Operations Officer, Chief Financial Officer, Chief Administrative Officer and Chief Risk Officer. Ms. O’Neil is a member of the board of directors of Guidance Software, Inc., a public company. Ms. O’Neil also serves on the board of trustees of the Motley Fool Funds Trust and is a member of the board of directors of MetLife Bank, N.A., a subsidiary of MetLife, Inc.

As a result of Ms. O’Neil’s professional experiences, she provides the Board with financial expertise, experience in risk management, executive managerial experience and extensive knowledge of corporate governance.

Tom C. Tinsley. Mr. Tinsley has been a director since 1997. He is an Advisory Director with General Atlantic Partners, a private equity investment firm. He previously served as a Partner of General Atlantic Partners from 2001 to December 2010 and as a Special Advisor to General Atlantic Partners from 1999 to 2001. Mr. Tinsley joined Baan Company N.V., in November 1995 as President and Chief Operating Officer and served in that position until June 1999. Prior to joining Baan, he was a Director at McKinsey & Company, Inc., where he was employed for eighteen years. Mr. Tinsley serves on the board of Net 1 UEPS Technologies, Inc., a public company, and Intermedia, a privately held company. During the past five years, Mr. Tinsley served on the board of directors of Critical Path, Inc., which was publicly traded until April 2008.

Mr. Tinsley brings to the Board managerial experience in the software industry and, by virtue of his fourteen years of service on the Board, extensive knowledge of the Company. The Board also values and benefits from Mr. Tinsley’s experience in evaluating, investing in and acquiring technology companies.

Independence of Directors

As required by the NASDAQ Stock Market (the “NASDAQ”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Corporate Governance Guidelines impose additional independence criteria and state that membership on our Board will be predominantly non-employee directors who, at a minimum, meet the criteria for independence required by the NASDAQ. Based on a review of their professional and personal affiliations, the Board has determined that each of the directors, except for Mr. Beauchamp who is our President and Chief Executive Officer, are independent directors, as defined in the applicable rules for NASDAQ-listed companies and the additional standards set forth in our Corporate Governance Guidelines. In determining Mr. Jenkins’ independence, the Board considered Mr. Jenkins’ position as Chief Strategy Officer for Open Text Corporation, a company with which we have a business relationship. As a result of acquisitions of companies made by each of us and Open Text, we have both inherited a pre-existing business relationship which has resulted in BMC Software licensing software from Open Text for use in certain of our products and paying royalties to Open Text totaling approximately $700,000 in fiscal 2012. This business relationship was established in the ordinary course of business on an arms-length basis without the involvement of Mr. Jenkins and is not material to either Open Text or us. Mr. Jenkins does not have a direct or indirect interest in such business relationship.

Corporate Governance Principles and Board Matters

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the Board and vote on extraordinary matters. The Board is the Company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer, and management runs the Company’s day-to-day operations. The nominees for election include nine independent directors, as defined by the rules of the NASDAQ, and our President and Chief Executive Officer. The Board’s principal responsibility is to promote the best interests of our stockholders by providing guidance and oversight for the management of our business and affairs.

The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for overseeing these Guidelines and making recommendations to the Board concerning corporate governance matters. The Guidelines can be viewed on our website at http://investors.bmc.com. Among other matters, the Guidelines include the following:

•	Membership on our Board will be predominantly non-employee directors who, at a minimum, meet the criteria for independence required by the NASDAQ.

•	The Board has adopted additional independence criteria set forth in the Guidelines.

•	Each regularly scheduled Board meeting will include an executive session of the independent directors; the Lead Director presides during such executive sessions.

•	The Board conducts an annual evaluation of itself, its committees and each individual director.

•

When the Chairman is not independent, the Board will appoint an independent director to serve as Lead Director. The Chairman and the Lead Director are reviewed annually as part of the Board’s evaluation process and are subject to removal or rotation at the discretion of the Board.

•	The Board expects our directors and officers to exhibit the highest standards of ethical behavior and to set an ethical tone for the Company.

•	To effectively discharge their oversight duties, the Board has direct access to management.

•	All members of the Board stand for election on an annual basis.

The Board’s Corporate Governance Guidelines contain a guideline that generally, a director will not be nominated to stand for election at an Annual Meeting if he or she would be age 70 or older at the time of the election, provided that such director has had the opportunity to serve at least five years as a director.

Board Leadership Structure and Lead Director

Mr. Beauchamp serves as both our Chairman of the Board and our Chief Executive Officer. The Board has no policy mandating the combination or separation of the roles of Chairman and Chief Executive Officer and believes the matter of Board leadership structure should be discussed and considered from time to time. At this time, the Board believes that Mr. Beauchamp is the director best situated to serve as Chairman of the Board. He is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the Board’s discussion of strategy and business operations. The Board believes that Mr. Beauchamp’s service in the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and the executive management team and allows for greater focus on executing the Company’s strategic initiatives and business plans.

The Board is committed to ensuring strong independent oversight of management and leadership of the Board. Accordingly, our Corporate Governance Guidelines provide that when the Chairman is not independent, the Board will appoint an independent director to serve as Lead Director. Mr. Barfield has served as Lead Director since January 2010. The Board believes this role of Lead Director adequately addresses the need for leadership and organizational structure for the independent directors.

The Corporate Governance Guidelines provide that the Chairman shall consult with the Lead Director, committee chairs and other directors when preparing the agendas for Board meetings. The Chairman and the Lead Director share the following duties and responsibilities:

•

monitoring the quality, quantity and timeliness of the flow of information between management and the Board; although management is responsible for the preparation of most materials for the Board, the Chairman or Lead Director may request specific or additional material;

•	interviewing, along with the members of the Governance Committee and other independent directors to the extent practical, all Board candidate finalists; and

•	consulting with the Governance Committee with respect to the membership of the various Board committees and the selection of the committee chairs.

The Lead Director has the following duties and responsibilities:

•	developing the agenda for, and moderating executive sessions of, the Board’s independent directors;

•	acting as principal liaison between the independent directors and the Chairman and/or Chief Executive Officer on matters discussed in executive sessions;

•	the Lead Director may call meetings of the full Board or just the independent directors of the Board, in addition to the executive sessions held during regularly scheduled Board meetings;

•	presiding at any meeting of the Board or stockholders at which the Chairman is not present;

•

advising and consulting with the Chairman and the chair of each Board committee as to the appropriate information, agendas and schedules of Board and Board committee meetings (the Lead Director is encouraged to attend those Board committee meetings at which critical issues are to be decided);

•	approving, in consultation with other independent directors, the retention and compensation of consultants who report directly to the Board;

•

in conjunction with one of the Board committee chairs, reviewing with the Chief Executive Officer the Chief Executive Officer’s performance evaluation, including a review of the Chief Executive Officer’s performance as Chairman, conducted by the independent directors; and

•	with the assistance of the Governance Committee, reviewing each individual director’s performance annually, and discussing the details of each director’s review with him or her.

Board Oversight of Risk Management

The Board of Directors, as a whole and through the various committees of the Board, oversees the Company’s risk management processes, including operational, financial, legal and regulatory, strategic and reputational risks. Enterprise risk management is an integral part of the Company’s risk management and strategic planning processes. The Audit Committee plays a leading role in assisting the Board in its oversight of risk management. In addition, the oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.

The Company has a Vice President of Enterprise Risk Management (the “VP-ERM”). This position is devoted to assisting management in the identification and assessment of risks and the development of risk management strategies. The VP-ERM reports to our Chief Financial Officer, and together they provide the Audit Committee and the full Board with periodic reports regarding major risks identified and the steps taken to monitor and control those risks.

Board committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of any significant risks and management’s response via periodic committee reports to the full Board. In particular, the Audit Committee focuses on financial risk, including internal controls, and legal and regulatory compliance risks; the Compensation Committee considers risks relating to the Company’s compensation programs and policies; and the Mergers and Acquisitions Committee reviews risks relating to potential acquisitions, investments and divestitures.

Board Meetings and Committee Composition

The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Our quarterly in-person Board meeting agendas include executive sessions for the non-employee directors (all of whom are independent directors) to meet without management present. The Lead Director, who is an independent director, presides over these executive sessions. In fiscal 2012, the Board met in person five times and held four telephonic Board meetings. The independent directors met in executive session at the conclusion of each of the in-person meetings. Each Board member attended at least 75% of the total number of meetings of the Board and the committees on which he or she serves. Each director is encouraged to be present at our Annual Meetings of stockholders. At the 2011 Annual Meeting, all of the directors were in attendance.

The Board currently has, and appoints the members of, standing Audit, Compensation, Corporate Governance & Nominating and Mergers and Acquisitions Committees. Each committee has a written charter approved by the Board. These charters are available on our website at http://investors.bmc.com. We will also furnish copies of any charter upon request. Requests for copies should be directed to Corporate Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042. Each of the committee charters requires that its membership be comprised solely of independent directors.

The current members of the committees are identified in the following table.

Director	Audit	Compensation	Corporate Governance & Nominating	Mergers and Acquisitions
Jon E. Barfield	X		X
Gary L. Bloom	X	Chair
Meldon K. Gafner		X		X
Mark J. Hawkins	X		X
Stephan A. James		X		X
P. Thomas Jenkins		X		Chair
Louis J. Lavigne, Jr	Chair			X
Kathleen A. O’Neil	X		Chair
Tom C. Tinsley		X		X

As a non-independent director, Mr. Beauchamp does not serve on any of the Board committees.

Audit Committee. The Audit Committee has been established to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, financial reporting process and systems of internal controls regarding finance and accounting, (ii) our legal and regulatory compliance, (iii) the quality and integrity of our risk management processes, (iv) the qualifications, engagement, compensation and independence of the independent registered public accounting firm, their conduct of the annual audit of our financial statements and their engagement to provide any other services, (v) the performance of our internal audit function and independent registered public accounting firm, and (vi) our capital structure and financing activities. The Audit Committee has the sole authority to retain, compensate, direct, oversee and terminate our independent registered public accounting firm. The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://investors.bmc.com. The Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” as defined by the regulations of the SEC, and each of the members meets the independence criteria for audit committee members as defined by the NASDAQ and the SEC. No member of the Audit Committee serves on more than three public company audit committees. In fiscal 2012, the Audit Committee held eight meetings. The report of the Audit Committee begins on page 74.

Compensation Committee. The Compensation Committee’s primary function is to support the Board in fulfilling its oversight responsibilities relating to senior management performance, compensation and succession. In this regard, the Board and Compensation Committee align total compensation for the Chief Executive Officer and other senior executives with the long-term interests of stockholders. The Compensation Committee’s duties include: making recommendations to the Board with respect to all compensation plans covering executive officers, administering our equity plans, reviewing our employee benefits and reviewing our Compensation Discussion and Analysis disclosure. The Compensation Committee operates pursuant to a charter, which can be viewed on our website at http://investors.bmc.com. In fiscal 2012, the Compensation Committee held seven meetings. The “Compensation Discussion and Analysis” section, which begins on page 44, contains information on the roles of the Compensation Committee, the Board, executive officers and outside consultants in determining or recommending executive compensation.

Corporate Governance & Nominating Committee. The Governance Committee assists the Board in fulfilling its responsibility to our stockholders, potential stockholders and investment community by (i) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders, (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and (iii) otherwise providing leadership on corporate governance issues to ensure that the corporate governance system of the Company performs well. The duties of the Governance Committee include annually reviewing and reassessing the adequacy of our Corporate Governance Guidelines, managing the Board’s annual evaluation process, monitoring director independence and overseeing outside director compensation. In addition, the Governance Committee assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board; identifies, screens and recommends qualified director candidates; and periodically reassesses the adequacy of the Board’s size. Although the Governance Committee does not have a formal policy with respect to diversity, it seeks to have a Board of Directors that represents a diversity of backgrounds, skills and experience. The Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. The Governance Committee operates pursuant to a charter, which can be viewed on our website at http://investors.bmc.com. The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee utilizes third-party search consultants to identify director candidates. The Governance Committee will consider all stockholder recommendations for candidates for the Board; any such recommendations should be sent to the Governance Committee, c/o Corporate Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042, and should include the recommended candidate’s name, biographical data and qualifications. The Governance Committee’s minimum qualifications and specific qualities, knowledge and skills required for directors are set forth in Section 12 of our Corporate Governance Guidelines, which can be viewed on our website at http://investors.bmc.com. The Governance Committee evaluates all potential candidates in the same manner regardless of the source of the recommendation. The Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities, knowledge and skills for directors and whether requesting additional information or an interview is appropriate. In fiscal 2012, the Governance Committee held four meetings.

Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee (the “M&A Committee”) is appointed by the Board to review and assess, and assist management and the Board in reviewing and assessing, potential acquisitions, strategic investments and divestitures. The duties of the M&A Committee include providing guidance to management and the Board with respect to our acquisition, investment and divestiture strategies, assisting management and the Board with identifying acquisition, investment and divestiture opportunities, and overseeing management’s and the Board’s due diligence process with respect to proposed acquisitions, investments and divestitures. The M&A Committee operates pursuant to a charter, which can be viewed on our website at http://investors.bmc.com. In fiscal 2012, the M&A Committee held six meetings.

Communications from Stockholders to the Board

The Board is receptive to direct communication with stockholders and recommends that stockholders and other interested parties initiate any communications with the Board in writing and send them in care of the Secretary. Stockholders can send communications by email to directors@bmc.com, by fax to (713) 918-1110 or by mail to Corporate Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Communications to the Board must include the number of shares owned by the stockholder as well as the stockholder’s name, address, telephone number and email address, if any. The Board has instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, pursuant to Board policy, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response. A more detailed disclosure regarding our Board communication process is available on our website at http://investors.bmc.com.

Related Person Transactions and Procedures

The Governance Committee is responsible for the review, approval or ratification of “related person transactions” between us or our subsidiaries and related persons. Under SEC rules, a “related person” is a director, executive officer, nominee for director or 5% stockholder of the Company and their immediate family members since the beginning of the last fiscal year. We have adopted written policies and procedures that apply to any transaction or series of transactions in which we or a subsidiary are a participant and a related person has a direct or indirect interest. The Governance Committee will determine, in its discretion, whether to approve or disapprove of a related person transaction. In determining whether to approve or ratify a related person transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Governance Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect interest in the following categories of transactions:

•	compensation to executive officers determined by the Compensation Committee and independent members of the Board;

•	compensation to directors determined by the Board; and

•	transactions in which all security holders receive proportional benefits.

In fiscal 2012, there were no related person transactions requiring disclosure.

Professional Conduct Policy and Code of Ethics

The Board has adopted a Professional Conduct Policy and Code of Ethics (the “Code”) for the Company. The Board requires all directors, officers and employees to adhere to the Code in addressing the legal, regulatory and ethical issues encountered in conducting their work. This includes our principal executive officer and principal financial and accounting officers. A copy of the Code can be viewed on the corporate commitment section of our website at www.bmc.com and is available in print upon request to Corporate Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042. Among other matters, the Code is reasonably designed to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

We maintain procedures for administering and reviewing potential issues under the Code, including procedures that allow employees to raise issues or report potential or actual violations anonymously. We also conduct periodic awareness training on various ethics and compliance-related topics.

Compensation of Directors

It is the general policy of the Board that compensation for directors who are not our employees (“non-employee directors”) should be a mix of cash and equity-based compensation. Any employee director, such as our Chief Executive Officer, is not paid for Board service in addition to his or her regular employee compensation. Non-employee directors may not receive consulting, advisory or other compensatory fees from us in addition to their Board compensation. Non-employee director compensation levels are periodically reviewed by the Governance Committee and resulting recommendations are presented to the full Board for approval. When reviewing non-employee director compensation, the Governance Committee reviews our director compensation practices and compares them against the practices of a selected peer group of technology companies as well as against the practices of public company boards generally. In addition, from time to time, the Governance Committee may utilize the assistance and advice of outside compensation consultants. The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving the Company but should not be so great as to compromise independence.

BMC compensates its non-employee directors for their commitment and service utilizing both cash and equity, with the following philosophy:

•	Annual cash retainer: to compensate directors for their commitment to serve on behalf of BMC.

•

Board meeting fees: to compensate directors for the time commitment involved in participating in Board meetings in person. Meetings generally occur over at least two days, including travel. Directors are also reimbursed for all travel and related expenses incurred in connection with their Board service.

•

Committee retainers: to compensate for the specific work performed by each committee. Committee fees are differentiated to acknowledge market differences as well as the magnitude of the work each committee provides. Service on the Audit Committee is the most demanding and is therefore compensated with the highest committee retainer. Committee chairs also receive a higher retainer in acknowledgement of the additional work required.

•	Equity awards: to compensate directors on a long-term basis and provide alignment with stockholder interests.

For fiscal 2012, our annual cash retainer for non-employee directors was $50,000, which was paid in quarterly installments. The director serving as independent Lead Director received an additional annual cash retainer of $30,000, which was also paid in quarterly installments. Upon the recommendation of the Governance Committee which reviewed relevant factors and consulted with Compensia, Inc. (“Compensia”), the Board’s independent compensation consultant, the Board recently increased the annual additional cash retainer for the Lead Director to $50,000 effective for fiscal 2013. Each non-employee director also received a $3,000 meeting fee for each in-person Board meeting attended during fiscal 2012, and there were five in-person Board meetings held in fiscal 2012.

Non-employee directors serving on Board committees received additional annual cash retainers for their service on committees in fiscal 2012 as set forth in the following chart:

Committee	Chair Retainer ($)	Member Retainer ($)
Audit	45,000	16,000
Compensation	30,000	11,000
Corporate Governance & Nominating	20,000	7,000
Mergers and Acquisitions	20,000	7,000

Each non-employee director is eligible to participate in our non-qualified deferred compensation plan which is described in “Compensation Discussion and Analysis—Compensation Elements—Deferred Compensation Plan.”

Each non-employee director also receives an annual equity retainer in the amount of $288,000 delivered in the form of restricted stock units (“RSUs”) granted on the date of our Annual Meeting. On the date of such grant, each director receives a number of RSUs determined by dividing $288,000 by the average of the high and low trading prices for our Common Stock on the immediately preceding trading date and eliminating any fractional share. The RSUs will become fully vested after one year of continuous service on the Board from the grant date (which is typically the date of our Annual Meeting), provided that in the event the next year’s Annual Meeting of stockholders is held prior to the one-year anniversary of the grant date and a director who has served continuously since the grant date to the date of such meeting is not re-elected, such director’s RSUs will become fully vested on the date of such meeting.

A new director joining the Board between Annual Meetings will receive pro rata cash retainers and equity compensation based on the point during the year in which such director joins the Board.

The Corporate Governance Guidelines require that each non-employee director own 7,500 shares of our Common Stock by the later of: (i) April 27, 2014 or (ii) the director’s fifth anniversary of joining the Board. For information on the number of shares of Common Stock owned by the members of the Board as of June 1, 2012 see “Security Ownership of Management” on page 42.

Fiscal 2012 Director Compensation Table

The following table sets forth the compensation details for each person who served as a non-employee director during fiscal 2012:

Name	Fees Earned or Paid in Cash ($)	Stock (RSU) Awards ($)(3)	Total ($)
Jon E. Barfield (1)	118,000	285,899	403,899
Gary L. Bloom	108,000	285,899	393,899
Meldon K. Gafner	83,000	285,899	368,899
Mark J. Hawkins	88,000	285,899	373,899
Stephan A. James (2)	83,000	285,899	368,899
P. Thomas Jenkins.	93,000	285,899	378,899
Louis J. Lavigne, Jr	117,000	285,899	402,899
Kathleen A. O’Neil (2)	101,000	285,899	386,899
Tom C. Tinsley	83,000	285,899	368,899

(1)	Mr. Barfield served as independent Lead Director during fiscal 2012.
(2)	Mr. James deferred 50% of his fees and Ms. O’Neil deferred 25% of her fees through the end of the third quarter of fiscal 2012 pursuant to our non-qualified deferred compensation plan which is described in “Compensation Discussion and Analysis—Compensation Elements—Deferred Compensation Plan.”
(3)	Represents grant date fair value as determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for RSU awards granted by the Company in fiscal 2012, calculated by multiplying the fair market value of a share of Common Stock on the date of grant (the average of the high and low trading prices on such date) by the number of RSUs granted.

The following table sets forth the number of stock options (all of which are vested) and unvested RSUs held by each non-employee director as of March 31, 2012:

Name	Total Outstanding Stock Options (#)	Total Outstanding RSUs (#)
Jon E. Barfield	30,000	5,454
Gary L. Bloom	57,500	5,454
Meldon K. Gafner	150,000	5,454
Mark J. Hawkins	—	5,454
Stephan A. James	—	5,454
P. Thomas Jenkins	90,000	5,454
Louis J. Lavigne, Jr.	47,500	5,454
Kathleen A. O’Neil	175,000	5,454
Tom C. Tinsley	100,000	5,454

Total	650,000	49,086

PROPOSAL TWO: APPROVAL OF THE BMC SOFTWARE, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN

In April 2012, the Compensation Committee recommended to the Board and the Board approved the BMC Software, Inc. 2013 Employee Stock Purchase Plan (the “2013 ESPP”), including a new maximum number of shares of our Common Stock that may be issued under the 2013 ESPP, subject to approval by our stockholders. We first adopted a similar employee stock purchase plan in 1996. Our Board believes that the 2013 ESPP is an integral part of our Total Rewards Program, which covers compensation and benefits for nearly all levels of employees (except officers of the Company), and that the 2013 ESPP is particularly important for our non-executive employees. In the event that stockholders do not approve the 2013 ESPP, the BMC Software, Inc. 2006 Employee Stock Purchase Plan (the “2006 ESPP”) will remain in effect until all of the shares subject to the 2006 ESPP have been sold.

General 2013 ESPP Information

The 2013 ESPP will go into effect on January 1, 2013 and will replace the 2006 ESPP. The 2013 ESPP will have 6,000,000 shares available for issuance (subject to adjustment in the event of stock dividends, stock splits and certain other events) and provides that options to purchase shares of Common Stock may continue to be granted under the 2013 ESPP until termination of the 2013 ESPP, which termination will automatically occur once all shares of Common Stock available for issuance under the 2013 ESPP have been sold pursuant to options granted thereunder, if not sooner terminated at the discretion of the Board. The 2006 ESPP was originally adopted by our Board in May 2006 and approved by our stockholders in August 2006 due to the termination of our previous employee stock purchase plan in June 2006. The 2006 ESPP had a total maximum number of shares available for issuance of 3,000,000. We have not requested additional shares for the 2006 ESPP. As of June 1, 2012, the 2006 ESPP had 934,281 shares available for issuance. The 2013 ESPP is an omnibus plan, which has a qualified Internal Revenue Code (the “IRC”) Section 423 component and an international sub-plan component. Material features of the 2013 ESPP are described in further detail below.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present at the Annual Meeting is required for approval of the 2013 ESPP, which approval is a condition to the effectiveness of the 2013 ESPP. Accordingly, under Delaware law, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, abstentions have the same legal effect as a vote against this proposal. The proxyholders intend to vote FOR the approval of the 2013 ESPP, unless otherwise instructed.

Our Board recommends a vote on the WHITE proxy card or voting instruction form “FOR” the approval of the BMC Software, Inc. 2013 Employee Stock Purchase Plan.

Summary of the 2013 ESPP

The following paragraphs provide a summary of the principal features of the 2013 ESPP. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2013 ESPP, a copy of which has been filed with the SEC with this proxy statement and is attached hereto as Appendix A.

General. The 2013 ESPP advances the interests of BMC Software, Inc. and our stockholders by providing an investment benefit for our employees as part of our overall rewards program that is necessary in today’s competitive labor market to attract, reward and retain highly qualified employees. The 2013 ESPP allows us to achieve this purpose by providing our employees the ability to make a direct investment in our Company. Our 2013 ESPP generally allows employees to purchase shares of our Common Stock at 85% of the lesser of the fair market value at the start of the option period and the date of the purchase.

Eligibility. Our Employee Benefits Committee, which is the committee established by the Board to administer the 2013 ESPP, has the authority to designate the countries in which the Company or its subsidiaries have operations that are selected to participate in the 2013 ESPP. Any present or future parent or subsidiary corporation of the Company (within the meaning of the IRC provisions applicable to employee stock purchase plans) that is eligible by law to participate in the 2013 ESPP, and whose offices are located in countries so designated, will be considered participating companies in the 2013 ESPP.

Employees of designated participant countries are eligible to participate in the 2013 ESPP, as long as the employee (i) is a regular employee of BMC and enrolls prior to the beginning of an option period during the enrollment period and (ii) is customarily employed for at least 20 hours per week and more than five months each year unless otherwise required by local law.

No employee may be granted a right to purchase shares under the 2013 ESPP if, immediately after such grant, the employee would own or hold options to purchase our Common Stock in an amount equal to 5% or more of the total combined voting power or value of all classes of our stock. Further, an employee who, as of the beginning of the option period, has been designated as an officer of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended) is not eligible to participate in the 2013 ESPP. As of June 1, 2012, approximately 6,300 employees were eligible to participate in the 2013 ESPP.

Shares Subject to the 2013 ESPP. The maximum aggregate number of shares of our Common Stock that may be issued under the 2013 ESPP is 6,000,000.

Purchase of Shares. The 2013 ESPP permits eligible employees to purchase shares of our Common Stock through payroll withholding. Currently, each option period commencing under the 2013 ESPP is six months in duration. In no event may an option period exceed 27 months. Option periods generally begin on January 1 and July 1 and generally end on June 30 and December 31 of each year, respectively. At the end of each option period, shares are issued based on payroll deductions accumulated during that period, not to exceed 10% of a participating employee’s compensation during the option period.

The purchase price per share at which the shares of Common Stock are issued under the 2013 ESPP generally will be equal to 85% of the lesser of the fair market value of our Common Stock on (i) the first day of the option period or (ii) the purchase date. No participant may purchase shares through the 2013 ESPP having a fair market value exceeding $25,000 in any calendar year or such other limit as may be imposed by IRC Section 423.

Participation and Withdrawal from the 2013 ESPP. Enrolled employees will automatically participate in the next option period, provided the employee has not withdrawn from the 2013 ESPP, continues to meet the eligibility requirements and has not terminated employment with us. A participant may withdraw from an offering at any time prior to the beginning of the last payroll period in an option period without affecting his/her eligibility to participate in future offerings. Increases or decreases (excluding withdrawals) to payroll deductions may only be made as to future option periods during the enrollment period for that future option period.

Termination of Employment. Purchase rights granted pursuant to any offering under the 2013 ESPP terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer and Sales. Purchase rights granted under the 2013 ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization. In the event that there is any change to our outstanding Common Stock (stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in our capital structure, or in the event of any merger, sale of assets or other reorganization to which BMC Software, Inc. is a party), appropriate adjustments will be made to the class and number of shares of Common Stock subject to the 2013 ESPP and each outstanding purchase option.

Effect of Certain Corporate Transactions. In the event of certain significant corporate transactions, any surviving or acquiring corporation (or its parent company) may assume or substitute similar option rights for those outstanding under the 2013 ESPP. If the surviving or acquiring corporation (or its parent company) does not assume such rights or substitute similar rights, then the next purchase date in the then-current purchase period will be accelerated to a date before the consummation of the transaction specified by the Board, the participants’ accumulated payroll deductions will be applied to the purchase of shares of our Common Stock on such date and such option rights will terminate immediately thereafter.

A significant corporate transaction will generally be deemed to occur in the event of a proposed sale of all or substantially all of the assets, property or stock of the Company, a reorganization, merger or consolidation of the Company with or into one or more corporations or a liquidation or dissolution of the Company.

Termination or Amendment. The Board or the Employee Benefits Committee may at any time amend or terminate the 2013 ESPP, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2013 ESPP and for certain other amendments. No amendment to the 2013 ESPP may adversely affect the option rights previously granted to a participant under the 2013 ESPP, except as required by law or regulation.

Summary of Federal Income Tax Consequences

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2013 ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Shares under the 2013 ESPP are purchased using after-tax employee contributions. A participant recognizes no taxable income either as a result of commencing participation in the 2013 ESPP or purchasing shares of our Common Stock under the terms of the 2013 ESPP.

If a participant does not hold shares purchased under the 2013 ESPP for more than two years from the first day of the applicable option period and more than one year from the date of purchase (which is the last business day of an option period), and disposes of such shares (a “disqualifying disposition”), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than one year; otherwise it will be short-term.

If the participant disposes of shares purchased under the 2013 ESPP more than two years from the first day of the applicable option period and more than one year from the date of purchase, the participant will recognize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the applicable option period. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

BMC Software is generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction may be taken by us.

New Plan Benefits

Participation in the 2013 ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the 2013 ESPP, provided that directors and executive officers are not eligible to participate in the 2013 ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2013 ESPP. However, the table below sets forth certain information regarding the number of shares purchased during fiscal 2012 pursuant to the 2006 ESPP by each of (i) the Named Executive Officers identified in the “Executive Compensation—Summary Compensation Table” contained in this proxy statement, (ii) all current executive officers as a group, (iii) our current non-executive directors as a group and (iv) all employees, other than executive officers, as a group.

Purchases Under the 2006 ESPP During Fiscal 2012

Name	No. of Shares Purchased (#)(1)
Robert E. Beauchamp, President and CEO	—
Stephen B. Solcher, SVP and CFO	—
Kia Behnia, SVP and CTO	528
Kenneth W. Berryman, SVP, Strategy and Corporate Development	—
William D. Miller, SVP, President—Mainframe Service Management	—
Executive Officer Group	1,033
Non-Executive Director Group	—
Non-Executive Officer Employee Group	405,193

(1)	Executive officers as of the first day of an option period and directors of the Company are not eligible to participate in the 2006 ESPP. Messrs. Behnia and Tagtow were enrolled in the 2006 ESPP at the beginning of an option period prior to becoming executive officers of the Company. After being appointed as executive officers of the Company, they each became ineligible to participate in subsequent option periods.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal 2013. Ernst & Young has been retained as our independent registered public accounting firm continuously since fiscal 2002. The Audit Committee oversees the compensation of our engagement of Ernst & Young and approves all audit and non-audit fees paid by us to Ernst & Young. In order to assure continuing auditor independence, the Audit Committee periodically considers and reviews whether it is appropriate to adopt a policy of rotating the independent auditing firm. In addition, the Audit Committee ensures the regular rotation of the audit partners as required by law and interviews candidates for lead audit partner as part of such rotation process. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

As a matter of good corporate governance, the Audit Committee and Board have determined to submit Ernst & Young’s selection to stockholders for ratification. In the event that this selection is not ratified by a majority of the shares of Common Stock present at the Annual Meeting, the Audit Committee will reconsider their appointment.

The charter of the Audit Committee provides that the committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed by the independent registered public accounting firm, subject to the requirements of applicable law and the rules and regulations of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”). In accordance with its charter, the Audit Committee may delegate the authority to grant such pre-approvals to the committee chair, which approvals would then be reviewed by the full committee at its next regular meeting. Typically, however, the Audit Committee itself reviews the matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing a budget for audit services, audit-related services, tax services and other services. The budget includes a description of, and a budgeted amount for, particular categories of audit and non-audit services that are anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budgeted amount for a particular category of audit or non-audit services or to engage the independent registered public accounting firm for any services not included in the initial pre-approval. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. In its review and pre-approval of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on Ernst & Young’s independence.

To avoid potential conflicts of interest and to maintain auditor independence, SEC and PCAOB rules and regulations prohibit a publicly traded company from obtaining certain non-audit services from its independent registered public accountants. The Audit Committee does not pre-approve, and we do not obtain, any of those prohibited services from Ernst & Young. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accountants.

Representatives of Ernst & Young are expected to attend the Annual Meeting and be available to respond to questions and, if they desire, to make a statement.

Fees Paid to Ernst & Young

The following table shows the fees paid for audit, audit-related, tax and other services provided by Ernst & Young for fiscal 2012 and 2011, all of which were approved by the Audit Committee:

	2012	2011
	($ in thousands)
Audit Fees	4,500	4,100
Audit-Related Fees	—	—
Tax Fees	500	300
All Other Fees	—	—

Total	5,000	4,400

Audit Fees. Fees for audit services include fees associated with the annual audit and quarterly reviews of our consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting, statutory audits required internationally, consents related to documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research necessary to comply with generally accepted auditing standards.

Audit-Related Fees. Audit-related fees refer to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported as audit fees.

Tax Fees. Fees for tax services include tax compliance and tax advice including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns, exclusive of tax services rendered in connection with the audit and quarterly reviews.

Recommendation of the Board

The Board recommends a vote on the WHITE proxy card or voting instruction form “FOR” the ratification of the appointment by our Audit Committee of Ernst & Young as our independent registered public accounting firm for fiscal 2013.

PROPOSAL FOUR: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

At our last Annual Meeting, our stockholders approved our executive compensation program with a 95% favorable vote. The Compensation Committee believes that this vote constitutes a strong endorsement by our stockholders of our executive compensation program and considered this endorsement among the mix of relevant factors in making its compensation recommendations and decisions for fiscal 2013. As a result, our fiscal 2013 compensation program continues to reflect our commitment to pay for performance, with a significant percentage of each NEO’s compensation being at-risk and subject to important performance measures aligned with stockholder interests.

Additionally, at our last Annual Meeting, our stockholders approved an annual advisory vote on the compensation of the NEOs (“Say on Pay”). This vote was consistent with the recommendation of our Board of Directors, and we will provide for annual Say on Pay voting until our stockholders vote for different Say on Pay voting frequency.

Compensation Program and Philosophy

As described in greater detail under the section entitled “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders. Our executive compensation program is designed to attract, reward and retain key employees, including our NEOs, who are critical to our success. Our NEOs are rewarded for the achievement of specific short-term and long-term goals that we believe will enhance stockholder value, and, through our granting of performance-based RSUs, an increasingly significant portion of their potential rewards are directly tied to BMC’s total shareholder return (“TSR”) relative to that of the NASDAQ-100 Index (also referred to by its trading symbol of “QQQ”).

Fiscal 2012 Performance and Program Payouts

During fiscal 2012, we achieved Company record results across several key financial metrics, including revenue, non-GAAP operating income, non-GAAP diluted earnings per share and cash flow from operations. While we fell short of certain Enterprise Service Management (“ESM”) internal targets, which included aggressive growth objectives, we achieved strong growth and record results for our cloud, software-as-a-service (“SaaS”), Mainframe Service Management (“MSM”) and professional services businesses.

Our performance-based compensation plans paid out as designed, reflecting the link between our performance-based compensation and (1) attainment of our annual business plans and (2) our TSR relative to our peers, as follows:

•	Cash-based Short-Term Incentive Plan (the “STIP”): Paid at 45.5% of target for our CEO based on the degree of attainment of our financial business plan.

•	Cash-based Long-Term Incentive Plan (the “LTIP”): From the fiscal 2010 award made in April 2009, our CEO received no payout of his $1.9 million target based on our TSR relative to that of our peers.

•

Equity-based Long-Term Incentives: From grants made in June and August 2008, our CEO vested in an average of 69% of the targeted performance-based RSUs subject to vesting in fiscal 2012 based on our non-GAAP diluted earnings per share attainment versus plan, and our TSR relative to that of our peers.

Compensation Mix

During fiscal 2012, a significant percentage of each NEO’s total compensation (as reported in the Fiscal 2012 Summary Compensation Table) is at-risk, being comprised of short-term and long-term performance-based cash bonus opportunities and performance-based RSUs. As a further reflection of our performance-based compensation philosophy, at the suggestion of our CEO, during fiscal 2012 our Compensation Committee reduced the value of his fiscal 2012 equity awards as originally planned by over $1 million (from an original plan of $11,842,000 to the $10,765,348 as shown in the Fiscal 2012 Summary Compensation Table). This reduction was taken from the time-based RSU grant, further increasing the proportion of his fiscal 2012 award represented by performance-based RSUs.

We ceased granting long-term cash incentives in April 2010 and since then have granted all of our long-term incentives to our executive officers in the form of equity, with 50% or more of aggregate equity award values consisting of performance-based RSUs during fiscal 2012.

Fiscal 2012 Target Pay Opportunity

Realizable Pay Comparisons

While the Fiscal 2012 Summary Compensation Table reports compensation granted during fiscal 2012 utilizing the calculation methodology required by the SEC, we believe that it is important for our stockholders to note that the portion designated as performance-based RSUs will not be earned at this target level by our executive officers unless our TSR is equal to that of the NASDAQ-100 Index. For example, for our CEO, $5,856,582 of his fiscal 2012 compensation listed in the table as granted is attributable to performance-based RSUs. TSR performance below or above the NASDAQ-100 Index will modify the number of shares earned by the NEOs, ranging from zero shares earned if our TSR is 50 percentage points less than that of the NASDAQ-100 Index, to 1.5 times the target shares earned if our TSR is 25 percentage points greater than that of the NASDAQ-100 Index. The value of each share earned will also fluctuate with our stock price performance. Additionally, although the value of these performance-based RSUs is appropriately displayed in the Fiscal 2012 Summary Compensation Table as granted in fiscal 2012, it is important to note that these performance-based RSUs are eligible for vesting at 50% after two years and 50% after three years, subject to TSR attainment in the respective periods, reflecting the Compensation Committee’s desire to incent and reward our NEOs on longer term Company performance.

Furthermore, while the full performance periods have not concluded, if the performance measurements were calculated based on our TSR versus the QQQ as of March 30, 2012 (the last trading day of fiscal 2012), a reduction in the number of awards vesting would also impact estimated realizable pay for our CEO, as shown in the following table:

Compensation Category	Target / Awarded Pay(1)	Actual / Estimated Realizable Pay(2)	Estimated Realizable %
Base Salary	$977,500	$977,500	100%
STIP (3)	$1,568,000	$713,440	45.5%
Time-based RSUs	$4,908,766	$4,314,951	87.9%
June 2011 Performance-based RSUs (4)	$3,094,616	$519,365	16.8%
November 2011 Performance-based RSUs (5)	$2,761,966	$2,343,150	84.8%
Totals	$13,310,848	$8,868,406	66.6%

(1)	Target/Awarded Pay includes annual base salary, the target STIP cash bonus amount and the fair value at grant date of equity awards (i.e., Monte Carlo simulation for performance-based RSUs, and the average of the high and low trading price of a share of Common Stock on the date of grant for time-based RSUs) issued in fiscal 2012.
(2)	Actual/Estimated Realizable Pay includes actual base salary, the actual STIP cash bonus paid, the value of time-based equity awards issued during fiscal 2012 using the closing price of our Common Stock on March 30, 2012 of $40.16, and the value of performance-based RSUs calculated based on our TSR versus that of the QQQ as of March 30, 2012. Other compensation paid ($36,229) is excluded from this table as there is no comparable “Target” for these amounts.
(3)	STIP, our short-term cash incentive plan, with quarterly performance metrics based on bookings and non-GAAP operating margin, is shown at the actual payout level for fiscal 2012.
(4)	Based on our TSR versus that of the QQQ as of March 30, 2012, only 24% of the June 2011 performance-based RSUs would vest, with the remainder being forfeited.
(5)	Based on our TSR versus that of the QQQ as of March 30, 2012, only 68% of the November 2011 performance-based RSUs would vest, with the remainder being forfeited.

Planned equity grants to our executive officers for fiscal 2013, approximately one half of which were awarded in May 2012, will be 50% in the form of performance-based RSUs and 50% in the form of time-based RSUs. This, combined with the performance-based short-term cash incentives from our STIP, results in 52.2% of our CEO’s compensation and 50.5% of other Named Executive Officers’ compensation at target being performance-based.

Fiscal 2013 Target Pay Opportunity

Additionally, as a result of continuing this granting approach, and considering the delayed vesting schedule of the performance-based RSUs (50% after two years, and 50% after three years, compared to one-third per year over three years for the time-based RSUs), ultimately, 50% of each executive officer’s maturing equity-based target incentive will consist of performance-based RSUs, subject to vesting only if our Company’s TSR performs well in comparison to that of the NASDAQ-100 Index.

Compensation Governance Practices

We continue to be committed to sound compensation governance practices, as reflected by our recent implementation of a “clawback” policy applicable to our executive officers, in advance of the issuance of regulations by the SEC as required by the Dodd-Frank Act. This new policy provides for the reimbursement or forfeiture of cash incentive-based compensation in the event of fraud or intentional misconduct that results in the required restatement of any financial reporting required under the securities laws or other similar laws or regulations applicable to the Company. The Compensation Committee believes that the compensation arrangements for our NEOs are consistent with market practices and provide for compensation that is reasonable in light of the Company’s and each individual officer’s performance. Consistent with good governance practices and to further align the interests of our executives with those of our stockholders, in April 2011, the Compensation Committee also implemented stock ownership guidelines applicable to our CEO and executive officers. Moreover, the Compensation Committee does not provide for egregious pay practices, such as excessive perquisites or tax “gross up” payments as elements of Named Executive Officer compensation. The detailed ways in which we link pay with Company and individual performance and structure the Named Executive Officer compensation arrangements are described in the “Compensation Discussion and Analysis” section.

Required Vote

The vote on Proposal Four is advisory, which means that the vote on executive compensation is not binding on us, the Board or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. While the results of this advisory vote are not binding, the Compensation Committee and the Board will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for NEOs. It is currently anticipated that stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our Annual Meeting in 2013.

Accordingly, we are asking stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other related tables and disclosure.”

Recommendation of the Board

The Board recommends a vote on the WHITE proxy card or voting instruction form “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

PROPOSAL FIVE: STOCKHOLDER PROPOSAL

Elliott Associates, the direct owner of 2,000 shares of our Common Stock and the beneficial owner of an additional 7,093,428 shares of our Common Stock as of May 3, 2012, intends to submit the following proposal to stockholders for approval at the Annual Meeting:

RESOLVED, that each provision or amendment of the By-laws adopted by the Board without the approval of the Company’s stockholders subsequent to November 10, 2010 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

No provisions of or amendments to the Company’s Amended and Restated Bylaws have been adopted by the Board without the approval of the Company’s stockholders subsequent to November 10, 2010. Under Delaware law and the Company’s organizational documents, the Board owes fiduciary duties to all of the Company’s stockholders. In order to permit the Board to carry out its responsibilities and fulfill its fiduciary duties to the Company and its stockholders, both the Company’s Certificate of Incorporation and Amended and Restated Bylaws provide that the Board has the power to make, alter, amend, change or repeal the bylaws. While the Board does not currently expect to adopt any amendments to the bylaws prior to the Annual Meeting, the Board could determine prior to the Annual Meeting that an amendment is necessary and in the best interests of the Company’s stockholders. We believe that the Stockholder Proposal is part of an attempt by Elliott Associates to limit our Board’s ability to act in accordance with its fiduciary duties to you to enhance stockholder value. Our Board believes it should have all means legally available to it to protect our stockholders’ interests.

The Stockholder Proposal seeks to repeal all provisions and amendments of the bylaws adopted by the Board without stockholder approval after November 10, 2010 and prior to the effectiveness of such proposal without regard to the subject matter of any bylaw amendment in question. Thus, we believe that the automatic repeal of any bylaw amendment adopted by the Board without stockholder approval could have the effect of repealing one or more properly adopted bylaw amendments that the Board determined to be in the best interests of the Company and its stockholders and adopted in furtherance of its fiduciary duties. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable—if not impossible—for the Company to obtain stockholder approval for a necessary bylaw amendment within a timeframe necessary to serve the best interests of the Company and its stockholders.

Considering that no provision of the bylaws is expected to be impacted by the Stockholder Proposal and considering that the Board is fully empowered by its corporate documents and applicable law to take the actions challenged by the Stockholder Proposal, we believe the Stockholder Proposal represents no purpose other than to limit the Board’s actions otherwise permitted by the Company’s Certificate of Incorporation, Amended and Restated Bylaws and Delaware law and that Elliott Associates’ attempt to interfere with the Board’s ability to act in accordance with its fiduciary duties should therefore be rejected.

Required Vote

Approval of the Stockholder Proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. If you sign and submit your WHITE proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What proposals will be presented at the Annual Meeting and what are the voting recommendations of the Board?” and in accordance with the discretion of the proxyholders with respect to any other matters that may be voted upon at the Annual Meeting.

Recommendation of the Board

The Board recommends a vote on the WHITE proxy card or voting instruction form “AGAINST” the Stockholder Proposal.

EXECUTIVE OFFICERS

Certain information concerning our executive officers as of the date of this proxy statement is set forth below, except that information concerning Mr. Beauchamp is set forth above under “Proposal One: Election of Directors.”

Name	Age	Position
Paul Avenant	47	Senior Vice President, President—Enterprise Service Management
Kia Behnia	40	Senior Vice President, Chief Technology Officer
Kenneth W. Berryman	44	Senior Vice President, Strategy and Corporate Development
Hollie S. Castro	43	Senior Vice President, Administration
D. Stephen Goddard, Jr.	56	Senior Vice President, Business Operations
William D. Miller	61	Senior Vice President, President—Mainframe Service Management
Stephen B. Solcher	51	Senior Vice President, Chief Financial Officer
Patrick K. Tagtow	44	Senior Vice President, General Counsel and Secretary
T. Cory Bleuer	42	Vice President, Controller and Chief Accounting Officer

Mr. Avenant was appointed Senior Vice President, President—Enterprise Service Management in 2011. From 2010 to 2011, Mr. Avenant served as Senior Vice President of ESM solutions and brand management and was responsible for product strategy, research and development, customer support and marketing. Under his leadership, BMC Atrium was developed and established as service driven-architecture of BSM. He joined BMC in 2004 as Vice President of R&D after spending nearly nine years at Hewlett-Packard. He has more than 20 years experience, including numerous leadership roles in the network, systems and service management market segment.

Mr. Behnia was appointed Senior Vice President, Chief Technology Officer in 2011. Mr. Behnia joined BMC in 2004 through the acquisition of Marimba, Inc., where he served as CTO. Initially serving as a Vice President and corporate software architect with us, Mr. Behnia was promoted to Vice President—Chief Architect in 2005 and to Senior Vice President—Platform Architect in 2010. Mr. Behnia has more than 19 years experience in enterprise service, infrastructure and application management.

Mr. Berryman was appointed Senior Vice President, Strategy and Corporate Development in September 2010. Prior to joining us, Mr. Berryman served in various leadership roles at Symantec Corporation from 2007 to 2010, including most recently as Senior Vice President, Strategy and Emerging Businesses. From 2002 to 2007, Mr. Berryman was a partner at McKinsey & Company, and he served as a consultant at McKinsey from 1997 to 2002. Mr. Berryman was a research scientist at Princeton University from 1995 to 1997.

Ms. Castro was appointed Senior Vice President, Administration in September 2009. Prior to joining us, Ms. Castro served as Senior Vice President of Corporate Services for Talisman Energy from October 2008 to September 2009. She was the CEO of Global Rainmakers Coaching and Consulting from July 2006 to October 2008. From October 2000 to July 2006, Ms. Castro served as Vice President, Human Resources for Cisco Systems, Inc. She also served as an HR Executive for General Electric from August 1996 to October 2000.

Mr. Goddard was appointed Senior Vice President, Business Operations in November 2008. Prior to this appointment, Mr. Goddard served as Vice President, Assurance from April 2007 to October 2008. He joined us in July 2003 and served in management positions in both Finance and IT. Prior to joining us, Mr. Goddard was with Arthur Andersen for 25 years, serving in various client serving and leadership positions including as the Gulf Coast Managing Partner.

Mr. Miller was appointed Senior Vice President, President—Mainframe Service Management in November 2008. He served as Senior Vice President, General Manager, MSM from February 2007 to October 2008. Mr. Miller served as Vice President, General Manager, MSM from April 2006 to February 2007. Mr. Miller joined us in July 2002 and served in various senior management positions in our mainframe business unit, including General Manager from April 2004 to April 2006. Mr. Miller joined Bindview Development as Senior Vice President of Sales and Services in July 2000 and was promoted to Chief Operating Officer in October 2001 before joining us. Mr. Miller left IBM in 2000 after working with IBM for 21 years in various technical and sales positions and was Vice President, EMEA, Industrial Sector for his last assignment at IBM.

Mr. Solcher was appointed Senior Vice President, Chief Financial Officer in December 2005. From August 2005 to December 2005, Mr. Solcher served as our interim Chief Financial Officer. Prior to this appointment, Mr. Solcher had served as our Vice President of Finance and Treasurer for more than five years. Mr. Solcher joined us in 1991 as Assistant Treasurer.

Mr. Tagtow was appointed Senior Vice President, General Counsel and Secretary in November 2011. Mr. Tagtow served as our interim General Counsel from May 2011 until he was appointed to his current position in November 2011. Prior to being named General Counsel, he served as BMC’s Vice President of Litigation from 2007 to 2011 with responsibility for global litigation management, legal and regulatory enterprise risk management and our compliance and ethics program. Mr. Tagtow joined us in 1999 as Legal Counsel from the law firm of Haynes and Boone, L.L.P. where he practiced commercial and employment litigation.

Mr. Bleuer was appointed Vice President, Controller and Chief Accounting Officer in August 2006. Prior to joining us, Mr. Bleuer was the Vice President and Controller of EMC Corporation’s Captiva Software group from December 2005 to July 2006 and was Vice President and Corporate Controller of Captiva Software Corporation from February 2005 to December 2005. Prior to joining Captiva Software Corporation, Mr. Bleuer was with Fair Isaac Corporation serving as the Corporate Controller from August 2004 to February 2005 and as Director, Corporate Finance and Accounting from August 2002 to August 2004. From June 2000 to August 2002, Mr. Bleuer served as Corporate Controller of HNC Software Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of June 1, 2012, information with respect to persons or groups beneficially owning (to our knowledge) more than five percent of our Common Stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent
Dodge & Cox (1)	14,475,828	8.96%
555 California Street, 40th Floor San Francisco, CA 94104
BlackRock, Inc. (2)	11,952,103	7.40%
40 East 52nd Street New York, NY 10022
Elliott (3)	10,396,000	6.43%
40 West 57th Street New York, NY 10019
The Vanguard Group, Inc. (4)	9,614,715	5.95%
100 Vanguard Blvd. Malvern, PA 19355

(1)	Information is based solely upon a Schedule 13F filed by Dodge & Cox on May 11, 2012, which reported that Dodge & Cox has sole voting power with respect to 13,622,278 shares and sole dispositive power with respect to 14,475,828 shares.
(2)	Information is based solely upon a Schedule 13G filed by BlackRock, Inc. on January 20, 2012, which reported that BlackRock, Inc. has sole voting power and sole dispositive power with respect to 11,952,103 shares.
(3)	Information is based solely upon a Schedule 13D/A filed by Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”) on May 25, 2012, which reported that Elliott Associates, L.P. has sole voting power and sole dispositive power with respect to 3,653,630 shares and Elliott International, L.P. and Elliott International Capital Advisors Inc. each have shared voting power and shared dispositive power with respect to 6,742,370 shares.
(4)	Information is based solely upon a Schedule 13F filed by The Vanguard Group, Inc. on May 14, 2012, which reported that The Vanguard Group, Inc. has sole voting power with respect to 59,680 shares, sole dispositive power with respect to 9,335,005 shares and shared dispositive power with respect to 279,710 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned, as of June 1, 2012, by each current director, by each Named Executive Officer listed in the Fiscal 2012 Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned.

Name	Shares Owned	Shares Covered by Exercisable Options(1)	Shares Issuable Upon Vesting of RSUs(2)	Total Beneficial Ownership	Percent of Common Stock
Jon E. Barfield	5,697	30,000	5,454	41,151	*
Robert E. Beauchamp	323,965	1,111,000	102,766	1,537,731	*
Gary L. Bloom	16,478	57,500	5,454	79,432	*
Meldon K. Gafner	36,378	150,000	5,454	191,832	*
Mark J. Hawkins	9,248	—	5,454	14,702	*
Stephan A. James	12,075	—	5,454	17,529	*
P. Thomas Jenkins	7,893	90,000	5,454	103,347	*
Louis J. Lavigne, Jr.	16,378	47,500	5,454	69,332	*
Kathleen A. O’Neil	21,778	175,000	5,454	202,232	*
Tom C. Tinsley	9,403	100,000	5,454	114,857	*
Kia Behnia	32,207	58,375	24,012	114,594	*
Kenneth W. Berryman	6,156	—	5,642	11,798	*
William D. Miller	—	57,626	28,278	85,904	*
Stephen B. Solcher	—	69,286	25,046	94,332	*
All directors and executive officers as a group (19 persons)	569,994	2,077,954	310,378	2,958,326	1.8%

*	Represents less than one percent.
(1)	These are shares that may be acquired upon exercise of stock options which are either exercisable or become exercisable within sixty days after June 1, 2012 under our equity incentive plans.
(2)	These are shares that may be acquired upon the vesting of RSUs which vest within sixty days after June 1, 2012 under our equity incentive plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and the NASDAQ an initial report of ownership of our Common Stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16(a) are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file related to transactions in our Common Stock. Under SEC rules, certain forms of indirect ownership and ownership of our Common Stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during fiscal 2012 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the principles of our executive compensation program, how we applied those principles in compensating our most senior officers for fiscal 2012, and how we use our compensation program to drive and reward excellent performance.

Named Executive Officers

This CD&A explains how our compensation programs are designed and operate in practice with respect to our executives and specifically the following Named Executive Officers:

•	Robert E. Beauchamp, President and Chief Executive Officer;

•	Stephen B. Solcher, Senior Vice President, Chief Financial Officer;

•	Kia Behnia, Senior Vice President, Chief Technology Officer;

•	Kenneth W. Berryman, Senior Vice President, Strategy and Corporate Development; and

•	William D. Miller, Senior Vice President, President—Mainframe Service Management.

Executive Summary

Our key executive compensation decisions for fiscal 2012 included the following:

•

Continuing the use of performance-based equity grants based on our TSR relative to that of the NASDAQ-100 Index as a component of our Named Executive Officers’ compensation to strengthen the pay-for-performance relationship of our executive compensation program;

•	Adding a “clawback” policy applicable to our executive officers, in advance of the issuance of SEC regulations required by the Dodd-Frank Act;

•

Updating the peer group of companies which we utilize to make competitive executive compensation comparisons and improving the match to, and increasing the number of, similar size companies in our sector;

•	Utilizing measures (bookings, operating margin and TSR) within our incentive programs to closely link stockholder interests and operational success to executive compensation;

•	Maintaining a position of competitive base salaries and minimal perquisites;

•	Being judicious in the use of equity awards, aligned with institutional investor advisory group burn rate policies; and

•	Not providing tax gross-ups on any portion of our executives’ current or potential compensation, with the exception of certain taxable relocation expenses.

We believe that our actions in fiscal 2012 show that we have closely linked pay to performance.

During fiscal 2012, we achieved Company record results across several key financial metrics, including revenue, non-GAAP operating income, non-GAAP diluted earnings per share and cash flow from operations. While we fell short of certain ESM business goals, we achieved strong growth and record results for our cloud, SaaS, MSM and professional services businesses.

Despite these operating results, our stock price declined during fiscal 2012 and our financial performance was below certain of our internal targets, which included aggressive ESM growth objectives. Reflecting the significant emphasis our compensation program places on performance-based rewards, these factors impacted the compensation of our NEOs, as intended by the design of the compensation programs to reflect Company performance.

Pay for Performance Link

For fiscal 2012 our incentive plans paid out below target as detailed below.

Cash-based Short-term Incentive Plan: Our CEO earned only 45.5% of his target short-term incentive pay and our NEOs earned an average of 62.3% of their target short-term incentives based on Company attainment against pre-established bookings and non-GAAP operating margin targets. For further discussion of the short-term incentive payouts, see “Compensation Elements—Short-term Incentives.”

Cash-based Long-Term Incentive Plan: From the fiscal 2010 LTIP award made in April 2009, our CEO received no payout from his $1.9 million target based on our TSR relative to that of our peers. We have suspended granting long-term cash incentives since April 2010 and since such time have granted all long-term incentives to our executive officers in the form of equity, with 50% or more of the aggregate value of these grants for our NEOs being in the form of performance-based RSUs during fiscal 2012. For further discussion of the cash-based long-term incentive payouts, see “Compensation Elements—Long-term Incentives.”

Equity-based Long-Term Incentives: From equity grants awarded in June and August 2008, our CEO vested in fiscal 2012 in an average of 69% of the targeted performance-based shares eligible for vesting in fiscal 2012 based on either our TSR relative to that of our peers or our non-GAAP diluted earnings per share attainment against our plan. The other 31% of shares under these grants that were eligible for vesting in fiscal 2012 were forfeited. For further discussion of the equity-based long-term incentive payouts, see “Compensation Elements—Long-term Incentives.”

As a further reflection of our performance-based compensation philosophy, at the suggestion of our CEO, considering the reduction in our stock price during fiscal 2012 and our financial performance coming in below certain of our internal targets, our Compensation Committee reduced the value of his fiscal 2012 equity award from the amount originally planned by more than $1 million (from an original plan of $11,842,000 to $10,765,348 shown in the Fiscal 2012 Summary Compensation Table). This reduction was taken from our CEO’s time-based RSU grant, further increasing the proportion of his fiscal 2012 award represented by performance-based RSUs.

Realizable Pay Comparisons

While the Fiscal 2012 Summary Compensation Table reports compensation granted during fiscal 2012 utilizing the calculation methodology required by the SEC, we believe that it is important for our stockholders to note that the portion designated as performance-based RSUs will not be earned at this target level by our executive officers unless our TSR is equal to that of the NASDAQ-100 Index. For example, for our CEO, $5,856,582 of his fiscal 2012 compensation listed in the table as granted is attributable to performance-based RSUs. TSR performance below or above that of the NASDAQ-100 Index will modify the number of shares earned by the NEOs, ranging from zero shares earned if our TSR is 50 percentage points less than that of the NASDAQ-100 Index, to 1.5 times the target shares earned if our TSR is 25 percentage points greater than that of the NASDAQ-100 Index. The value of each share earned will also fluctuate with our stock price performance. Additionally, although the value of these performance-based RSUs awarded to our Named Executive Officers is appropriately displayed in the Fiscal 2012 Summary Compensation Table for fiscal 2012, it is important to note that these performance-based RSUs are eligible for vesting at 50% after two years and 50% after three years, subject to TSR attainment in the respective periods, reflecting the Compensation Committee’s desire to incent and reward our NEOs on longer term Company performance.

Furthermore, while the full performance periods have not concluded, if the performance measurements were calculated based on our TSR versus the QQQ as of March 30, 2012 (the last trading day of fiscal 2012), a reduction in the number of awards vesting would also impact estimated realizable pay for our CEO, as set forth in the following table:

Compensation Category	Target / Awarded Pay(1)	Actual / Estimated Realizable Pay(2)	Estimated Realizable %
Base Salary	$977,500	$977,500	100.0%
STIP (3)	$1,568,000	$713,440	45.5%
Time-based RSUs	$4,908,766	$4,314,951	87.9%
June 2011 Performance-based RSUs (4)	$3,094,616	$519,365	16.8%
November 2011 Performance-based RSUs (5)	$2,761,966	$2,343,150	84.8%
Totals	$13,310,848	$8,868,406	66.6%

(1)	Target/Awarded Pay includes annual base salary, the target STIP cash bonus amount and the fair value at grant date of equity awards (i.e., Monte Carlo simulation for performance-based RSUs, and the average of the high and low trading price of a share of Common Stock on the date of grant for time-based RSUs) issued in fiscal 2012.
(2)	Actual/Estimated Realizable Pay includes actual base salary, the actual STIP cash bonus paid, the value of time-based equity awards issued during fiscal 2012 using the closing price of our Common Stock on March 30, 2012 of $40.16, and the value of performance-based RSUs calculated based on our TSR versus that of the QQQ as of March 30, 2012. Other compensation paid ($36,229) is excluded from this table as there is no comparable “Target” for these amounts.
(3)	STIP, our short-term cash incentive plan, with quarterly performance metrics based on bookings and non-GAAP operating margin, is shown at the actual payout level for fiscal 2012.
(4)	Based on our TSR versus that of the QQQ as of March 30, 2012, only 24% of the June 2011 performance-based RSUs would vest, with the remainder being forfeited.
(5)	Based on our TSR versus that of the QQQ as of March 30, 2012, only 68% of the November 2011 performance-based RSUs would vest, with the remainder being forfeited.

For fiscal 2013, we anticipate that equity grants to our CEO and our NEOs will be equally weighted (50/50) between time-based and performance-based RSUs. This mix, combined with the performance-based short-term cash incentives from our STIP, results in 52.2% of our CEO’s compensation and 50.5% of the other NEOs’ compensation at target being performance-based.

Executive Compensation Principles

The Compensation Committee has defined high level executive compensation principles that help shape the structure and levels of pay for our executive officers, including each Named Executive Officer (see “Compensation Elements”). These principles, which are discussed in more detail below, are to:

•	Align executive compensation with stockholder interests;

•	Connect cash incentives to appropriate short-term measures;

•	Attract and retain top talent through equity-based incentive compensation, with a balance of time-based and performance-based vesting; and

•	Motivate a balance of short-term performance with long-term organizational health.

Align executive compensation with stockholder interests

The role our executive officers play in the execution of our business strategy is critical to delivering stockholder return. To be successful, all employees need to understand and deliver results. Our incentive compensation programs are intended to provide for payment on attainment of pre-determined goals that are aligned with stockholder interests and linked to business strategy, key financial measures and stockholder returns. Our compensation programs reward success against those goals for key employees, including our NEOs. We also award equity grants to key employees, including the NEOs, in order to further align their compensation with stockholder interests over the long term.

Connect cash incentives to appropriate short-term measures

Our success partly depends upon our executive officers being focused on the critical strategic and tactical objectives that lead to Company success in the short term. Therefore, performance goals under our short-term incentive compensation programs have been designed to align executive compensation with our business objectives. The design of these compensation programs, the selected performance measures, the targets and the timing of awards and payouts are all geared to drive business performance and stockholder return. During fiscal 2012, performance measures included a combination of bookings and non-GAAP operating margin targets at both corporate and business unit levels to ensure a balanced focus. For fiscal 2013, we continue to utilize a combination of these measures at both corporate and business unit levels.

Attract and retain top talent through equity-based incentive compensation

Our success depends on attracting and retaining top performing individuals. This is especially true for our executive officers, including the NEOs. We believe in using equity grants with a combination of time-based vesting and performance-based vesting as a key tool to motivate long-term performance and to retain a stable, high performing team of executive officers. We have used equity-based compensation to reward executive officers as well as other key employees for their contributions and to motivate their continued commitment to the future. During fiscal 2012, we balanced the mix of our executive officers’ equity grants with an increased portion (approximately 50%) representing performance-based grants (see “Compensation Elements”). As these performance-based grants mature, with two- and three-year vesting/TSR attainment measurement periods, they will represent a larger portion of our executive officers’ “realizable pay,” subject to reduction or increase depending on our TSR performance in comparison to the NASDAQ-100 Index.

Motivate a balance of short-term performance with long-term organizational health

The following table illustrates how performance-based compensation elements, each of which is described in greater detail in the next section, link executive compensation for our executive officers, including the NEOs, to Company performance and stockholder return over both short-term and long-term time horizons. It also describes how performance ranges affect payout ranges.

Program	Performance Measures for Fiscal 2012	Timing	Performance Connection to Pay
Short-Term Incentive Plan (STIP)	For Corporate Executives: Corporate Total Bookings and Operating Margin (4) For Business Unit (“BU”) Executives: Corporate Total Bookings, BU Total Bookings, and BU Operating Margin (4)	Quarterly measurement periods, paid semi-annually

-   100% payout for achievement of performance targets

-   200% is the maximum payout level for extraordinary achievement

-   Threshold performance must be achieved to earn payout

-   Measures are directly aligned to the Board-approved operating plan

Discretionary Awards (1)	Individual performance goals	Ad hoc during the fiscal year	- Awards provide a direct link to short-term delivery of business objectives
Long-Term Cash Incentive Plan (LTIP) Note: No further grants have been made under this program since fiscal 2011	Relative TSR against peer companies. For the performance period beginning April 1, 2010, TSR will be measured against the QQQ	Three-year measurement period	- Payout maximum is capped at 150% - Threshold performance must be achieved to earn payout
Performance-Based RSUs (2)	Non-GAAP diluted earnings per share or TSR	One-, two- and three-year performance targets/measurement periods

-   Performance-based RSUs are subject to forfeiture if minimum performance thresholds are not achieved or employment ceases

-   Performance-based RSUs will vest to the extent the Board-established long-term earnings or TSR goals are achieved

Stock Options (3) Note: No stock options have been granted since fiscal 2009	Stock price appreciation	Monthly vesting over four years	- Reward value is driven by stock price performance above grant date fair value

(1)	No discretionary cash awards were paid to any executive officers during fiscal 2012.
(2)	In fiscal 2009, our CEO and certain NEOs were granted performance-based RSUs which vested in fiscal 2012 based on our fiscal 2011 non-GAAP diluted earnings per share; additionally, our CEO received a performance-based RSU award which vested one-third per year over three years based on our relative TSR as measured against that of a set of peer companies for each respective twelve-month performance period. In fiscal 2011 and 2012, our NEOs were granted additional performance-based RSUs which will vest in fiscal 2013, 2014 and 2015 based upon our relative TSR as measured against that of the NASDAQ-100 Index.
(3)	We have not awarded any stock options to our NEOs since fiscal 2009. For information on stock options held by each of our NEOs, see “Outstanding Equity Awards at Fiscal 2012 Year-End.”

(4)	Bookings represent an internal measure of the committed contract value of license and maintenance orders plus delivered professional services revenue. Operating margin represents an internal measure of operating margin, consisting of revenue less internally-calculated operating expenses. Corporate operating margin represents an internal measure of consolidated operating margin, consisting of consolidated revenue less internally-calculated operating expenses. Business unit operating margin represents an internal measure of operating margin for our ESM and MSM business units, consisting of business unit revenue less internally-calculated direct and allocated indirect operating expenses.

Determining Executive Compensation (Roles and Process)

Utilizing the principles described above, the independent members of the Board, upon the recommendation of the Compensation Committee, determine the parameters of the executive compensation program, including appropriate target levels and performance measures. The Compensation Committee then administers the specific executive compensation programs for our executive officers, including with respect to matters where approval by our independent Compensation Committee members is appropriate for tax or regulatory reasons. This section discusses, in greater detail, the roles and process underlying the application of our executive compensation principles.

Role of Management

Our CEO attends portions of Compensation Committee meetings from time to time, but does not participate in discussions regarding his own compensation. The Compensation Committee solicits his input from time to time on compensation philosophy, retention, motivation and goal-setting. The CEO provides input to the Compensation Committee for each of his direct reports based on:

•	Comparison of our pay levels to that of our peer companies described below, in the “Market and Peer Company Comparisons” section;

•	Assessment of capability and job complexity; and

•	An overall assessment of individual performance and contribution.

The CEO’s input is intended to assist the Compensation Committee’s efforts to balance rewarding performance that aligns to the overall strategy of the business while creating a package that retains key executives over time. Our CEO is also responsible for approving underlying programs that seek to align and deliver performance-related pay for all employees below the executive officer level. The Board and Compensation Committee have also authorized the CEO, with the concurrence of the Chairman of the Compensation Committee, to award discretionary cash bonuses to employees, including executive officers, subject to an aggregate limit. For fiscal 2012, this aggregate limit was $600,000; however, no discretionary awards were made in fiscal 2012 to any executive officers, pursuant to this authority.

The Chief Financial Officer participates with the CEO and Board in establishing BMC’s operating plan. This operating plan and its key measures form an important foundation for the connection between performance and compensation.

Role of External Advisors

The Compensation Committee works with an external compensation consultant to assist the Compensation Committee in its duties, including providing advice regarding market trends relating to the form and amount of compensation. In fiscal 2012, the Compensation Committee engaged Compensia, Inc. as its compensation consultant to provide research, review and advice pertaining to executive compensation. Compensia also provides similar consulting services to our Governance Committee regarding non-employee director compensation. Compensia reports directly to the Compensation Committee (and the Governance Committee with respect to non-employee director compensation) and not to management, is independent from BMC Software and has not provided any other services to BMC Software. The total fees paid by BMC Software to Compensia for services provided to these Committees in fiscal 2012 were approximately $205,000.

Role of the Compensation Committee

As detailed in “Proposal One: Election of Directors—Board Meetings and Committee Composition—Compensation Committee,” the Compensation Committee’s primary function is to support the Board in fulfilling its oversight responsibilities relating to senior management performance, compensation and succession. The Compensation Committee operates pursuant to a charter, which can be viewed on our website at

http://investors.bmc.com.

Specifically, the Compensation Committee approves, and recommends to the independent members of the Board for approval, the following for our executive officers, including the NEOs:

•	The annual base salary levels;

•	The short-term incentive opportunity levels and the connection to performance measures;

•	The long-term incentive opportunity levels and the connection to performance measures;

•	Employment agreements, severance arrangements and change in control agreements/provisions;

•	Any special or supplemental benefits or perquisites; and

•	Levels, vesting terms and appropriate forms of equity-based compensation.

The Compensation Committee obtains input from our CEO and management and consults with its compensation consultant as described above to ensure the appropriate information is provided for proper decision-making.

Market and Peer Company Comparisons

In determining the compensation elements and amounts for the executive officers, including the NEOs, the Compensation Committee and our CEO review the compensation practices and levels at certain peer companies. Generally, this peer group analysis is used to ensure that our compensation programs and individual compensation levels are competitive in order to attract and retain high performing talent.

To ensure that our compensation practices and levels remain competitive, the Compensation Committee reconstituted the peer company list for fiscal 2012 to include the following software and technology companies with annual revenue similar to ours:

Fiscal 2012 Peer Companies
Activision Blizzard, Inc.	Intuit Inc.
Adobe Systems Incorporated	Juniper Networks, Inc.
Akamai Technologies, Inc.	NetApp, Inc.
Autodesk, Inc.	Salesforce.com, Inc.
Brocade Communications Systems, Inc.	Symantec Corporation
CA, Inc.	Synopsys, Inc.
Citrix Systems, Inc.	Teradata Corporation
Compuware Corporation	VeriSign, Inc.
Electronic Arts Inc.	VMware, Inc.

The above companies fall within a range of approximately one-half to three times our annual revenue. This list reflects the removal of three companies and the addition of one company from our peer company list utilized during fiscal 2011. Since McAfee, Inc. and Sybase, Inc. were acquired and because Lender Processing Services, Inc. was both lagging in terms of market capitalization and considered to be too dissimilar a business to be comparable, these companies were removed from the peer company list for fiscal 2012. Akamai Technologies, Inc. was added to the peer company list for fiscal 2012 based on the nature and scope of its business.

With assistance from management and the Compensation Committee’s external compensation consultant, the Compensation Committee and our CEO reviewed compensation data from the peer company proxy statements and independent survey sources. This exercise is intended to ensure the competitiveness of each compensation component, as well as the total compensation package.

The Compensation Committee does not target pay at a specific target percentile. Rather, when setting each compensation component and total compensation opportunities, the Compensation Committee considers the following factors in addition to competitive market data:

•	The Company’s overall performance relative to peers and objectives established by the Board;

•	Each individual’s skills, job scope, experience and qualifications relative to other similarly-situated executives at peer companies;

•	BMC’s internal value for a position relative to other positions or market practices;

•

A subjective assessment of each individual’s contributions to the Company’s overall performance, ability to lead his or her business unit or function, work as part of a team and reflect the Company’s core values; and

•	BMC’s ability to retain “critical talent.”

These factors provide the framework for our Compensation Committee’s decision-making. No single factor above is determinative in setting pay levels, nor is the impact of any one factor on the determination of pay levels quantifiable.

We supplemented the compensation data from public disclosures for the peer companies listed above with analysis of data from the Radford Technology Survey.

To ensure that our compensation practices and levels remain competitive, the Compensation Committee has reconstituted the peer company list for fiscal 2013 to include the following software and technology companies with annual revenue similar to ours:

Fiscal 2013 Peer Companies
Activision Blizzard, Inc.	Juniper Networks, Inc.
Adobe Systems Incorporated	NetApp, Inc.
Akamai Technologies, Inc.	Nuance Communications, Inc.
Autodesk, Inc.	Parametric Technology Corporation
Brocade Communications Systems, Inc.	Red Hat, Inc.
CA, Inc.	Salesforce.com, Inc.
Citrix Systems, Inc.	Symantec Corporation
Compuware Corporation	Synopsys, Inc.
Electronic Arts Inc.	Teradata Corporation
Informatica Corporation	VMware, Inc.
Intuit Inc.

The above companies fall within a range of approximately one-half to three times our annual revenue. For fiscal 2013, in comparison to our peer company list utilized in fiscal 2012, we added Informatica Corporation, Nuance Communications, Inc., Parametric Technology Corporation and Red Hat, Inc., due to their similar size and nature of their businesses. We also removed VeriSign, Inc. due to the sale of approximately one-half of their company. The Compensation Committee will continue to use broader technology industry survey data from similarly-sized companies in its assessment of the competitive market as sufficient data is not always available from the peer company list.

Process for Implementing the Philosophy

Beginning in the fourth quarter of our fiscal year and proceeding into the first quarter of the subsequent fiscal year, the Compensation Committee reviews, approves and recommends to the independent members of the Board:

•	The total pay package for the CEO, including base salary, short-term incentive targets and long-term cash and equity-based awards;

•	Changes in any compensation programs for our executive officers, including the NEOs; and

•	The performance targets and relationship to payouts of short-term and long-term incentives.

Following the end of the fiscal year and at predetermined performance periods, the Compensation Committee certifies performance in its administrative capacity under each of the incentive plans and approves the corresponding payouts. It will also review, approve and recommend to the Board any adjustments to performance measures that result from extraordinary business situations such as material acquisitions.

Equity Granting Policies

Each of our equity award plans is administered by the Compensation Committee and requires that stock options be granted with an exercise price no less than the fair market value of the Common Stock on the date of grant. Absent an express delegation to another person or group, the Compensation Committee is the body which approves the granting of awards under our equity award plans. Prior to the Compensation Committee granting equity to executive officers, the independent members of the Board authorize equity award levels for our executive officers. Except in the case of newly hired executives, we generally do not grant equity awards to executive officers during a black-out period under our Securities Trading Policy.

Compensation Elements

The following table describes each executive compensation element utilized in fiscal 2012 for our NEOs based on the philosophy and process described above as well as each element’s link to our compensation philosophy.

Compensation Element	Philosophy Statement	Retain	Reward Short-Term Performance	Reward Long-Term Performance	Align to Stockholder Interests
Base Salary	We intend to provide base salaries competitive to the market of industry peers and across other industries where appropriate. Base salary maintains a standard of living, is used to compete in the market for talent and forms the foundation for our other reward vehicles.	X

Short-Term Incentive Plan (STIP)	The STIP rewards specific quarterly performance against business measures set by the Board. Paid semi-annually, the amount of the reward is determined by formula and can vary from 0% to 200% of an individual executive’s target incentive. To achieve top payout, our performance must significantly outperform targets set above external expectations.		X		X

Total Target Cash (Base + STIP)	We design total target cash elements to ensure a proper balance of cash payouts annually. The mix of base salary and STIP is determined for each executive to encourage the right motivation in the short run.	X	X		X

Compensation Element	Philosophy Statement	Retain	Reward Short-Term Performance	Reward Long-Term Performance	Align to Stockholder Interests
Long-Term Cash Incentive Plan (LTIP)	The LTIP is a long-term cash incentive award that rewards TSR relative to industry peers or the QQQ, typically over a three-year period. For LTIP awards granted in fiscal 2011, our TSR must be no more than 24 points below that of the QQQ to receive any payout. To receive 100% payout, our TSR must match that of the QQQ. Maximum payout of 150% requires that our TSR must be 24 points or better than that of the QQQ. No new LTIP cash awards have been granted since fiscal 2011.	X		X	X

Performance-Based RSUs	Performance-based RSUs have been awarded to Named Executive Officers in fiscal 2011 and 2012. The performance-based RSUs vest in full only if we achieve the pre-established performance targets, assuming continued employment. Partial or enhanced vesting, to a maximum of 150% of the number of target shares, is possible, based on the TSR performance of the Company in comparison to the QQQ. Our TSR must be no less than 49 points below that of the QQQ to receive any vesting. To receive 100% of the target number of shares, our TSR must match that of the QQQ. Maximum vesting (150% of the target number of shares) requires that our TSR must be 25 points or better than that of the QQQ. Performance is measured and vesting of earned shares occurs at the rate of 50% after two years and 50% after three years.	X		X	X

Time-Based RSUs	Time-based RSUs directly focus on retention while providing an opportunity for increased rewards as stockholder return increases. Typically, these awards vest one-third per year over three years, assuming continued employment.	X		X	X

Benefits	We offer our Named Executive Officers benefits programs that provide protections for health, welfare and retirement, generally consistent with that offered to other employees. A deferred compensation program is also provided for tax advantaged savings beyond the limits of qualified plans under Section 401(k) of the IRC.	X

The following charts illustrate the percentages of total target compensation of our CEO and the average for our other NEOs, respectively, for each compensation element. These percentages represent the target levels for each element approved for fiscal 2011, 2012 and 2013. Equity awards represent the grant date fair market value. For fiscal 2012, we continued to grant performance-based RSUs, based on our TSR in comparison to the NASDAQ-100 Index, as a portion of the equity grants to our CEO and our NEOs. We believe our mix of short-term and long-term cash incentive plans provides compensation elements for our executive officers to focus on delivery of performance against business goals and relative performance against peer and similar companies. For fiscal 2012, we increased the proportion of performance-based equity grants to our CEO as a result of the decision to reduce the value of his fiscal 2012 equity awards from the amount originally planned by over $1 million by reducing the time-based portion of his planned equity grant. For fiscal 2013, we anticipate that equity grants to our CEO and our NEOs will be equally weighted (50/50) between time-based and performance-based RSUs.

Fiscal 2011

Fiscal 2012

Fiscal 2013

Base Salary

Base salary for our executive officers, including the NEOs, represents the basis for competing in the market for similar positions of industry peers and across industries where appropriate. We generally adjust salaries for executive officers when the peer group data shows a significant deviation versus the market, to recognize outstanding individual performance or to recognize a significant revision to an individual’s responsibilities.

During fiscal 2012, Mr. Beauchamp’s annual base salary was increased from $950,000 to $980,000; Mr. Solcher’s annual base salary was increased from $475,000 to $550,000; Mr. Behnia’s annual base salary was increased from $375,000 to $430,000; Mr. Berryman’s annual base salary was increased from $375,000 to $405,000; and Mr. Miller’s annual base salary was increased from $450,000 to $490,000. These increases were intended to maintain our competitive compensation market position, relative to our peer group of companies described above, consistent with our philosophy, recognizing individual performance and increased responsibility. These increases were the first base salary increases in five years for Mr. Beauchamp and in three years for Mr. Solcher and Mr. Miller. Mr. Behnia and Mr. Berryman were not NEOs prior to fiscal 2012.

Additionally, effective May 1, 2012, Mr. Behnia’s annual base salary was increased from $430,000 to $473,000 and Mr. Miller’s annual base salary was increased from $490,000 to $539,000. The annual base salaries for Messrs. Beauchamp, Solcher and Berryman remain at their fiscal 2012 levels.

Short-term Incentives

During fiscal 2012, our short-term incentive plan provided for two categories of measures within which specific performance targets were established, as set forth in the following two tables:

Category	Measure	Weight	Why
Corporate Executives (1)	Corporate Bookings (3) (measured quarterly)	60%	Provides focus on driving sales from both business units, representing current consolidated business health
	Corporate Operating Margin (4) (measured quarterly)	40%	Provides a clear connection to consolidated earnings, expense control and business efficiency
Business Unit Executives (2)	Corporate Bookings (3) (measured quarterly)	20%	Provides focus on driving sales from both business units representing current consolidated business health
	Business Unit Bookings (3) (measured quarterly)	40%	Provides focus on driving business unit sales representing current business unit health
	Business Unit Operating Margin (4) (measured quarterly)	40%	Provides a clear connection to business unit earnings, expense control and business efficiency

(1)	Corporate executives are those officers whose short-term incentive pay is tied to overall corporate results, rather than to a specific business unit. Messrs. Beauchamp, Solcher, Behnia and Berryman participated in the STIP for fiscal 2012 as Corporate executives. Mr. Behnia also participated in the non-officer Global Incentive Compensation Plan (the “GICP”) for the first quarter of fiscal 2012 prior to becoming an executive officer.

(2)	Mr. Miller participated in the STIP for fiscal 2012 as a Business Unit executive.

(3)	Bookings represent an internal measure of the committed contract value of license and maintenance orders plus delivered professional services revenue.

(4)

Operating margin represents an internal measure of operating margin, consisting of revenue less internally-calculated operating expenses. Corporate operating margin represents an internal measure of consolidated operating margin, consisting of consolidated revenue less internally-calculated operating expenses. Business unit operating margin represents an internal measure of operating margin for our ESM and MSM business units, consisting of business unit revenue less internally-calculated direct and allocated indirect operating expenses.

The specific fiscal 2012 performance targets and actual and calculated percentage payouts for the NEOs are set forth in the following table:

BU Measures	Bookings (in millions)			Operating Margin (in millions)
	Plan	Actual	Calculated Payout % (1)	Plan	Actual	Calculated Payout % (1)
ESM	$1,618	$1,273 79% of Plan	5%	$343	$271 79% of Plan	31%
MSM	$801	$801 100% of Plan	104%	$468	$496 106% of Plan	129%
Corporate (ESM + MSM)	$2,419	$2,074 86% of Plan	29%	$811	$767 95% of Plan	71%

Note:  Actual calculations for our business unit target attainments are completed on a quarterly basis. Because of variations in our financial plan from quarter to quarter, the quarterly targets and resulting attainments are not equally weighted quarter-to-quarter. Totals may not foot due to rounding.

(1)	The Compensation Committee reserves the right to exercise discretion to modify a payout for any individual based on the Compensation Committee’s view of such individual’s performance and/or our performance during a performance period.

The following chart sets forth, for each Named Executive Officer, the fiscal 2012 STIP measures and weighting applicable to such NEO, the target incentive amount as a percentage of base salary, the target incentive amount, the actual payout amount and the actual payout as a percentage of target.

Name	STIP Target as % of Base	Target Incentive Amount	Actual $ Payout	Payout as % of Target	STIP Measures & Weightings
Robert E. Beauchamp	160%	$1,568,000	$713,440	46%	60% Corporate Bookings; 40% Corporate Operating Margin
Stephen B. Solcher	100%	$550,000	$250,250	46%	60% Corporate Bookings; 40% Corporate Operating Margin
Kia Behnia (1)	110%	$445,900	$263,461	59%	60% Corporate Bookings; 40% Corporate Operating Margin
Kenneth W. Berryman	100%	$405,000	$184,275	46%	60% Corporate Bookings; 40% Corporate Operating Margin
William D. Miller	120%	$588,000	$581,532	99%	20% Corporate Bookings; 40% MSM Bookings; 40% MSM Operating Margin

(1)	Prior to becoming an executive officer, Mr. Behnia participated in the GICP for non-executive officers during the first quarter of fiscal 2012. The Target Incentive Amount is pro rated based on his promotional increase to executive officer and both the target and actual payout amounts shown above include GICP amounts. Mr. Behnia’s annual target bonus as a percentage of his base salary changed from 100% to 110% in connection with his promotion.

For fiscal 2013, the target annual incentives, as a percentage of base salary, for all NEOs remained unchanged from that of fiscal 2012. For fiscal 2013, for Messrs. Beauchamp, Solcher and Behnia, 60% of their annual incentive will be based on whether and the extent to which we achieve quarterly total bookings targets and 40% will be based on whether and the extent to which we achieve quarterly internally-calculated operating margin targets. For Mr. Berryman, 20% of his annual incentive will be based on whether and the extent to which we achieve quarterly total bookings targets, 40% will be based on whether and the extent to which our ESM business unit achieves quarterly bookings targets and 40% will be based on whether and the extent to which our ESM business unit achieves quarterly internally-calculated operating margin targets. For Mr. Miller, 20% of his annual incentive will be based on whether and the extent to which we achieve quarterly total bookings targets, 40% will be based on whether and the extent to which our MSM business unit achieves quarterly bookings targets and 40% will be based on whether and the extent to which our MSM business unit achieves quarterly internally-calculated operating margin targets. The actual bonus payments under such awards may be less than or greater than the target amounts depending on whether and the extent to which the goals upon which such bonuses are based are achieved.

Discretionary Cash Awards

To drive and reward specific short-term initiatives, the Board authorizes the CEO to use a discretionary cash pool each year with the concurrence of the Chairman of the Compensation Committee. The pool can be used for both executive officers and other employees. For fiscal 2012, an aggregate discretionary pool of $600,000 was authorized. No awards were made to NEOs from this pool in fiscal 2012.

Long-term Incentives

During fiscal 2012, the elements of our compensation program that are designed to incent performance over a longer time period consisted of:

•	Equity awards in the form of time-based and performance-based RSUs, and

•	The LTIP, a cash-based, long-term incentive program.

In fiscal 2012, our Compensation Committee granted RSUs to our NEOs as set forth in the “Fiscal 2012 Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2012” table. In determining the dollar value of RSUs to grant to each of our NEOs, the Compensation Committee used the following factors: performance and potential of the executive, the intended value of total direct compensation (the sum of base, bonus and long-term vehicles at target) and retention in the form of unvested equity value. The Compensation Committee does not determine the awards using a mathematical formula but takes all factors into account, none of which is dispositive.

The use of long-term incentives aligns executives’ personal financial interests with stockholder interests and assists in retention of our executive team. In fiscal 2012, we continued our mix of long-term equity vehicles to include performance-based RSUs, consistent with the intent to increase the use of performance-based equity. Equity awards granted in fiscal 2012 require the executives to earn the rewards through a combination of Company performance (in the case of performance-based RSUs, our TSR as measured versus that of the NASDAQ-100 Index) and continued employment. All equity compensation vehicles represent an “ownership” linkage to long-term stockholder interests. Equity awards and LTIP payouts increase in value through Company stock price performance relative to the NASDAQ-100 Index, thus aligning these tools directly with stockholder value. From one year to the next, the Compensation Committee weighs the need to focus on performance versus retention.

We also utilized performance-based RSUs in fiscal 2009 which vested in fiscal 2012 based on our fiscal 2011 non-GAAP diluted earnings per share. In addition, our CEO received an award of performance-based RSUs in fiscal 2009 vesting one-third per year over three years based on our relative TSR as compared to that of certain peer companies. The following table sets forth the performance requirements for each of the performance-based equity awards that have been granted and are still outstanding or were concluded in fiscal 2012. The Compensation Committee determined that the primary focus for using equity in fiscal 2010 was to establish retention and therefore did not provide new awards of performance-based RSUs. However, the Compensation Committee did again utilize performance-based equity as a component of its fiscal 2011 and 2012 equity awards for executive officers, including the Named Executive Officers.

Vesting of Performance-Based RSUs
Fiscal Year of Award	Performance After 1 year	Performance After 2 years	Performance After 3 years	Fiscal 2012 Vesting
2009	Not applicable	Not applicable	100% vesting in fiscal 2012 based on fiscal 2011 performance against non-GAAP diluted earnings per share target of $3.30	Our non-GAAP EPS for fiscal 2011 was $2.99 resulting in vesting of 73.73% of the performance-based RSUs

2009 (CEO award)	Up to one-third of total award vesting based on our TSR performance against that of certain peer companies	Up to one-third of total award vesting based on our TSR performance against that of certain peer companies	Up to one-third of total award vesting based on our TSR performance against that of certain peer companies	Our relative TSR for the third and final tranche of this grant was in the 63rd percentile resulting in vesting of 64.4% of this tranche

2010	Not applicable	Not applicable	Not applicable	We did not grant performance-based equity to Named Executive Officers in fiscal 2010

2011	Not applicable	50% vesting based on our TSR performance against that of the QQQ	50% vesting based on our TSR performance against that of the QQQ	TBD

2012	Not applicable	50% vesting on our TSR performance against that of the QQQ	50% vesting on our TSR performance against that of the QQQ	TBD

The performance-based RSUs vest in full only if we achieve the pre-established performance targets, assuming continued employment. Partial or enhanced vesting, to a maximum of 150% of the number of target shares, is possible, based on the TSR performance of the Company in comparison to the QQQ. Our TSR must be no less than 49 points below that of the QQQ to receive any vesting. To receive 100% of the target number of shares, our TSR must match that of the QQQ. Maximum vesting (150% of the target number of shares) requires that our TSR must be 25 points or better than that of the QQQ. Performance is measured and vesting of earned shares occurs at the rate of 50% after two years and 50% after three years.

The use of equity is not limited to the CEO and other executive officers. In fact, BMC utilizes equity as a key component of our pay for performance philosophy. Each year, the Compensation Committee approves and oversees awards to employees below the executive level expressly to recognize key talent performance and establish long-term retention. The selection of recipients and award amounts are based on a combination of performance, contribution and future potential. In fiscal 2012, approximately 34% of our employees were selected for an award of time-based RSUs. These employees, not including executive officers, received 83% of the total RSUs granted by the Company in fiscal 2012.

The LTIP (a cash-based long-term incentive program) is designed to:

•	Drive value creation through TSR performance measures;

•	Retain top-performing and critical executive officers; and

•	Reward executive officers for exceptional stock price performance compared to selected peer technology companies.

The actual LTIP cash award amount for each participant is dependent on our TSR relative to that of the selected peer technology companies (or the NASDAQ-100 Index for fiscal 2011 awards) over the course of the three-year performance period. No additional awards have been made to any of our executive officers under this program since fiscal 2011.

LTIP
Fiscal Year of Award	TSR Measurement	Payout Scale		Outcome
2009	BMC three-year TSR against list of peer companies (1)	< 30th percentile of peer group = 50th percentile of peer group = 65th percentile of peer group > 80th percentile of peer group	= 0% payout = 75% payout = 100% payout = 150% payout	96.7% payout as our TSR achieved the 63rd percentile
2010	BMC three-year TSR against list of peer companies (1)	< 30th percentile of peer group = 50th percentile of peer group = 65th percentile of peer group > 80th percentile of peer group	= 0% payout = 75% payout = 100% payout = 150% payout	0% payout as our TSR achieved zero percentile
2011	BMC three-year TSR against the QQQ (2)	More than 24 points under QQQ 24 points less than QQQ 12 points less than QQQ TSR matches QQQ 12 points above QQQ 24 points above QQQ	= 0% payout = 50% payout = 75% payout = 100% payout = 125% payout = 150% payout	TBD

(1)	For awards granted in fiscal 2009 and 2010, vesting is based on BMC’s TSR relative to that of a list of peer companies. TSR is calculated for both BMC and the peer companies over the performance period based on the closing stock price on the first and last day of the performance period using the following formula:

Last day closing price—first day closing price

First day closing price

(2)	For awards granted in fiscal 2011, vesting is based on BMC’s TSR relative to that of the QQQ. TSR is calculated for both BMC and the QQQ over the performance period based on an average of the closing stock price during the period one month prior to and one month subsequent to the first day of the performance period, and an average of the closing stock price during the two-month period one month prior to and one month subsequent to the last day of the performance period, using the following formula:

Beginning average closing price—Ending average closing price

Beginning average closing price

If a participant is no longer employed due to disability or death, then targeted cash amounts are pro rated. In the event of a termination following a change in control, targeted cash amounts are pro rated based on relative TSR as if the performance period ended on the date of the change in control. In the event of terminations other than change in control terminations, death or disability, awards are forfeited.

The following graph shows our TSR as compared to the peer companies used for the LTIP over the period April 1, 2009 to March 31, 2012:

Total Shareholder Return

At the conclusion of fiscal 2012, Messrs. Beauchamp, Solcher and Miller received no payouts for LTIP awards that measured our TSR during the three-year period April 1, 2009 through March 31, 2012, because our relative TSR was below the percentile level required to generate a payment for this period (based on the performance payout scale applicable to such performance period).

Name	Target Grant Amount (April 2009 - March 2012)	Payout Amount based on TSR
Robert E. Beauchamp	$1,900,000	$0
Stephen B. Solcher	$593,750	$0
William B. Miller	$562,500	$0

For fiscal 2012, we did not grant long-term cash awards to any of our executive officers and instead utilized a greater proportion of performance-based equity in the executive officers’ mix of total compensation.

Benefits and Perquisites; Employee Benefit Plans

We do not provide material perquisites or personal benefits to NEOs that are not provided to the general employee population. Historically, BMC had reimbursed executive officers for costs and associated imputed income taxes associated with spousal travel to certain company events. While we will continue to pay travel costs for spouses to attend appropriate company events, we no longer “gross up” or pay the taxes on the imputed income resulting from these costs, nor do we provide for any tax “gross up” of “golden parachute” taxes under Section 280G of the IRC to any of our executive officers.

Our NEOs participate in generally the same benefits programs, such as health insurance and 401(k) retirement savings plans, as all other employees with no differentiation or supplementation. We provide a company-paid supplemental disability program for vice presidents and executive officers who enrolled in such program prior to its closure to new participants in March 2007. Of our NEOs, Messrs. Beauchamp, Solcher and Miller participated in the supplemental disability program in fiscal 2012. We also provide relocation expense reimbursement for new hires. The level of reimbursement eligibility varies based on an employee’s job level within the organization. Vice presidents and executive officers generally qualify for the same level of reimbursement eligibility. Actual reimbursement is dependent upon actual relocation expenses incurred and verified, and is subject to a maximum amount. In addition, we provide an employee stock purchase program to our employees in several countries; however, our executive officers are not eligible to participate.

Deferred Compensation Plan

We have a non-qualified deferred compensation plan for a select group of management or highly compensated employees in which the NEOs are also eligible to participate. Company contributions are permitted under the plan; however, this is not our typical practice and we have not made Company contributions for any of the Named Executive Officers. We do not maintain a Supplemental Executive Retirement Plan (“SERP”) or any defined benefit deferred compensation plan for any NEOs.

Other Compensation Items

Ownership Guidelines and Claw-back Provisions:

Effective April 2011, we adopted ownership guidelines for our CEO and other executive officers that will require our CEO to own shares of Common Stock representing a value of three times his or her base salary and for each other executive officer reporting to the CEO to own shares of Common Stock representing a value equal to their base salaries by April 27, 2016 or five years after their hire date, whichever is later. As of June 1, 2012, our CEO owns 323,965 shares of Common Stock representing a value of $13,570,894.

We continue to be committed to sound compensation governance practices and implemented a “clawback” policy during fiscal 2012 applicable to our executive officers, in advance of the finalization of the pending regulations associated with the Dodd-Frank Act. The clawback policy provides for the reimbursement or forfeiture of cash incentive-based compensation in the event of fraud or intentional misconduct that results in the required restatement of any financial reporting required under the securities laws or other similar laws or regulations applicable to the Company.

Severance and Change in Control Benefits

We believe that severance arrangements, including arrangements that provide protection in the context of a change in control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive’s compensation, and are consistent with competitive practices. Accordingly, we provide such arrangements for our NEOs and other executive officers. We believe that the occurrence, or potential occurrence, of a change in control will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly impacting senior executives of the target company. In order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers, including the NEOs, with severance benefits if their employment is terminated without cause or by the executive for good reason within the first twelve months after a change in control. Because a termination by the executive for good reason, as defined in IRC Section 409A, is conceptually the same as a termination without cause, and potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, it is appropriate to provide severance benefits in these circumstances. In the case of our NEOs, these benefits are provided under employment agreements which are described in more detail under “Potential

Payments upon Termination or Change in Control.” However, our severance and change in control arrangements are within most stockholder guidelines for such arrangements, only accelerating existing stock awards in the case of a double trigger event (change in control and subsequent termination) and providing only one to two years in annual cash compensation.

In April 2010, we amended the employment agreements with our NEOs and other executive officers such that they no longer contain provisions providing that we would compensate or “gross up” the NEO or other executive officer for the IRC Section 4999 excise tax or any additional taxes on the gross-up payment. We have continued to exclude gross-up provisions from employment agreements of new NEOs and other executive officers.

Policy with Respect to IRC Section 162(m)

Section 162(m) of the Internal Revenue Code provides that we may not deduct for federal income tax purposes compensation of more than $1,000,000 paid in any year to the CEO or any of the three other most highly compensated executive officers, excluding the Chief Financial Officer, unless the compensation is paid based solely on the attainment of one or more pre-established objective performance goals and certain other conditions are met. We generally design and administer executive compensation programs, particularly stock options, performance-based RSUs, the STIP and LTIP, to preserve the deductibility of compensation paid to our executive officers, and we believe that a reasonable portion of our current executive compensation program satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, from time to time, certain elements of our executive compensation program may not comply with all the requirements of Section 162(m) and the payouts associated with such elements are subject to the $1,000,000 deduction limit. Awards of time-based restricted stock and time-based RSUs are subject to the $1,000,000 deduction limit. We reserve the right to design compensation plans that recognize a full range of performance and other criteria important to our success regardless of the federal income tax deductibility of compensation paid under those plans.

Report of the Compensation Committee

The Compensation Committee, which is comprised solely of independent members of the Board, assists the Board in fulfilling its responsibilities with regard to compensation matters. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

COMPENSATION COMMITTEE

Gary L. Bloom, Chairman

Meldon K. Gafner

Stephan A. James

P. Thomas Jenkins

Tom C. Tinsley

COMPENSATION RISK ASSESSMENT

The Compensation Committee considers, in establishing and reviewing our overall compensation programs, whether these programs and their various elements encourage or motivate employees to take inappropriate risks or introduce excessive business risk. During fiscal 2012, at the direction of the Compensation Committee, our compensation practices and policies were reviewed by our internal Enterprise Risk Management and Compensation organizations, and by the Compensation Committee’s independent compensation consultant, Compensia; and the findings were presented to the Compensation Committee. The Compensation Committee considered the findings of the assessment and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they do encourage is not reasonably likely to materially harm our business or financial condition.

In regard to the compensation program relative to business risk, we offer a mixture of short-term and long-term incentives to our executive officers to balance their motivations. We also have in place numerous business controls, such as maximum payout levels in executive incentive plans, approvals and audit processes to mitigate and manage the risk that may arise as a result of focus on short-term, quarterly performance. The Compensation Committee believes that the design of our compensation programs as outlined in “Compensation Discussion and Analysis” places appropriate balance upon the multiple components of our compensation program. While a portion of total compensation is tied to short-term performance, the Compensation Committee concluded that emphasis on long-term incentives appropriately balances risk and aligns the executive officers’ motivations for BMC’s long-term success, including stock price performance. During fiscal 2012 we also continued to include performance-based equity within our executive compensation grants to ensure a portion of compensation will be tied closely to long-term stockholder interests. We introduced stock ownership guidelines during fiscal 2011, as described in “Compensation Discussion and Analysis,” which will require a level of stock ownership by our Chief Executive Officer and executive officers directly reporting to him, that we believe appropriately align their interests with those of our stockholders. We have also implemented a “clawback” policy applicable to our executive officers, in advance of regulatory guidance from the SEC as required by the Dodd-Frank Act, providing our Board with the ability to require the reimbursement or forfeiture of cash incentive-based compensation in the event of fraud or intentional misconduct that results in the required restatement of our financial statements.

Given the factors discussed above, we concluded that nothing inherent within the compensation program design increases the likelihood of a material risk being encouraged or introduced outside of the normal course of business practices.

EXECUTIVE COMPENSATION

Fiscal 2012 Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by our Named Executive Officers during fiscal 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)			Non-Equity Incentive Plan Compensation ($)(6)		All Other Comp ($)(8)	Total ($)
			Perf.- Based		Time- Based	STIP	LTIP(7)
Robert E. Beauchamp	2012	977,500	5,856,582	(4)	4,908,766	713,440	—	36,229	12,492,517
President and CEO	2011	950,000	2,218,319	(5)	6,582,099	1,525,605	1,377,975	18,814	12,672,812
	2010	950,000	—		8,942,354	1,326,675	855,000	18,814	12,092,843

Stephen B. Solcher	2012	543,750	1,572,687	(4)	1,591,262	250,250	—	17,716	3,975,665
SVP and CFO	2011	475,000	517,597	(5)	1,535,826	508,535	348,120	16,676	3,401,754
	2010	475,000	—		2,086,518	442,225	192,000	16,028	3,211,771

Kia Behnia (1)	2012	406,458	1,342,543	(4)	1,373,145	263,461	—	4,294	3,389,901
SVP and CTO

Kenneth W. Berryman (2)	2012	402,500	1,401,759	(4)	1,421,683	184,275	—	13,783	3,424,000
SVP, Strategy & Corp Dev

William D. Miller	2012	486,667	1,534,793	(4)	1,548,186	581,532	—	24,748	4,175,926
SVP, President—MSM	2011	450,000	633,465	(5)	1,869,923	570,780	328,780	19,949	3,872,897
	2010	450,000	—		2,533,645	537,624	186,000	20,553	3,727,822

(1)	Mr. Behnia was not a Named Executive Officer in either fiscal 2011 or 2010 and the fiscal 2012 STIP amount reflects a GICP bonus payment for the first quarter of fiscal 2012.
(2)	Mr. Berryman was not a Named Executive Officer in either fiscal 2011 or 2010.
(3)	Represents grant date fair value as determined in accordance with U.S. GAAP for restricted stock awards and RSUs granted by the Company in the respective fiscal year, calculated by multiplying the fair value of the award on the date of grant by the number of awards granted. The fair value of RSUs is based on the average of the high and low trading price of a share of Common Stock on the date of grant, except for certain awards with performance-based conditions, for which the fair value was determined using a Monte Carlo simulation model on the date of grant. For a discussion of the specific valuation assumptions used, see Note 9, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2012.
(4)	Represents the grant date fair value of RSUs with performance-based conditions granted during fiscal 2012. The maximum potential value of these performance-based awards, based on the fair market value of a share of Common Stock on the date of grant multiplied by the maximum number of awards that could vest, is $8,784,873, $2,359,031, $2,013,815, $2,102,639, and $2,302,190 for Messrs. Beauchamp, Solcher, Behnia, Berryman and Miller, respectively.
(5)	Represents the grant date fair value of RSUs with performance-based conditions granted during fiscal 2011. The maximum potential value of these performance-based awards, based on the fair market value of a share of Common Stock on the date of grant multiplied by the maximum number of awards that could vest, is $3,327,479, $776,396, $950,198 for Messrs. Beauchamp, Solcher and Miller, respectively.
(6)	Represents amounts earned under our STIP and LTIP based on performance measures satisfied in the fiscal year indicated.
(7)

LTIP awards for fiscal 2012 were zero due to BMC’s ranking during the three-year measurement period. LTIP awards earned in fiscal 2011 were paid at 96.7% of target due to BMC ranking at the 63rd percentile during the three-year measurement period. LTIP awards earned in fiscal 2010 were paid at 60% of target due to BMC ranking at the 56th percentile during the three-year measurement period.

(8)	All other compensation for fiscal 2012 is itemized and described in the following table:

Name	Defined Contribution Plans ($)(a)	Insurance ($)(b)	Other Awards ($)(c)
Robert E. Beauchamp	12,250	6,981	16,998
Stephen B. Solcher	13,187	4,529	—
Kia Behnia	3,583	711	—
Kenneth W. Berryman	12,625	858	300
William D. Miller	12,700	9,617	2,431

(a)	Represents our matching contributions to 401(k) accounts. All 401(k) participants are treated equally with respect to our 401(k), and we do not have preferential matching for our executive officers.
(b)	Represents amounts paid by us on behalf of the Named Executive Officers for term life insurance and supplemental disability insurance.
(c)	Represents value attributed to the Named Executive Officers for guest travel to company events and value of related gifts.

Grants of Plan-Based Awards in Fiscal 2012

The following table sets forth information relating to plan-based awards granted to our Named Executive Officers during fiscal 2012.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Beauchamp	STIP Equity		392,000	1,568,000	3,136,000
		6/6/2011							59,558	3,183,673
		6/6/2011				1,077	53,885	80,827		3,094,615
		11/7/2011							47,886	1,725,093
		11/7/2011				1,716	85,802	128,703		2,761,967

Stephen B. Solcher	STIP Equity		137,500	550,000	1,100,000
		6/6/2011							17,097	913,920
		6/6/2011				309	15,468	23,202		888,328
		11/7/2011							18,802	677,342
		11/7/2011				425	21,260	31,890		684,359

Kia Behnia	STIP Equity		111,475	445,900	891,800
		6/6/2011							11,538	616,764
		6/6/2011				201	10,070	15,105		578,320
		11/7/2011							20,996	756,381
		11/7/2011				474	23,741	35,611		764,223

Kenneth W. Berryman	STIP Equity		101,250	405,000	810,000
		6/6/2011							16,927	904,833
		6/6/2011				306	15,315	22,972		879,540
		11/7/2011							14,347	516,850
		11/7/2011				324	16,223	24,334		522,219

William D. Miller	STIP Equity		147,000	588,000	1,176,000
		6/6/2011							14,359	767,560
		6/6/2011				259	12,991	19,486		746,074
		11/7/2011							21,669	780,626
		11/7/2011				490	24,502	36,753		788,719

(1)

STIP is our Short-Term Incentive Plan, which targets quarterly performance against goals established by the Compensation Committee and Board. Awards under the STIP are paid in cash and are reflected in the column titled “Non-Equity Incentive

Plan Compensation—STIP” in the Fiscal 2012 Summary Compensation Table above. The Threshold, Target and Maximum amounts presented above represent such amounts for the fiscal 2012 STIP. Because our STIP incorporates multiple performance measures and measurement periods within the fiscal year, actual payouts could be less than the threshold amounts presented above if actual performance for one or more measures or measurement periods is below threshold for such measure or period. See “Compensation Discussion and Analysis—Short-term Incentives.”
(2)	Performance-based RSUs measure our TSR against that of the NASDAQ-100 Index over respective two-year and three-year performance periods, with both periods weighted equally. See “Compensation Discussion and Analysis—Long-term Incentives.”
(3)	Time-based RSUs which vest one-third per year over three years from date of grant, assuming continued employment.
(4)	Represents grant date fair value as determined in accordance with U.S. GAAP for RSUs granted by the Company in fiscal 2012.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table sets forth information, as of March 31, 2012, concerning unexercised options and unvested RSUs for each Named Executive Officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Robert E. Beauchamp	500,000	—		17.405	5/3/2014
	285,000	—		32.145	6/15/2013
	305,625	20,375	(1)	39.295	6/6/2014
						42,553	(4)	1,708,928
						38,906	(5)	1,562,465
						80,722	(6)	3,241,796
						32,544	(8)	1,306,967
						59,558	(10)	2,391,849
						47,886	(11)	1,923,102
									48,361	(12)	1,942,178
									53,885	(13)	2,164,022
									85,802	(14)	3,445,808

Stephen B. Solcher	26,286	—		32.145	6/15/2013
	87,187	5,813	(1)	39.295	6/6/2014
						9,929	(4)	398,749
						9,078	(5)	364,572
						18,836	(6)	756,454
						7,594	(8)	304,975
						17,097	(10)	686,616
						18,802	(11)	755,088
									11,284	(12)	453,165
									15,468	(13)	621,195
									21,260	(14)	853,802

Kia Behnia	9,375	—		19.93	8/4/2015
	7,882	—		21.775	6/12/2012
	29,000	—		32.145	6/15/2013
	18,750	1,250	(1)	39.295	6/6/2014
						7,500	(2)	301,200
						2,500	(3)	100,400
						6,666	(4)	267,707
						4,667	(5)	187,427
						12,000	(6)	481,920
						19,200	(8)	771,072
						10,997	(9)	441,640
						11,538	(10)	463,366
						20,996	(11)	843,199
									10,070	(13)	404,411
									23,741	(14)	953,439

Kenneth W. Berryman						13,446	(7)	539,991
						6,005	(8)	241,161
						16,927	(10)	679,788
						14,347	(11)	576,176
									8,923	(12)	358,348
									15,315	(13)	615,050
									16,223	(14)	651,516

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
William D. Miller	17,292	—		32.145	6/15/2013
	34,834	5,500	(1)	39.295	6/6/2014
						12,056	(4)	484,169
						11,023	(5)	442,684
						22,872	(6)	918,540
						9,294	(8)	373,247
						14,359	(10)	576,657
						21,669	(11)	870,227
									13,810	(12)	554,610
									12,991	(13)	521,719
									24,502	(14)	984,000

(1)	Options vest 1/48 per month from date of grant of June 6, 2008.
(2)	RSUs with grant date of June 6, 2008 that vest one-fourth per year over four years.
(3)	RSUs with grant date of February 20, 2009 that vest one-fourth per year over four years.
(4)	RSUs with grant date of June 8, 2009 that vest one-third per year over three years.
(5)	RSUs with grant date of December 7, 2009 that vest one-third per year over three years.
(6)	RSUs with grant date of June 7, 2010 that vest one-third per year over three years.
(7)	RSUs with grant date of October 4, 2010 that vest one-third per year over three years.
(8)	RSUs with grant date of December 6, 2010 that vest one-third per year over three years.
(9)	RSUs with grant date of February 7, 2011 that vest one-third per year over three years.
(10)	RSUs with grant date of June 6, 2011 that vest one-third per year over three years.
(11)	RSUs with grant date of November 7, 2011 that vest one-third per year over three years.
(12)	Performance-based RSUs with a grant date of December 6, 2010 that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, based in either case, on our relative TSR as measured against that of the NASDAQ-100 Index.
(13)	Performance-based RSUs with a grant date of June 6, 2011 that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, based in either case, on our relative TSR as measured against that of the NASDAQ-100 Index.
(14)	Performance-based RSUs with a grant date of November 7, 2011 that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, based in either case, on our relative TSR as measured against that of the NASDAQ-100 Index.
(15)	Calculated using the closing price of our Common Stock on March 30, 2012 of $40.16.

Fiscal 2012 Option Exercises and Stock Vested

The following table provides information on stock options exercised and stock awards vested during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert E. Beauchamp	50,000	980,467	299,631	13,867,526
Stephen B. Solcher	40,000	834,095	78,003	3,604,002
Kia Behnia	—	—	47,494	2,137,467
Kenneth W. Berryman	—	—	9,724	364,998
William D. Miller	—	—	81,632	3,720,082

(1)	Represents the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the applicable option multiplied by the number of shares underlying the exercised option.
(2)	Represents the product of the fair market value of our Common Stock on the vesting date and the number of shares that vested on such date.

Fiscal 2012 Non-qualified Deferred Compensation

We have a non-qualified deferred compensation plan for a select group of management or highly compensated employees in which the Named Executive Officers are eligible to participate. Company contributions are permitted under the plan; however, this is not our typical practice and we have not made Company contributions for any of the Named Executive Officers. Participants may elect to defer up to 50% of their respective base salaries and 100% of their applicable bonuses, which deferrals are irrevocable for each plan year as of the beginning of each plan year. Participant contributions are directed into a “rabbi trust” (a special form of grantor trust) for the purpose of administering and paying the deferred compensation under this plan. Contributions in the rabbi trust are invested by the Trustee in line with direction provided by participants for long-term return in their hypothetical accounts. The existence of the rabbi trust implies no vested ownership interest of the participant in trust assets but is a vehicle through which we may match the liabilities under the plan resulting from hypothetical accounts with an offsetting asset. The investment choices offered participants in their hypothetical accounts mirror those offered in our 401(k) plan, with the exception of investment in our Common Stock and the self-directed brokerage option, each of which is offered only in our 401(k) plan. Participants’ account values are adjusted up and down in line with investment returns of the selected investment options for their hypothetical accounts. The aggregate “at market” earnings on these investments by each Named Executive Officer who is a participant in the plan are included in the table below. Participants may change the designation of the investments in their hypothetical accounts in accordance with the investments and procedures established by the Employee Benefits Committee. Before any compensation deferral, participants choose when the funds will be distributable. Generally, the aggregate balances of the participants are distributable upon the following events: a specified date or age designated by the participant; the participant’s separation from service, subject to a six month waiting period; the participant’s unforeseeable emergency; or the participant’s death or disability. The plan provides for distributions to be made in either a lump sum amount or installments payable over five, ten or fifteen years. The following table provides certain information with respect to our Non-qualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert E. Beauchamp	—		—	164,769	—	2,658,347
Stephen B. Solcher	—		—	—	67,971	83,273
Kia Behnia	—		—	—	—	—
Kenneth W. Berryman	—		—	—	—	—
William D. Miller	120,313	(1)	—	2,135	114,820	534,809

(1)	Contributions in fiscal 2012 include $48,244 reported in 2011 in our Fiscal 2011 Summary Compensation Table and $72,069 reported in our Fiscal 2012 Summary Compensation Table above.
(2)	Represents the change in the value of the account from investment returns (including interest and dividends) based on the deemed investment choices as selected by the individual. Earnings are not reported in our Fiscal 2012 Summary Compensation Table because they are not above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Termination Events

Our agreements with our Named Executive Officers provide that in the case of a termination of employment by us not for Cause, as defined in the respective agreement, or by the Named Executive Officer for Good Reason, as defined in the respective agreement, the Named Executive Officer would be entitled to a cash severance payment, described in further detail in the table and accompanying footnotes below. In addition, our Named Executive Officers are entitled to certain benefits, as described in the table and accompanying footnotes below, in the event of termination by reasons of the NEO’s death or disability. In consideration of the payments and benefits under their employment agreement, Messrs. Beauchamp and Solcher are restricted from competitive activities and prohibited from soliciting our clients and employees for two years (18 months in the case of Messrs. Berryman and Miller) after termination of employment, and prohibit disclosure of our confidential information. Mr. Behnia recently entered into an employment agreement with us providing for an 18-month non-compete. The following table sets forth the amounts of such severance payments and benefits to the Named Executive Officer assuming the event that triggered the payment occurred on March 31, 2012.

Name	Executive Benefits and Payments Upon Termination	Death ($)(2)	Disability ($)(2)	Involuntary For Cause Termination ($)	Involuntary Not For Cause Termination ($)(3)	Voluntary Termination with Good Reason ($)(3)	Voluntary Termination without Good Reason (e.g., Retirement) ($)
Robert E. Beauchamp	Severance Payments	—	—	—	5,096,000	5,096,000	—
	Vesting of Equity (1)	12,135,107	12,135,107	—	—	—	—

Stephen B. Solcher	Severance Payments	—	—	—	2,200,000	2,200,000	—
	Vesting of Equity (1)	3,266,454	3,266,454	—	—	—	—

Kia Behnia	Severance Payments	—	—	—	430,000	430,000	—
	Vesting of Equity (1)	3,857,931	3,857,931	—	—	—	—

Kenneth W. Berryman	Severance Payments	—	—	—	810,000	810,000	—
	Vesting of Equity (1)	2,037,116	2,037,116	—	—	—	—

William D. Miller	Severance Payments	—	—	—	1,078,000	1,078,000	—
	Vesting of Equity (1)	3,665,524	3,665,524	—	—	—	—

(1)	Represents the value of time-based RSUs, calculated assuming a Common Stock price of $40.16 per share (the closing price on March 30, 2012, the last trading day of fiscal 2012), which would be subject to accelerated vesting upon death or permanent disability.
(2)	Named Executive Officers would be entitled to a pro rata payment of earned amounts under the STIP and LTIP in the case of death or disability. Such payments would be made at the end of the applicable performance period. Amounts payable under the STIP and the LTIP for performance periods that end on March 31, 2012 are shown above in the Non-Equity Incentive Plan Compensation section of the Fiscal 2012 Summary Compensation Table. Additional amounts payable under the LTIP and performance-based RSUs cannot be determined as payment would be based on actual performance, which is unknown until the relevant performance period is completed. Assuming performance at target, Messrs. Beauchamp, Solcher, and Miller would be entitled to payments under the LTIP of $1,900,000, $593,750 and $562,500, respectively, for partial performance periods. Messrs. Behnia and Berryman do not have grants under the LTIP.
(3)	In the case of Messrs. Beauchamp and Solcher, the amount of severance is equal to two years of current base salary plus two times current cash bonus target amount, as of March 31, 2012. In the case of Messrs. Berryman and Miller, the amount of severance is equal to one year of current base salary plus one times current cash bonus target amount, as of March 31, 2012. In the case of Mr. Behnia, the amount of severance is equal to one year of current base salary as of March 31, 2012.

Termination Events Occurring Within 12 Months After a Change in Control

Our agreements with our Named Executive Officers also provide that in the event of a termination of employment not for Cause or for Good Reason within twelve months after a change in control, each Named Executive Officer would be entitled to a cash severance payment, would vest fully in their outstanding equity awards and would continue to receive medical insurance benefits at no cost, or a payment equal to the cost of COBRA coverage, for up to eighteen months. In consideration of the benefits provided under the employment agreement with each NEO, the agreements restrict each NEO from competitive activities and from soliciting our clients and employees for two years (18 months in the case of Messrs. Behnia, Berryman, and Miller) after termination of employment, and prohibit disclosure of our confidential information.

The following table sets forth potential payments to the Named Executive Officers in the event of a termination not for Cause or termination for Good Reason by each of the Named Executive Officers within 12 months of a change in control, in each case assuming the event or events that triggered the payment occurred on March 31, 2012. The amounts also assume a Common Stock price of $40.16 per share, the closing price on March 30, 2012 (the final trading day of fiscal 2012), for purposes of determining all equity values. The table includes amounts earned through March 31, 2012 and estimates of amounts that would be paid out to the Named Executive Officers upon their separation or termination. Unless otherwise noted, all cash benefits are stated as the total value of the obligation. However, the amounts reflected in the table are estimates only, as the actual amounts can be determined only at the time of the Named Executive Officer’s termination of employment. In addition, in the event of a change in control, current performance periods under the STIP and LTIP are terminated and pro rata awards would be paid based on actual performance to date. If a change in control had occurred at March 31, 2012, Messrs. Beauchamp, Solcher and Miller would not have been entitled to any payments under the LTIP in addition to any LTIP payout amounts listed in the Fiscal 2012 Summary Compensation Table above.

Name	Severance Amount ($)(1)	Acceleration of Time-Based RSUs ($)(2)	Acceleration of Performance- Based RSUs ($)(3)	Acceleration of Stock Options ($)(4)	Benefits ($)(5)	Total ($)
Robert E. Beauchamp	5,096,000	12,135,107	7,552,008	17,624	22,352	24,823,091

Stephen B. Solcher	2,200,000	3,266,454	1,928,162	5,028	75,231	7,474,875

Kia Behnia (6)	430,000	3,857,931	1,357,850	1,081	—	5,646,862

Kenneth W. Berryman	810,000	2,037,116	1,624,914	—	45,757	4,517,787

William D. Miller	1,078,000	3,665,524	2,060,329	4,757	22,352	6,830,962

(1)	In the case of Messrs. Beauchamp and Solcher, the Severance Amount is equal to two years of current base salary plus two times current cash bonus target amount, as of March 31, 2012. In the case of Messrs. Berryman and Miller, the Severance Amount is equal to one year of current base salary plus one times current cash bonus target amount, as of March 31, 2012. In the case of Mr. Behnia, the Severance Amount is equal to one year of current base salary as of March 31, 2012.
(2)	The Acceleration of Time-Based RSUs column represents the value of unvested time-based RSUs that would have accelerated upon a qualifying post-change in control termination on March 31, 2012. Additional information regarding these awards is presented in the “Outstanding Equity Awards at Fiscal 2012 Year-End” table.
(3)	The Acceleration of Performance-Based RSUs column represents the value of unvested RSUs that would have accelerated upon a qualifying post-change in control termination on March 31, 2012. Additional information regarding these awards is presented in the “Outstanding Equity Awards at Fiscal 2012 Year-End” table.
(4)	The Acceleration of Stock Options is equal to the intrinsic value (calculated using the difference between $40.16, the closing price of our Common Stock on March 30, 2012 (the last trading day of fiscal 2012), and the exercise price of such stock options) of unvested stock options as of March 31, 2012 that would have accelerated upon a qualifying post-change in control termination. Additional information regarding these awards is presented in the “Outstanding Equity Awards at Fiscal 2012 Year-End” table.
(5)	Benefits represent the cost of COBRA coverage for a period of 18 months, with the exception of Mr. Behnia. In addition, Mr. Solcher is entitled to 18 months of life insurance coverage.
(6)	The amounts shown for Mr. Behnia are calculated based on his agreement with us as of March 31, 2012. He has subsequently entered into an employment agreement with us as described in the paragraphs above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee were officers or employees or former officers or employees of ours or any of our subsidiaries during fiscal 2012, or had any relationship otherwise requiring disclosure.

EQUITY COMPENSATION PLANS

The table below provides information with respect to shares of Common Stock that may be issued under our equity compensation plans as of March 31, 2012.

We have assumed various incentive plans (the “Assumed Plans”) in connection with our acquisitions by merger of BGS Systems, Inc. in 1998, Boole & Babbage, Inc. in 1999, Evity, Inc. in 2000, Marimba, Inc. in 2004 and BladeLogic, Inc. in 2008. With the exception of the BladeLogic, Inc. 2007 Stock Option and Incentive Plan (the “BladeLogic 2007 Plan”), no future awards will be issued under the Assumed Plans, and such other Assumed Plans are not included in the table below. We intend to issue new awards from the BladeLogic 2007 Plan in the future, and accordingly the table below includes information regarding such plan.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options and RSUs (#)	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares of Common Stock Reflected in Column (a)) (#)
	(a)(3)	(b)(4)	(c)
Equity compensation plans approved by security holders (1)	11,817,857	30.98	15,636,557	(5)
Equity compensation plans not approved by security holders (2)	1,071,790	28.97	237,824
Total	12,889,647	30.60	15,874,381

(1)	Includes our 1994 Employee Incentive Plan, 2002 Nonemployee Director Stock Option Plan, 2002 Employee Incentive Plan and 2007 Incentive Plan. No further awards may be granted under our 1994 Employee Incentive Plan, 2002 Nonemployee Director Stock Option Plan or 2002 Employee Incentive Plan.
(2)	Our 2000 Employee Stock Incentive Plan and our assumption of the BladeLogic 2007 Plan have not been approved by our stockholders. The material provisions of these plans are described below.
(3)	Does not include options to purchase an aggregate of 35,642 shares of Common Stock at a weighted-average exercise price of $6.08 outstanding as of March 31, 2012 under the Assumed Plans other than the BladeLogic 2007 Plan. Includes 7,361,673 shares and 43,347 shares issuable in respect of outstanding RSUs under stockholder-approved plans and plans not approved by stockholders, respectively.
(4)	Weighted average price of outstanding options only, excluding the impact of RSUs.
(5)	Includes 934,281 shares of Common Stock available for issuance pursuant to our 2006 ESPP.

Material Features of Plans Not Approved by Stockholders

2000 Employee Stock Incentive Plan

Our 2000 Employee Stock Incentive Plan was adopted by the Board to enable us to recruit, retain and motivate our non-executive employees with equity-based incentives, primarily employee stock options. This plan expired for new awards in 2010. Our employees and consultants were eligible to receive grants under this plan, and the plan is administered by our Compensation Committee. We have not granted any awards to our executive officers under this plan. As of March 31, 2012, options to purchase 997,449 shares of Common Stock were outstanding under the plan. The exercise price per share of Common Stock for options granted under the plan is determined by the Compensation Committee, provided that the exercise price is not less than the fair market value of shares of Common Stock at the date the option is granted. The term of each stock option is specified by the Compensation Committee. In general, in the event of a change in control, the Compensation Committee will take one or more of the following four actions (which actions may vary among holders): accelerate the vesting of all outstanding and unexercised options; require the surrender of outstanding options and pay the holders of such options the difference between the change in control value and the exercise price of such options; make such adjustments to outstanding options as the Compensation Committee deems appropriate to reflect the change in control event; or provide that outstanding options shall be converted into options to receive shares of stock or securities or property to which the holder would have been entitled, pursuant to the terms of the change in control event (merger, sale of assets or otherwise), if immediately prior to such change in control event the holder had been a stockholder.

BladeLogic, Inc. 2007 Stock Option and Incentive Plan

In connection with our acquisition of BladeLogic, our Board approved our assumption of the BladeLogic 2007 Plan. We intend to make future awards of various equity-based incentives under such plan to those officers, employees, directors and key persons previously employed by and associated with BladeLogic. Accordingly, we have assumed the outstanding awards under the BladeLogic 2007 Plan as of the acquisition and have the authority to make additional grants thereunder, except that the rules of the NASDAQ provide that we may not grant awards under the BladeLogic 2007 Plan to any person who was employed by BMC (rather than BladeLogic) at the time of the acquisition. As of March 31, 2012, a total of 74,341 shares of our Common Stock are reserved for future issuance pursuant to outstanding awards under the BladeLogic 2007 Plan, of which 30,994 are reserved for issuance upon exercise of outstanding options and 43,347 are reserved for issuance upon vesting of outstanding RSUs, with 237,824 shares available for future awards. Further, in general, shares subject to awards that are forfeited, cancelled or settled without the issuance of shares, or that are held back upon exercise to satisfy the exercise price of an option or tax withholding obligation upon settlement of an award under this plan also will be available for future awards. This plan is administered by our Compensation Committee. The exercise price of options and stock appreciation rights awarded under this plan is determined by the administrator, provided that the exercise price is not less than the fair market value of shares of Common Stock on the date of grant of the option or stock appreciation right. The term of each option may not exceed ten years from the date of grant. Restricted stock, RSUs and unrestricted stock awards may also be granted under this plan, subject to the administrator’s discretion regarding vesting conditions and restrictions, as well as performance shares, cash-based awards and dividend equivalent rights. In the event of a merger, sale of assets or dissolution, or a similar “sale event” in which all awards are not assumed or substituted by the successor entity, all options and stock appreciation rights that are unexercisable immediately prior to such event and all other unvested awards will terminate upon the effective time of such sale event following an exercise period for outstanding options and stock appreciation rights, unless such awards are assumed or continued by the successor entity. Other than in the event of a necessary adjustment in connection with a change in our Common Stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee of the Board is composed of independent directors as defined by the listing standards of NASDAQ and the rules of the SEC. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted and approved by the Board, a copy of which is available on our website at http://investors.bmc.com.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the quality and integrity of our financial statements and the processes that produce them, (ii) our compliance with legal and regulatory requirements, (iii) the quality and integrity of our risk management process, and (iv) the qualifications and independence of the independent registered public accountants. The Audit Committee also oversees the performance of BMC Software’s internal audit function. The Audit Committee has sole responsibility for the retention and termination of the independent registered public accountants. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

The Audit Committee has met and reviewed and discussed our audited financial statements as of and for the year ended March 31, 2012, with our management, which has the primary responsibility for our financial statements, as well as with our independent registered public accountants, Ernst & Young LLP, who are responsible for performing an independent audit of BMC Software’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, and as adopted by the PCAOB in Rule 3200T. The Audit Committee has received and reviewed the written disclosures from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP their independence. The Audit Committee also considered whether Ernst & Young LLP’s non-audit services to us were compatible with their independence and concluded their independence was not compromised by the provision of such services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC.

Submitted by:

AUDIT COMMITTEE

Louis J. Lavigne, Jr., Chairman

Jon E. Barfield

Gary L. Bloom

Mark J. Hawkins

Kathleen A. O’Neil

STOCKHOLDER PROPOSALS

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2013 Annual Meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than February 5, 2013. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Secretary by April 21, 2013.

In addition to the requirements of the SEC described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our Annual Meeting of stockholders, it must be either specified in the notice of the meeting given by us or otherwise brought before the meeting by or at the direction of our Board or by a stockholder of ours entitled to vote at the meeting and who complies with the following notice procedures.

For nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to our Secretary and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. For a stockholder nomination for election to our Board or a proposal of business to be considered at the 2013 Annual Meeting of stockholders, it should be properly submitted to our Secretary no earlier than March 22, 2013 and no later than April 21, 2013. However, if the date of the 2013 Annual Meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made.

For each individual that a stockholder proposes to nominate as a director, such notice must set forth all of the information required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case under applicable law. For any other business that a stockholder desires to bring before an Annual Meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the name and address of the beneficial owner, if any, as it appears on our books; and

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

If we increase the number of directors to be elected at an Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by us at least 55 days prior to the anniversary of the date the previous year’s proxy statement was first mailed to stockholders, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Secretary at the address indicated on page 1 of this proxy statement not later than the close of business on the 10th day following the day on which the public announcement is first made.

ANNUAL REPORT ON FORM 10-K

We have furnished a copy of our Annual Report, as filed with the SEC, including the financial statements thereto to each person whose proxy is being solicited. Our Annual Report may be viewed on the Internet at www.dfking.com/bmc or at www.sec.gov. We will furnish, upon written request, any exhibit described in the list accompanying the Annual Report. Requests for copies of such report and/or exhibit(s) should be directed to Corporate Secretary, BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042.

OTHER INFORMATION

Transfer Agent. Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates to: Computershare Investor Services, N.A., P.O. Box 43078, Providence, RI 02940-3078. Our transfer agent may also be reached via the Internet at

http://www.computershare.com/investor or by telephone at (877) 282-1168.

Proxy Solicitation. Proxies are being solicited by mail, telephone, fax, email, town hall meetings, press releases, press interviews or the Company’s Investor Relations website. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, at no additional expense to us, solicit proxies in person or by telephone. We have hired D.F. King & Co., Inc. to assist in the solicitation of proxies at a fee estimated not to exceed $700,000, of which approximately $100,000 has been spent to date. In addition, we have agreed to reimburse D.F. King & Co., Inc. for its reasonable out-of-pocket expenses. The Company has agreed to indemnify D.F. King & Co., Inc. against certain liabilities relating to or arising out of their engagement. D.F. King & Co., Inc. estimates that approximately 75 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, telephone, fax, email, town hall meetings, press releases, press interviews or the Company’s Investor Relations website. Additional information about persons who are participants in this proxy solicitation is set forth in Appendix B. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

The proxyholders intend to exercise their judgment in voting such shares on other matters that may come before the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

By Order of the Board of Directors

Houston, Texas

June 5, 2012

APPENDIX A

BMC SOFTWARE, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to furnish to Eligible Employees an incentive to advance the best interests of the Company by providing a method whereby they may voluntarily purchase stock of the Company at a favorable price and upon favorable terms. The Plan has a Code Section 423(b) Component and an International Component. The Code Section 423(b) Component is set forth in this document and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The International Component may, but is not required to, qualify as an “employee stock purchase plan” under Section 423 of the Code.

2. Definitions.

(a)	“Board” means the Board of Directors of BMC Software, Inc.

(b)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(c)	“Code Section 423(b) Component” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(d)	“Committee” means the BMC Software, Inc. Employee Benefits Committee; provided, however, with respect to certain procedural interpretations of the Plan and the day-to-day administration of the Plan, the Committee may delegate to a subcommittee, a member of the Committee, or a Senior Vice President or Vice President of Human Resources.

(e)	“Company” means BMC Software, Inc.

(f)	“Date of Exercise” means the last day of each Option Period.

(g)	“Date of Grant” means, except as otherwise determined by the Committee, the first day of each January and July.

(h)	“Designated Non-U.S. Affiliate” means any corporation, partnership, joint venture or other business entity, or branch of such business entity, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or an affiliate which: (i) has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan; and (ii) has Employees working outside of the United States. The Committee may in its sole discretion provide from time to time that a Designated Non-U.S. Affiliate shall cease to be a Designated Non-U.S. Affiliate. Further, for purposes of clarity and not by way of limitation, a branch, partnership, joint venture, business entity or entity that is a disregarded entity for tax purposes, in each case of a Designated Non-U.S. Affiliate, may be excluded as a Designated Non-U.S. Affiliate even if its parent corporation is a Designated Subsidiary that is a Designated Non-U.S. Affiliate.

(i)	“Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

(j)	“Eligible Base Compensation” means that portion of an Eligible Employee’s Eligible Compensation that is comprised of wages and salaries and that excludes bonuses, commissions, and other amounts received during the Option Period.

(k)

“Eligible Compensation” means the gross (before taxes are withheld) total of all wages, salaries, commissions, bonuses, and other amounts received during the Option Period, except that such term shall include elective contributions made on an Employee’s behalf by the Company or a Designated

Subsidiary that are not includable in income under Section 125 or Section 402(e) (3) of the Code. Notwithstanding the foregoing, “Eligible Compensation” shall not include (i) reimbursements and other expense allowances, (ii) cash and noncash fringe benefits, (iii) moving expenses and moving bonuses, (iv) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code or nonqualified, (v) employee contributions to, or deferrals under, any nonqualified deferred compensation program, (vi) welfare benefits, (vii) amounts realized from participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan, (viii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (ix) severance or separation pay, (x) accumulated vacation paid upon termination of employment, and (xi) any other amounts that receive special tax benefits under the Code but are not specifically included in the preceding sentence.

(l)	“Eligible Employee” means an Employee that pursuant to paragraph 4 is eligible to participate in Plan.

(m)	“Employee” means any individual who is an employee of the Employer for tax purposes and for purposes of participation in the Code Section 423(b) Component whose customary employment with the Employer is at least 20 hours per week and more than five months in a calendar year. The term “Employee” shall not include any independent contractors providing services to the Employer, regardless of length of such service.

(n)	“Employer” means the Company or any of its Designated Subsidiaries.

(o)

“Enrollment Period” means with respect to a given Option Period, that period beginning on the fifteenth (15th) day of May and November and ending on the fifteenth (15th) day of June and December, respectively, during which Eligible Employees may elect to purchase shares of Stock at the end of that Option Period in accordance with the terms of this Plan. The duration and timing of Enrollment Periods may be changed or modified by the Committee.

(p)	“Fair Market Value” means, as of any date, the mean of the high and low sales prices of the Stock reported on the composite tape of the NASDAQ National Market (or if no longer listed on the NASDAQ National Market, such other national securities exchange on which the Stock is then listed), on that date or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(q)	“International Component” means an employee stock purchase plan which may, but is not required to, meet the requirements set forth in Section 423(b) of the Code. The terms of the International Component are set forth in this document, the International Employee Stock Purchase Plan, and any other applicable Sub-Plan.

(r)	“Maximum Period” means, with respect to a Participant, the six-month period beginning on the first day of the Participant’s leave of absence; provided, however, that if the Participant’s right to reemployment by the Company or a Designated Subsidiary is guaranteed either by statute or contract, then such six-month period shall be extended until the last day upon which such reemployment rights are so guaranteed.

(s)

“Offering” means an offer under this Plan of an option that may be exercised during an Option Period as further described in paragraph 6. For purposes of this Plan, unless the Committee determines otherwise, the Employees participating in the International Component will participate in a separate Offering from the Offering in which other Employees participate, even if the dates of the applicable Option Period of each such Offering are identical. In addition, for purposes of this Plan, if the

Committee so determines, the Board may further designate additional separate Offerings under the Plan and/or Sub-Plan in which Employees or one or more Employers will participate, even if the dates of the applicable Option Period of each such Offering are identical.

(t)	“Option Period” means the six-month period that begins on the Date of Grant and ends on the Date of Exercise. The duration and timing of Option Period Periods may be changed or modified by the Committee but the Option Period cannot exceed 27 months between the Date of Grant and the Date of Exercise.

(u)	“Option Price” means 85% of the Fair Market Value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is lesser.

(v)	“Participant” means any Employee who meets the eligibility and participation requirements in paragraphs 4 and 6 below.

(w)	“Plan” means this BMC Software, Inc. 2013 Employee Stock Purchase Plan, which includes the Code Section 423(b) Component and the International Component.

(x)	“Stock” means shares of the authorized $.01 par value common stock of the Company.

(y)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z)	“Sub-Plan” means the International Employee Stock Purchase Plan or such other sub-plan established in accordance with paragraph 18.

3. Administration of the Plan.

(a)	General Statement. The Plan shall be administered by the Committee, which committee was established by the Board. With respect to certain procedural interpretations of the Plan and the day-to-day administration of the Plan, the Committee may delegate to a subcommittee, a member of the Committee, or a Senior Vice President or Vice President of Human Resources. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

(b)	Outside the United States. The Committee or its delegate may adopt rules, procedures and/or sub-plans in accordance with the provisions of paragraph 18 designed for the purpose of satisfying applicable non-U.S. laws or to achieve desired tax or other objectives in particular locations outside the United States. Unless otherwise determined by the Committee, the Employees eligible to participate in each such sub-plan will participate in a separate Offering. Such sub-plans may, but in the discretion of the Committee need not, qualify as an “employee stock purchase plan” under Section 423 of the Code.

4. Eligibility.

(a)

General Statement. Any individual who, as of a specific Date of Grant, is an Employee and has been continuously employed (including any authorized leave of absence) by the Company or any Designated Subsidiary and who made an enrollment election as an Employee for that Date of Grant during the Enrollment Period or whose enrollment election was carried over according to subparagraph 6(f) shall be eligible to participate in the Plan for the Option Period beginning on such Date of Grant, subject to the requirements of paragraph 6 and, for Employees participating in the Code Section 423(b) Component, the limitation imposed by Section 423(b) of the Code. An Employee of a Designated Subsidiary that is also a Designated Non-U.S. Affiliate under the Sub-Plan shall participate in the International Component. Employees who are located outside the U.S. may be excluded from the Plan if their participation is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Code Section 423(b) Component to violate Section 423 of the Code.

(b)	Employees Not Eligible. Any provisions of the Plan to the contrary notwithstanding, an Employee is not eligible to participate if on the Date of Grant for any Offering Period such Employee , (a) immediately after the grant of an option hereunder, would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code) or (b) is an Employee of the Company who has been designated as an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

5. Stock Subject to the Plan. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in Stock), the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 6,000,000 shares of Stock, which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. For purposes of applying the limitation set forth in the preceding sentence, any share of Stock sold pursuant to the Plan prior to an adjustment of the number of shares of Stock subject to the Plan under paragraph 12 shall be deemed to have been adjusted at the same time and in a similar manner as the adjustment to such number of shares of Stock subject to the Plan pursuant to paragraph 12. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6. Grant of Options.

(a)	General Statement. Following the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Subject to subparagraph 6(d), the number of shares subject to an option for a Participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such Participant during the Option Period in accordance with subparagraph 6(b) (or the amount of a Participant’s elected deposit, in the case of a Participant participating in the Plan through a deposit election agreement pursuant to paragraph 18(a)), divided by (ii) the Option Price of the Stock applicable to the Option Period, including fractions; provided, however, that the maximum number of shares that may be subject to an option granted to a Participant for an Option Period is 2,500 (subject to adjustment as provided in paragraph 12).

(b)	Election to Participate; Payroll Deduction Authorization.

(i) Except as provided in subparagraph 6(f) and the International Component, an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company no later than the last day of the Enrollment Period a written payroll deduction authorization (which may be delivered electronically in accordance with procedures established by the Committee) in a form prepared by the Company whereby he or she gives notice of his or her election to participate in the Plan as of the next following Date of Grant, and whereby he or she designates an integral percentage of his or her Eligible Compensation to be deducted from his or her compensation on each payment date and paid into the Plan for his or her account.

(ii) The Committee’s administrative procedures may provide that an Employee’s contributions to the Plan made pursuant to this subparagraph 6(b) will be subject to a “withholding hierarchy” for purposes of determining the amount that may be contributed to the Plan on behalf of a Participant. The

Committee may determine the order of all withholdings and deductions taken from an Eligible Employee’s compensation (e.g., for federal, state and local taxes, social security, wage garnishments, welfare plan contributions, 401(k) deferrals, amounts elected under the Plan, and similar withholdings), and an Eligible Employee’s payroll deductions made pursuant to this subparagraph 6(b) will be subject to such withholding hierarchy. As a result, such contributions to the Plan may be effectively limited to Eligible Compensation available after the application of such withholding hierarchy.

(iii) The percentage of Eligible Compensation that an Eligible Employee designates to contribute under this subparagraph 6(b) may not exceed either of the following: (i) 10% of the amount of Eligible Compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph 6(d).

(iv) Subject to the limitations set forth in Section 423 of the Code, the Committee may change the administrative procedures applicable to the processes of electing Eligible Compensation deductions or deposits, as are set forth in subparagraphs 6(b)(i) and 6(b)(ii), and such revised procedures shall apply under the Plan as if fully set forth in the Plan.

(c)	Changes in Payroll Authorization. The payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the Option Period.

(d)	$25,000 Annual Limitation. No Employee shall be granted an option under the Plan to the extent the grant of an option under the Plan would permit his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 (or such other limit as may be in effect under Section 423 of the Code (or any successor provision) from time to time) of Stock, measured at the Fair Market Value of the Stock determined at the time the option is granted, for each calendar year in which any such option granted to such Employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any amounts received from an Employee which cannot be used to purchase Stock under the Plan due to the $25,000 annual limitation set forth in this subparagraph 6(d) or the 2,500 share limitation set forth in subparagraph 6(a) shall be returned as soon as practicable.

(e)	Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation § 1.421-1(h)(2), a Participant’s elected payroll deductions shall continue. A Participant may not contribute to the Plan during an unpaid leave of absence. If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation § 1.421-1(h)(2), then such Participant’s payroll deductions for an Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a Participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 6(e), then he or she shall be considered to have terminated his or her employment and withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof. Further, notwithstanding the preceding provisions of this subparagraph 6(e), if a Participant takes a leave of absence that is described in the first or third sentence of this subparagraph 6(e) and such leave of absence exceeds the Maximum Period, then he or she shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof and terminated his or her employment for purposes of the Plan on the day immediately following the last day of the Maximum Period.

(f)

Continuing Election. Except for a Participant who contributed a specific amount of Eligible Base Compensation, a Participant who has elected to participate in the Plan pursuant to subparagraph 6(b), as applicable, as of a Date of Grant (or who has elected or was deemed to have continued to have elected to participate in the 2006 Plan pursuant to subparagraph 6(b) thereof, as applicable, for the final Date of Grant under the 2006 Plan (July 1, 2012), who takes no action to change or revoke such election on or before June 15, 2012 and with respect to all subsequent Dates of Grant under the Plan), who takes no action to change or revoke his or her election on or before the date that is 15 days before any such respective Date of Grant shall be deemed to have made the same election (or, if applicable, an initial election under this Plan), including the same attendant payroll deduction authorization or deposit election agreement, as applicable, for such next following and/or subsequent Date(s) of Grant as was in effect for the Date of Grant for which he or she made (or was deemed to have made, as applicable) such election to participate, subject to 6(b)(i) of the Plan

7. Exercise of Options.

(a)	General Statement. Subject to the limitations contained herein, each Eligible Employee who is a Participant in the Plan automatically and without any act on his or her part shall be deemed to have exercised his or her option on each Date of Exercise to the extent that the cash balance then in his or her account under the Plan is sufficient to purchase at the Option Price whole and fractional shares of Stock.

(b)	Delivery of Shares. As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee instructions for electronic delivery of the total number of shares of Stock respecting exercised options in the aggregate (for both whole and fractional shares) of all of the Eligible Employees who participated in the Option Period ending on such Date of Exercise. Such custodian shall keep accurate records of the beneficial interests of each Eligible Employee in the shares of Stock purchased by such Eligible Employee under the Plan and shall provide each Eligible Employee with such periodic statements as may be directed by the Committee reflecting all activity in the Eligible Employee’s account. In the event the Company is required to obtain from any commission or agency authority to deliver any such shares of Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares of Stock shall relieve the Company from liability to any Participant in the Plan except to return to him or her the amount of the balance in his or her account.

8. Withdrawal from the Plan.

(a)	General Statement. Any Participant may withdraw in whole from the Plan at any time prior to the first day of the payroll period that includes the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely provide notice of withdrawal by following the electronic or other procedures prescribed by the Committee or its delegate. The Company, promptly following the date when notice of withdrawal is timely provided, shall refund to the Participant the amount of the cash balance in his or her account under the Plan; and thereupon, automatically and without any further act on his or her part, his or her payroll deduction authorization and his or her interest in unexercised options under the Plan shall terminate.

(b)	Eligibility Following Withdrawal. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he or she withdrew (provided that he or she is otherwise eligible to participate in the Plan at such time).

9. Termination of Employment. If the employment of a Participant terminates for any reason, his or her participation in the Plan automatically and without any act on his or her part shall terminate as of the date of the termination of his or her employment. The Company shall promptly refund to him or her any cash balance in his or her account under the Plan, and thereupon his or her interest in unexercised options under the Plan shall terminate. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Subsidiaries or between Designated Subsidiaries and the Company, and the Committee may establish termination-of-employment procedures that are independent of similar rules established under other benefit plans of the Company and its Subsidiaries; provided that such procedures for the Code Section 423(b) Component are not in conflict with the requirements of Section 423 of the Code.

10. Restriction Upon Assignment of Option. An option granted under the Plan shall not be transferable. Each option shall be exercisable, during his or her lifetime, only by the Employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an Employee of his or her option or of any rights under his or her option.

11. No Rights of Stockholder Until Stock Issued. With respect to shares of Stock subject to an option, a Participant shall not be deemed to be a stockholder, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder upon, but not until, electronic delivery of shares has been made on his or her behalf following exercise of his or her option. With respect to a Participant’s Stock held by the custodian pursuant to subparagraph 7(b), the custodian shall, as soon as practicable, pay the Participant any cash dividends attributable thereto and shall, in accordance with procedures adopted by the custodian and the Committee, facilitate the Participant’s voting rights attributable thereto.

12. Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares, or other similar change, appropriate action will be taken by the Board to adjust accordingly the number of shares subject to the Plan and the number and Option Price of shares subject to options outstanding under the Plan.

In the event of a proposed sale of all or substantially all of the assets, property or stock of the Company, a reorganization, merger or consolidation of the Company with or into one or more corporations, or a dissolution or liquidation of the Company, unless a successor corporation or a parent or subsidiary thereof assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Board prior to the effective date of such sale, reorganization, merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire.

13. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his or her account under the Plan.

14. Term of the Plan. The Plan shall be effective for the Option Period beginning January 1, 2013 subject to the prior adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate. If not sooner terminated under the provisions of paragraph 15, the Plan shall terminate (and no further options shall be granted, and no further shares of Stock shall be sold) after all of the shares of Stock subject to the Plan, as provided in paragraph 5, have been sold pursuant to options granted under the Plan.

15. Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any option theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, extend the term of the Plan, cause options issued under the Code Section 423(b) Component to fail to meet the requirements of employee stock purchase options as defined in Section 423 of the Code, or otherwise modify the requirements as to eligibility for participation in the Plan without the approval of the stockholders of the Company.

16. Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the BMC Software, Inc. Securities Trading Policy, as the same may be amended from time to time.

17. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

18. Rules for Non-U.S. Jurisdictions.

(a)	General Statement. Notwithstanding any provisions to the contrary in the Plan, the Committee may adopt such rules, procedures and/or sub-plans relating to the operation and administration of the Plan as it deems necessary or desirable to accommodate the specific requirements of local laws or procedures in jurisdictions outside the United States and/or to enable Participants to be eligible for favorable tax treatment in jurisdictions outside the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations or agreement to pay payroll, social insurance, fringe benefit or other taxes, withholding procedures and handling of stock certificates which vary by jurisdiction.

(b)	Participant Employers. The Committee may also adopt rules, procedures and/or sub-plans applicable to particular Employers, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of paragraphs 5 and 15, but otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423 of the Code, the purchase of shares under such sub-plans shall not be considered to comply with Section 423 of the Code.

19. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2012 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under the section above titled “Proposal One—Election of Directors” of this proxy statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Robert E. Beauchamp	BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042
Jon E. Barfield	c/o BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042
Gary L. Bloom	MarkLogic Corporation, 999 Skyway Rd # 200, San Carlos, CA 94070
Meldon K. Gafner	c/o BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042
Mark J. Hawkins	Autodesk, Inc., 111 McInnis Parkway, San Rafael, CA 94903
Stephan A. James	c/o BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042
P. Thomas Jenkins	Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada, N2L 0A1
Louis J. Lavigne, Jr.	c/o BMC Software, Inc., 2101 CityWest Blvd., Houston, TX 77042
Kathleen A. O’Neil	Liberty Street Advisors LLC, 271 Riverside Avenue, Riverside, CT 06878
Tom C. Tinsley	General Atlantic Partners, 55 East 52nd Street, Floor 32, New York, NY 10055

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is BMC Software, Inc., 2101 CityWest Boulevard, Houston, Texas 77042.

Name	Title
Robert E. Beauchamp	Chairman, President and Chief Executive Officer
Stephen B. Solcher	Senior Vice President, Chief Financial Officer
Kia Behnia	Senior Vice President, Chief Technology Officer
Patrick K. Tagtow	Senior Vice President, General Counsel and Secretary
Derrick Vializ	Vice President, Investor Relations

Information Regarding Ownership of Company Securities By Participants

The amount of the Company’s securities beneficially owned by each Participant, other than Messrs. Tagtow and Vializ, as of June 4, 2012, including the number of securities for which beneficial ownership can be acquired within 60 days of such date are set forth in the section titled “Security Ownership of Management” of this proxy statement as of June 4, 2012.

As of June 4, 2012:

•

Mr. Tagtow owned 2,199 shares of our Common Stock, including 31,750 shares issuable upon exercise of options exercisable within 60 days of June 4, 2012 and 8,191 shares issuable pursuant to RSUs vesting within 60 days of June 4, 2012 under the Company’s equity plans.

•

Mr. Vializ owned 4,964 shares of our Common Stock, including 38,542 shares issuable upon exercise of options exercisable within 60 days of June 4, 2012 and 9,766 shares issuable pursuant to RSUs vesting within 60 days of June 4, 2012 under the Company’s equity plans.

Except as described in this proxy statement, shares of the Company’s Common Stock owned of record by each Participant are also beneficially owned by such Participant.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Information Regarding Transactions in Company’s Securities by Participants

May 1, 2010 – June 4, 2012

Name	Transaction Date	# of Shares	Transaction Description
Jon E. Barfield	07-21-2010	7,893	Acquisition – Award of restricted stock units
	09-09-2010	8,485	Disposition – Open market sale
	07-21-2011	5,454	Acquisition – Award of restricted stock units
	02-15-2012	7,893	Disposition – Open market sale
Robert E. Beauchamp	05-03-2010	25,833	Acquisition/Disposition – Stock options exercised and sold
	05-10-2010	12,029	Disposition – Surrender of shares for tax withholding
	05-18-2010	9,022	Disposition – Surrender of shares for tax withholding
	05-20-2010	15,728	Acquisition/Disposition – Stock options exercised and sold
	06-01-2010	25,833	Acquisition/Disposition – Stock options exercised and sold
	06-07-2010	10,571	Disposition – Surrender of shares for tax withholding
	06-07-2010	121,083	Acquisition – Award of restricted stock units
	06-08-2010	15,511	Disposition – Surrender of shares for tax withholding
	06-09-2010	18,429	Disposition – Open market sale
	06-10-2010	27,042	Disposition – Open market sale
	06-15-2010	20,971	Disposition – Open market sale
	06-15-2010	5,832	Disposition- Surrender of shares for tax withholding
	06-17-2010	10,168	Disposition – Open market sale

Name	Transaction Date	# of Shares	Transaction Description
	07-01-2010	25,833	Acquisition/Disposition – Stock options exercised and sold
	08-02-2010	25,833	Acquisition/Disposition – Stock options exercised and sold
	08-18-2010	9,022	Disposition – Surrender of shares for tax withholding
	08-20-2010	12,910	Disposition – Surrender of shares for tax withholding
	08-20-2010	27,083	Forfeiture – Performance-based shares
	08-23-2010	15,728	Disposition – Open market sale
	08-24-2010	22,507	Disposition – Open market sale
	09-01-2010	25,834	Acquisition/Disposition – Stock options exercised and sold
	10-01-2010	25,834	Acquisition/Disposition – Stock options exercised and sold
	11-01-2010	25,834	Acquisition/Disposition – Stock options exercised and sold
	11-18-2010	9,022	Disposition – Surrender of shares for tax withholding
	11-22-2010	15,728	Disposition – Open market sale
	12-01-2010	25,834	Acquisition/Disposition – Stock options exercised and sold
	12-06-2010	48,815	Acquisition – Award of restricted stock units
	12-06-2010	48,361	Acquisition – Award of performance-based market stock units
	12-07-2010	14,181	Disposition – Surrender of shares for tax withholding
	02-18-2011	7,060	Disposition – Surrender of shares for tax withholding
	04-01-2011	17,690	Disposition – Open market sale
	05-09-2011	15,237	Forfeiture – Performance-based shares
	05-09-2011	15,588	Disposition – Surrender of shares for tax withholding
	05-18-2011	9,022	Disposition – Surrender of shares for tax withholding
	05-20-2011	15,728	Disposition – Open market sale
	06-06-2011	59,558	Acquisition – Award of restricted stock units
	06-06-2011	10,571	Disposition – Surrender of shares for tax withholding
	06-06-2011	53,885	Acquisition – Award of performance-based market stock units
	06-07-2011	14,712	Disposition – Surrender of shares for tax withholding
	06-08-2011	18,429	Disposition – Open market sale
	06-08-2011	15,511	Disposition – Surrender of shares for tax withholding
	06-09-2011	25,649	Disposition – Open market sale
	07-01-2011	27,042	Disposition – Open market sale
	07-01-2011	27,175	Disposition – Open market sale
	08-18-2011	9,022	Disposition – Surrender of shares for tax withholding
	08-22-2011	15,728	Disposition – Open market sale
	08-22-2011	14,682	Disposition – Surrender of shares for tax withholding
	08-22-2011	22,222	Forfeiture – Performance-based shares
	09-01-2011	12,798	Disposition – Open market sale
	10-03-2011	12,798	Disposition – Open market sale

Name	Transaction Date	# of Shares	Transaction Description
	10-03-2011	16,667	Acquisition/Disposition – Stock options exercised and sold
	11-02-2011	16,667	Acquisition/Disposition – Stock options exercised and sold
	11-07-2011	47,886	Acquisition – Award of restricted stock units
	11-07-2011	85,802	Acquisition – Award of performance-based market stock units
	12-01-2011	16,666	Acquisition/Disposition – stock options exercised and sold
	12-06-2011	5,931	Disposition – Surrender of shares for tax withholding
	12-07-2011	14,181	Disposition – Surrender of shares for tax withholding
	05/14/2012	66,925	Acquisition – Award of restricted stock units
	05/14/2012	61,756	Acquisition – Award of performance-based market stock units
Gary L. Bloom	07-21-2010	7,893	Acquisition – Award of restricted stock units
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Meldon K. Gafner	07-21-2010	7,893	Acquisition – Award of restricted stock units
	09-03-2010	30,000	Acquisition/Disposition – Stock options exercised and sold
	09-03-2010	20,000	Acquisition/Disposition – Stock options exercised and sold
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Mark J. Hawkins	05-17-2010	1,355	Acquisition – Award of restricted stock units
	07-21-2010	7,893	Acquisition – Award of restricted stock units
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Stephan A. James	05-17-2010	1,355	Acquisition – Award of restricted stock units
	07-21-2010	7,893	Acquisition – Award of restricted stock units
	07-21-2011	5,454	Acquisition – Award of restricted stock units
	11-03-2011	2,827	Acquisition – Open market purchase of stock
P. Thomas Jenkins	07-21-2010	7,893	Acquisition – Award of restricted stock units
	06-10-2011	8,485	Disposition – Open market sale
	06-10-2011	5,000	Disposition – Open market sale
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Louis J. Lavigne, Jr.	07-21-2010	7,893	Acquisition – Award of restricted stock units
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Kathleen A. O’Neil	07-21-2010	7,893	Acquisition – Award of restricted stock units
	08-11-2010	10,000	Acquisition/Disposition – Stock options exercised and sold
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Tom C. Tinsley	07-21-2010	7,893	Acquisition – Award of restricted stock units
	11-15-2010	1,670	Disposition – Gift of shares
	05-12-2011	20,000	Acquisition/Disposition – Stock options exercised and sold
	05-12-2011	8,485	Disposition – Open market sale
	05-17-2011	1,300	Disposition – Gift of shares
	07-21-2011	5,454	Acquisition – Award of restricted stock units
Kia Behnia	06-07-2010	2,320	Disposition – Surrender of shares for tax withholding

Name	Transaction Date	# of Shares	Transaction Description
	06-07-2010	18,000	Acquisition – Award of restricted stock units
	12-06-2010	28,800	Acquisition – Award of restricted stock units
	12-06-2010	4,482	Disposition – Surrender of shares for tax withholding
	02-07-2011	16,495	Acquisition – Award of restricted stock units
	06-06-2011	10,070	Acquisition – Award of restricted stock units
	06-06-2011	11,538	Acquisition – Award of restricted stock units
	06-13-2011	11,983	Disposition – Open market sale
	06-15-2011	2,331	Disposition – Open market sale
	07-15-2011	2,000	Disposition – Open market sale
	11-07-2011	20,996	Acquisition – Award of restricted stock units
	11-07-2011	23,741	Acquisition – Award of performance-based market stock units
	12-06-2011	4,482	Disposition – Surrender of shares for tax withholding
	12-07-2011	2,179	Disposition – Surrender of shares for tax withholding
	02-07-2011	2,115	Disposition – Surrender of shares for tax withholding
	02-21-2012	917	Disposition – Surrender of shares for tax withholding
	05-14-2012	17,078	Acquisition – Award of restricted stock units
	05-14-2012	15,759	Acquisition – Award of performance-based market stock units
	05-18-2012	7,882	Acquisition – Stock options exercised
	05-18-2012	5,475	Disposition – Surrender of shares to cover exercise price
Stephen B. Solcher	05-10-2010	1,937	Disposition – Surrender of shares for tax withholding
	06-07-2010	3,828	Disposition – Surrender of shares for tax withholding
	06-07-2010	28,253	Acquisition – Award of restricted stock units
	06-08-2010	3,620	Disposition – Surrender of shares for tax withholding
	06-15-2010	3,135	Disposition – Surrender of shares for tax withholding
	07-01-2010	10,000	Disposition – Open market sale
	07-01-2010	17,500	Acquisition/Disposition – Stock options exercised and sold
	10-01-2010	17,500	Acquisition/Disposition – Stock options exercised and sold
	10-01-2010	10,000	Disposition– Open market sale
	12-06-2010	11,390	Acquisition – Award of restricted stock units
	12-06-2010	11,284	Acquisition – Award of performance-based market stock units
	12-07-2010	3,309	Disposition – Surrender of shares for tax withholding
	01-03-2011	8,523	Disposition – Open market sale
	01-03-2011	5,768	Disposition – Open market sale
	01-03-2011	1,286	Acquisition/Disposition – Stock options exercised and sold

Name	Transaction Date	# of Shares	Transaction Description
	01-03-2011	8,714	Acquisition/Disposition – Stock options exercised and sold
	01-03-2011	5,000	Acquisition/Disposition – Stock options exercised and sold
	01-03-2011	5,000	Acquisition/Disposition – Stock options exercised and sold
	02-22-2011	5,847	Disposition – Surrender of shares for tax withholding
	04-01-2011	13,953	Disposition – Open market sale
	04-01-2011	10,000	Acquisition/Disposition – Stock options exercised and sold
	04-01-2011	5,000	Acquisition/Disposition – Stock options exercised and sold
	04-01-2011	5,000	Acquisition/Disposition – Stock options exercised and sold
	05-09-2011	5,517	Forfeiture – Performance-based shares
	05-09-2011	5,644	Disposition – Surrender of shares for tax withholding
	06-06-2011	3,828	Disposition – Surrender of shares for tax withholding
	06-06-2011	17,097	Acquisition – Award of restricted stock units
	06-06-2011	15,468	Acquisition – Award of performance-based market stock units
	06-07-2011	3,433	Disposition – Surrender of shares for tax withholding
	06-08-2011	3,620	Disposition – Surrender of shares for tax withholding
	07-01-2011	6,672	Disposition – Open market sale
	07-01-2011	6,309	Disposition – Open market sale
	07-01-2011	5,984	Disposition – Open market sale
	07-01-2011	10,000	Acquisition/Disposition – Stock options exercised and sold
	07-01-2011	5,000	Acquisition/Disposition – Stock options exercised and sold
	07-01-2011	5,000	Acquisition/Disposition – Stock options exercised and sold
	11-07-2011	18,802	Acquisition – Award of restricted stock units
	11-07-2011	21,260	Acquisition – Award of performance-based market stock units
	12-06-2011	1,384	Disposition – Surrender of shares for tax withholding
	12-07-2011	3,309	Disposition – Surrender of shares for tax withholding
	02-21-2012	5,283	Disposition – Surrender of shares for tax withholding
	05-14-2012	19,669	Acquisition – Award of restricted stock units
	05-14-2012	18,150	Acquisition – Award of performance-based market stock units
	05-15-2012	9,839	Disposition – Open market sale
	05-15-2012	5,769	Disposition – Open market sale

Name	Transaction Date	# of Shares	Transaction Description
	05-15-2012	2,412	Disposition – Open market sale
	05-15-2012	14,517	Disposition – Open market sale
	05-15-2012	23,714	Acquisition/Disposition – Stock options exercised and sold
	05-15-2012	25,000	Acquisition/Disposition – Stock options exercised and sold
	05-15-2012	1,286	Acquisition/Disposition – Stock options exercised and sold
Patrick K. Tagtow	06-07-2010	4,900	Acquisition – Award of restricted stock units
	06-07-2010	432	Disposition – Surrender of shares for tax withholding
	06-16-2010	1,000	Disposition – Open market sale
	07-22-2010	1,663	Disposition – Open market sale
	09-16-2010	3,500	Acquisition/Disposition – Stock options exercised and sold
	09-16-2010	4,822	Disposition – Open market sale
	12-06-2010	358	Disposition – Surrender of shares for tax withholding
	12-06-2010	4,050	Acquisition – Award of restricted stock units
	12-30-2010	1,274	Disposition – Open market sale
	02-07-2011	2,062	Acquisition – Award of restricted stock units
	03-23-2011	4,000	Acquisition/Disposition – Stock options exercised and sold
	03-23-2011	4,000	Disposition – Open market sale
	03-30-2011	2,000	Disposition – Open market sale
	06-06-2011	4,300	Acquisition – Award of restricted stock units
	06-06-2011	5,566	Acquisition – Award of restricted stock units
	06-08-2011	689	Disposition – Open market sale
	06-10-2011	1,715	Disposition – Open market sale
	06-17-2011	459	Disposition – Open market sale
	07-14-2011	256	Disposition – Open market sale
	11-07-2011	12,319	Acquisition – Award of restricted stock units
	12-06-2011	358	Disposition – Surrender of shares for tax withholding
	12-07-2011	459	Disposition – Surrender of shares for tax withholding
	01-18-2012	475	Disposition – Open market sale
	02-02-2012	992	Disposition – Open market sale
	02-07-2012	211	Disposition – Surrender of shares for tax withholding
	02-15-2012	476	Disposition – Open market sale
	02-21-2012	577	Disposition – Surrender of shares for tax withholding
	03-14-2012	1,423	Disposition – Open market sale
	03-26-2012	1,274	Disposition – Open market sale
	03-26-2012	1,201	Disposition– Open market sale
	03-26-2012	2,500	Acquisition/Disposition – Stock options exercised and sold
	05-14-2012	7,407	Acquisition – Award of restricted stock units

Name	Transaction Date	# of Shares	Transaction Description
	05-14-2012	6,835	Acquisition – Award of performance-based market stock units
	05-15-2012	3,000	Acquisition/Disposition – Stock options exercised and sold
Derrick Vializ	06-07-2010	5,000	Acquisition – Award of restricted stock units
	06-07-2010	5,500	Acquisition – Award of restricted stock units
	06-07-2010	441	Disposition – Surrender of shares for tax withholding
	06-07-2010	485	Disposition – Surrender of shares for tax withholding
	08-09-2010	3,500	Disposition - Open market sale
	12-06-2010	4,725	Acquisition – Award of restricted stock units
	12-06-2010	417	Disposition – Surrender of shares for tax withholding
	03-15-2011	2,000	Disposition – Open market sale
	06-06-2011	4,800	Acquisition – Award of restricted stock units
	08-29-2011	5,000	Disposition – Open market sale
	11-07-2011	6,999	Acquisition – Award of restricted stock units
	12-13-2011	2,100	Disposition – Open market sale
	05-14-2012	6,193	Acquisition – Award of restricted stock units

Miscellaneous Information Regarding Participants

Except as described in this Appendix B or otherwise disclosed in this proxy statement, to the Company’s knowledge:

No Participant owns any securities of the Company of record that such Participant does not own beneficially.

No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

VOTE BY INTERNET	WWW.FIRSTCOASTRESULTS.COM/BMC.HTML

Visit the Internet voting Website at http://www.firstcoastresults.com/bmc.html. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on July 24, 2012.

VOTE BY TELEPHONE	1-800-303-7885

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-303-7885, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on July 24, 2012.

VOTE BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to D.F. King & Co., Inc., c/o First Coast Results Inc./Independent Tabulator, P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you are voting by telephone or the Internet, please do not mail your proxy card.

Vote by Internet	Vote By Telephone	Vote by Mail
Access the Website and	Call Toll-Free using a	Sign and return your proxy
submit your proxy:	touch-tone telephone:	in the postage-paid
www.firstcoastresults.com/bmc.html	1-800-303-7885	envelope provided.

THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY BMC SOFTWARE,

ARE AVAILABLE FREE OF CHARGE ONLINE AT WWW.DFKING.COM/BMC

Control Number è

ê	DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL	ê

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THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE BOARD OF DIRECTORS’ DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

1.	To elect ten directors to our Board of Directors, each to serve until the next annual stockholders’ meeting and until his or her respective successor has been duly elected and qualified.
					FOR ALL		WITHHOLD ON ALL	FOR ALL EXCEPT
	Robert E. Beauchamp	Stephan A. James			☐		☐	☐
	Jon E. Barfield Gary L. Bloom Meldon K. Gafner Mark J. Hawkins	P. Thomas Jenkins Louis J. Lavigne, Jr. Kathleen A. O’Neil Tom C. Tinsley			(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.)
			FOR	AGAINST	ABSTAIN		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5 BELOW.		FOR	AGAINST	ABSTAIN
2.	To approve the BMC Software, Inc. 2013 Employee Stock Purchase Plan.		☐	☐	☐

3.	To ratify the appointment by our Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of BMC Software, Inc. for the fiscal year ending March 31, 2013.		☐	☐	☐	5.	To vote on a stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. regarding the repeal of provisions or amendments of the Company’s Amended and Restated Bylaws, as set forth in the proxy statement.		☐	☐	☐

4.	To approve executive compensation on an advisory basis.		☐	☐	☐	6.	To transact any and all other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

						Shareholder Sign Here				Date

						Shareholder (Joint Owner) Sign Here				Date

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign. When signing as Executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BMC SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

MARK, SIGN, DATE AND RETURN YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN

THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET OR TELEPHONE, MUST BE RECEIVED

NO LATER THAN 11:59 P.M., EDT, ON July 24, 2012, TO BE INCLUDED IN THE VOTING RESULTS.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

ê  MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.  ê

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WHITE PROXY CARD	BMC SOFTWARE, INC. Annual Meeting of Stockholders July 25, 2012 8:00 A.M. This proxy is solicited by the Board of Directors	WHITE PROXY CARD

The undersigned hereby appoints Patrick K. Tagtow and Christopher C. Chaffin and each of them, with or without the other, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the 2012 Annual Meeting of Stockholders of BMC Software, Inc. to be held in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261 on July 25, 2012, at 8:00 a.m., local time, and all adjournments and postponements thereof. The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting of Stockholders.

If shares of BMC Software, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such Plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of BMC Software, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

The proxy will be voted as you specify on the reverse side. If no specification is made, this proxy will be voted with respect to item (1) FOR the Board of Directors’ nominees listed, (2) FOR the BMC Software, Inc. 2013 Employee Stock Purchase Plan, (3) FOR ratification of the appointment of Ernst and Young LLP as independent registered public accounting firm of BMC Software, Inc. for the fiscal year ending March 31, 2013, (4) FOR the approval of executive compensation on an advisory basis, and (5) AGAINST the stockholder proposal submitted by Elliott Associates, L.P. and Elliott International, L.P. regarding the repeal of provisions or amendments of the Company’s Amended and Restated Bylaws, as set forth in the proxy statement, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)